Exhibit 20.1

37 CAPITAL INC.

NOTICE OF MEETING
and
MANAGEMENT INFORMATION CIRCULAR
for

ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 4, 2015

MAY 6, 2015

37 CAPITAL INC. Suite 300 - 570 Granville Street Vancouver, BC V6C 3P1 Tel: 604 681-1519

May 6, 2015

Dear Shareholders:

You are cordially invited to attend the annual and special general meeting (the “Meeting”) of the holders of Common Shares of 37 Capital Inc. (the “Company”). The Meeting will be held at Suite 300, 570 Granville Street, Vancouver, BC, commencing at 10:30 AM (Vancouver time) on Thursday, June 4, 2015.

In addition to the usual annual meeting resolutions, the purpose of the Meeting is to seek your authorization and approval for a statutory procedure known as a plan of arrangement (the ”Arrangement”). Pursuant to the Arrangement, each issued and outstanding common share of the Company will be exchanged for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share of the Company.

All of the Class 1 Reorganization Shares will be transferred by shareholders to a wholly-owned subsidiary of the Company, 27 Red Capital Inc. (“Spinco1”), a private British Columbia company, in exchange for common shares of Spinco1 on a one-for-one and pro-rata basis. The Company will redeem all of the Class 1 Reorganization Shares by the transfer to Spinco1 of an amount equal to $0.02 per Class 1 Reorganization Share, payable half in cash and half in a promissory note. By way of example, if there are 2,000,000 common shares of the Company issued and outstanding on the effective date of the Arrangement, the Company will issue 2,000,000 New Common Shares and 2,000,000 Class 1 Reorganization Shares to the shareholders of the Company on a pro-rata basis. Shareholders of the Company would then exchange their 2,000,000 Class 1 Reorganization Shares for 2,000,000 common shares of Spinco1. The Company would then redeem the 2,000,000 Class 1 Reorganization Shares from Spinco1 by payment of $20,000 cash and the issuance of a $20,000 promissory note.

Further, all of the Class 2 Reorganization Shares will be transferred by shareholders to a wholly-owned subsidiary of the Company, 4 Touchdowns Capital Inc. (“Spinco2”), a private British Columbia company, in exchange for common shares of Spinco2 on a one-for-one and pro rata basis. The Company will redeem all of the Class 2 Reorganization Shares by the transfer to Spinco2 of an amount equal to $0.02 per Class 2 Reorganization Share, payable half in cash and half in a promissory note.

As a result of the Arrangement, holders of common shares of the Company will end up holding an equal amount of common shares in each of the Company, Spinco1 and Spinco2. Each of Spinco1 and Spinco2 will hold working capital transferred to it by the Company and a promissory note for the same amount. The Company will retain its remaining assets and working capital. At the effective time of the Arrangement, shareholders of the Company will also hold 100%, of the issued and outstanding common shares of Spinco1 and Spinco2.

The purpose of the Arrangement is to restructure the Company by creating Spinco1 and Spinco2 which will each become a reporting issuer in the Provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement. The Company believes this will be beneficial to the shareholders of the Company, as it is intended that each of Spinco1 and Spinco2 will enter into a definitive agreement to acquire a business upon completion of the Arrangement.

As described above, on the Effective Date of the Arrangement, which is expected to be in June, 2015, your common shares of the Company will be exchanged for the same number of new common shares of the Company and, through a series of steps, the same number of common shares of each of Spinco1 and Spinco2. Application will be made to, or consent will be obtained from, the Canadian Securities Exchange (“Exchange”) to list the New Common Shares of the Company in place of the existing Common Shares.

The Arrangement is subject to such listing being obtained, however there is no assurance that a public market will continue in the new common shares of the Company or that there will be a public market for the common shares of Spinco1 or Spinco2 after the Arrangement. This is explained in more detail in the information circular for the Meeting which accompanies this letter.

The Board of Directors of the Company unanimously believes that the Arrangement is in the best interests of the Company and its shareholders, and unanimously recommends that you vote in favour of the resolutions relating to this transaction. Without the prescribed approval of the holders of common shares of the Company, which is approval by two-thirds of the votes cast at the Meeting, the proposed Arrangement cannot take place. It should be noted that the Arrangement also requires the approval of the Supreme Court of British Columbia and approval or consent of the Exchange.

Details of the Arrangement and its effects are contained in the information circular accompanying this letter, and reference should be made to that document for complete information.

It is important that your shares be represented at the Meeting. Whether or not you are able to attend in person, your representation will be assured if you complete, sign and date the enclosed proxy form and return it in the envelope provided.

Yours sincerely,

“Bedo H. Kalpakian”

Bedo H. Kalpakian
President, CEO, CFO and Director
37 Capital Inc.

37 CAPITAL INC.

NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING
OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special general meeting (the “Meeting”) of shareholders of 37 Capital Inc. (the “Company”) will be held at Suite 300, 570 Granville Street, Vancouver, BC, on Thursday, June 4, 2015, at the hour of 10:30 AM (Vancouver time) for the following purposes:

1.	To receive the financial statements of the Company for the fiscal year ended December 31, 2014, and the report of the auditors thereon.
2.	To set the number of directors for the ensuing year at four.
3.	To elect directors.
4.	To appoint auditors and to authorize the directors to fix the remuneration of the auditors.
5.	To consider and, if thought fit, pass a resolution approving the Company’s incentive stock option plan, as more particularly described in the accompanying information circular (the “Circular”).
6.	Pursuant to an order (the “Interim Order”) dated May 6, 2015, of the Supreme Court of British Columbia to consider and, if thought fit, pass a resolution (the ”Arrangement Resolution”) to approve an arrangement (the “Arrangement”) under section 288 of the Business Corporations Act (British Columbia) involving the Company, Spinco1 and Spinco2, the full text of which resolution is set out in Schedule A to, and all as more particularly described in, the Circular.
7.	To consider other matters, including without limitation such amendments or variations to any of the foregoing resolutions, as may properly come before the Meeting or any adjournment thereof.

The texts of the Arrangement Resolution and the agreement in respect of the Arrangement are set forth in Schedule A and Schedule B, respectively, to the Circular.

Only holders of record of common shares of the Company at the close of business on April 30, 2015, will be entitled to vote in respect of the matters to be voted on at the Meeting or any adjournment thereof.

Your vote is important regardless of the number of common shares of the Company you own. Shareholders who are unable to attend the Meeting in person are asked to sign, date and return the enclosed form of proxy relating to the common shares of the Company held by them in the envelope provided for that purpose.

To be effective, the proxy must be duly completed and signed and then deposited with either the Company’s registrar and transfer agent, Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 before 10:30 AM (Vancouver time) on June 2, 2015, or if the Meeting is adjourned or postponed, before 10:30 AM (Vancouver time) on the day that is at least two business days preceding the date of the reconvening of any adjourned or postponed meeting.

Pursuant to the Interim Order, holders of common shares of the Company have been granted the right to dissent against the Arrangement Resolution and to be paid the fair value of their common shares of the Company in respect of the Arrangement Resolution in accordance with the terms of the Interim Order and section 238 of the Business Corporations Act (British Columbia). This right is described in the Circular under the heading “Rights of Dissent”. Registered shareholders have the right to dissent with respect to the Arrangement Resolution and if the Arrangement Resolution becomes effective, to be paid the fair value of their common shares in accordance with the provisions of sections 237 to 247 of the Business Corporations Act (British Columbia) (the “BCBCA”) as modified by the Interim Order, Final Order and the Plan of Arrangement. These dissent rights are described in the accompanying Circular and a copy of the dissent rights are attached as Schedule E to the Circular. Failure to strictly comply with the requirements set forth in sections 237 to 247 of the BCBCA as may be modified by the Interim Order, Final Order and the Plan of Arrangement may result in the loss or unavailability of the right of dissent. A dissenting shareholder must send a written objection to the Arrangement Resolution, which written objection must be received by the Company at their registered office of Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3.

Persons who are beneficial owners of common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered shareholders are entitled to dissent. Accordingly, a beneficial owner of common shares seeking to exercise the right to dissent must make arrangements for the common shares beneficially owned by such holder to be registered in the holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by or, alternatively, make arrangements for the registered holder of such common shares to dissent on behalf of the holder. The right to dissent is not available to holders of options or warrants of the Company.

DATED at Vancouver, British Columbia, this 6th day of May, 2015.

37 Capital Inc.

BY ORDER OF THE BOARD

Per: “Bedo H. Kalpakian”
Bedo H. Kalpakian
President, CEO, CFO and Director

INFORMATION CIRCULAR

May 6, 2015

TABLE OF CONTENTS

Page

SUMMARY OF INFORMATION CIRCULAR	1
The Meeting	1
The Arrangement	1
Approval by and Recommendation of the Board of Directors	2
Required Approvals	3
Dissenting Shareholders Rights on Arrangement	4
Summary of Canadian Federal Income Tax Considerations About the Arrangement for Shareholders	4
Investment Considerations	5
Applications to the Exchange	5
Failure to Complete Arrangement	5
GLOSSARY OF TERMS	6
GENERAL INFORMATION FOR MEETING	9
Solicitation of Proxies	9
Appointment and Revocation of Proxy	9
Voting of Shares and Exercise of Discretion of Proxies	11
Voting Shares and Principal Holders Thereof	12
EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Compensation Discussion and Analysis	14
Share-based and Option-based Awards	15
Director Compensation	17
Director Compensation Table	17
Share-Based Awards, Options-Based Awards and Non-Equity Incentive Plan Compensation	18
Incentive Plan Awards - Value Vested or Earned During the Year	18
MANAGEMENT CONTRACTS	19
Securities Authorized for Issuance under Equity Compensation Plans	19
Equity Compensation Plan Information	19
Audit Committee Charter	20
Corporate Governance Disclosure	20
Indebtedness of Directors and Senior Officers	20
Interest of Certain Persons or Companies in Matters to be Acted Upon	20
Interest of Informed Persons in Material Transactions	20
ANNUAL MEETING Business	21
Financial Statements	21
Appointment of Auditor	21
Number of Directors	21
Election of Directors	21
Approval of Incentive Stock Option Plan	23
The Arrangement	26
Purpose of the Arrangement	26
Proposed Timetable for Arrangement	26
Details of the Arrangement	27
Fairness of Arrangement	28
Recommendations of Board of Directors	29
Corporate Structure	29
Plan of Arrangement and Conditions to the Arrangement Becoming Effective	30
Required Approvals	31
Amendment and Termination of the Arrangement Agreement	32
Failure to Complete Arrangement	32
Delivery of Share Certificates	33
U.S. Securities Laws	33
Stock Exchange Listing	35
Canadian Federal Income Tax Considerations About the Arrangement for Shareholders	36
Holders Resident in Canada	37
Alternative Minimum Tax on Individuals	41
Holders Not Resident in Canada	41
No U.S. Legal Opinion or IRS Ruling	43
Rights of Dissent	43
INFORMATION CONCERNING THE COMPANY	44
Description of the Business	45
Recent Developments	46
Selected Financial Information	46
Management’s Discussion and Analysis	47
Directors and Officers	48
Description of Share Capital	48
Options to Purchase Shares	49
Prior Sales	49
Stock Exchange Price	49
Auditors and Registrar and Transfer Agent	50
Legal Proceedings	50
Material Contracts	50
Risk Factors	50
INFORMATION CONCERNING SPINCO1	51
Description of Business of Spinco1	52
Available Funds and Principal Purposes for Use	52
Directors and Officers	52
Share Capital	53
Options to Purchase Shares	53
Dividend Record	53
Prior Sales	53
Auditors and Registrar and Transfer Agent	53
Legal Proceedings	54
Material Contracts	54
Risk Factors	54
INFORMATION CONCERNING SPINCO2	56
Description of Business of Spinco2	56
Available Funds and Principal Purposes for Use	57
Directors and Officers	57
Share Capital	57
Options to Purchase Shares	57
Dividend Record	58
Prior Sales	58
Auditors and Registrar and Transfer Agent	58
Legal Proceedings	58
Material Contracts	58
Risk Factors	58
Additional Information	61
APPROVAL BY THE BOARD OF DIRECTORS	61

CERTIFICATE OF 27 RED CAPITAL INC. C-2

CERTIFICATE OF 4 TOUCHDOWNS CAPITAL INC. C-3

SCHEDULES:

Schedule A	-	37 CAPITAL INC. ARRANGEMENT RESOLUTION
Schedule B	-	ARRANGEMENT AGREEMENT
Schedule C	-	PETITION and INTERIM ORDER
Schedule D	-	NOTICE OF HEARING
Schedule E	-	PROCEDURE TO EXERCISE RIGHT OF DISSENT UNDER THE BCA
Schedule F	-	PRO FORMA FINANCIAL STATEMENTS FOR 37 CAPITAL INC.
Schedule G	-	AUDITED FINANCIAL STATEMENTS FOR 27 RED CAPITAL INC.
Schedule H	-	AUDITED FINANCIAL STATEMENTS FOR 4 TOUCHDOWNS CAPITAL INC.
Schedule I	-	FORM 52-110F2 AUDIT COMMITTEE DISCLOSURE AND CHARTER
Schedule J	-	CORPORATE GOVERNANCE DISCLOSURE
Schedule K	-	STOCK OPTION PLAN

SUMMARY OF INFORMATION CIRCULAR

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Circular, the Arrangement Agreement and Plan of Arrangement attached as Schedule B to this Circular, the pro forma financial statements attached as Schedule F to this Circular and the audited financial statements of Spinco1 and Spinco2 attached as Schedule G and Schedule H, respectively, to this Circular. Capitalized terms used in this summary and elsewhere in this Circular and not otherwise defined are defined in the “Glossary of Terms” which follows this summary.

References in this Circular to a fiscal or financial year are to the year ended December 31, 2014. References in this Circular are to Canadian dollars unless otherwise indicated.

The Meeting

The Meeting will be held at Suite 300, 570 Granville Street, Vancouver, BC V6C 3P1, on June 4, 2015, commencing at the hour of 10:30 AM (Vancouver time).

At the Meeting, Shareholders will be asked to set the number of directors (see “Annual Meeting Business – Number of Directors” beginning on page 21), elect directors (see “Annual Meeting Business - Election of Directors” beginning on page 21), appoint its auditor (see “Annual Meeting Business - Appointment of Auditor” beginning on page 21) and approve the Option Plan (see “Annual Meeting Business – Approval of Incentive Stock Option Plan” beginning on page 23). Shareholders will also be asked to consider, and if deemed advisable, approve the Arrangement Resolution authorizing the Arrangement, and to consider such other matters as may properly come before the Meeting.

The Arrangement

The purpose of the Arrangement is to restructure the Company by creating two companies, Spinco1 and Spinco2, as new companies, which will become reporting issuers in the Provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement. The Company believes this will be beneficial to the shareholders of the Company, as it is intended that each of Spinco1 and Spinco2 will enter into definitive agreements to acquire a business upon completion of the Arrangement. Management also believes that by creating these new companies and providing Shareholders with an interest in each of Spinco1 and Spinco2, shareholder value will be enhanced.

By resolution dated April 30, 2015, the Board of Directors approved the Arrangement and authorized the making of an application to the Court for the calling of the Meeting. Provided all conditions to implement the Arrangement are satisfied, the appropriate votes of Shareholders’ authorizing the implementation of the Arrangement are obtained and the Final Court Order is obtained, the following steps will occur as an arrangement as contemplated in 288 of the BCA, one immediately after the other:

(a)	The Company will alter its share capital by creating an unlimited number of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, and will attach rights and restrictions to the New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares.
(b)	Each issued and outstanding Common Share (other than Common Shares held by Dissenting Shareholders) will be exchanged with Shareholders for one New Common
1

Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share, and the Common Shares will be cancelled.

(c)	All of the Class 1 Reorganization Shares will be transferred by Shareholders to Spinco1 in exchange for Spinco1 Common Shares on a one-for-one basis. Spinco1 will not issue any fractional Spinco1 Common Shares, and any fractional Spinco1 Common Shares resulting from the exchange will be cancelled.
(d)	All of the Class 2 Reorganization Shares will be transferred by Shareholders to Spinco2 in exchange for Spinco2 Common Shares on a one-for-one basis. Spinco2 will not issue any fractional Spinco2 Common Shares, and any fractional Spinco2 Common Shares resulting from the exchange will be cancelled.
(e)	The Company will redeem all of the Class 1 Reorganization Shares from Spinco1 and will satisfy the redemption amount of such shares by the transfer to Spinco1 of an amount equal to $0.02 per Class 1 Reorganization Share payable half in cash and half in a promissory note.
(f)	The Company will redeem all of the Class 2 Reorganization Shares from Spinco2 and will satisfy the redemption amount of such shares by the transfer to Spinco2 of an amount equal to $0.02 per Class 2 Reorganization Share payable half in cash and half in a promissory note.

As a result of the Arrangement, holders of common shares of the Company will end up holding an equal amount of common shares in each of the Company, Spinco1 and Spinco2. Each of Spinco1 and Spinco2 will hold working capital transferred to it by the Company and a promissory note for the same amount. The Company will retain its remaining assets and working capital. At the effective time of the Arrangement, shareholders of the Company will also hold 100%, of the issued and outstanding common shares of Spinco1 and Spinco2.

Approval by and Recommendation of the Board of Directors

By resolution dated April 30, 2015, the Board of Directors unanimously approved the Arrangement subject to certain conditions, and authorized submission of the Arrangement to the Shareholders for consideration and approval and to the Court for approval.

The decision of the Board of Directors to approve the Arrangement for submission to the Shareholders and to the Court was reached after consideration of a number of factors, including the following:

1.	Under the terms of the Arrangement, all participating Shareholders will be treated equally.
2.	The Arrangement will benefit Shareholders generally through providing them with ownership positions in:
(a)	Spinco1, a new company that is intended to be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec, which will have an amount of working capital equal to the number of Class 1 Reorganization Shares redeemed in the Arrangement multiplied by $0.02 per Class 1 Reorganization Share, half of which will be paid in cash and half of which will be evidenced by a promissory note;
2
(b)	Spinco2, a new company that is intended to be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec, which will have an amount of working capital equal to the number of Class 2 Reorganization Shares redeemed in the Arrangement multiplied by $0.02 per Class 2 Reorganization Share, half of which will be paid in cash and half of which will be evidenced by a promissory note; and
(c)	A continuing interest in the Company, which is retaining ownership of its current assets and remaining working capital.
3.	The Arrangement must be approved by two-thirds of the votes cast at the Meeting by Shareholders and by the Court which, the Company is advised, will consider, among other things, the fairness of the Arrangement to Shareholders (see “The Arrangement – Plan of Arrangement and Conditions to the Arrangement Becoming Effective” beginning on page 30).
4.	The availability of rights of dissent to registered Shareholders with respect to the Arrangement.

See “The Arrangement – Recommendations of Board of Directors” beginning on page 29 for other factors considered by the Board of Directors in reaching its decision.

The Board of Directors has unanimously concluded that the Arrangement is in the best interests of the Company and fair to all Shareholders and recommends that all Shareholders vote in favour of the Arrangement Resolution, thereby approving the implementation of the Arrangement. Implementation of the Arrangement is subject to fulfillment of certain conditions. See “The Arrangement – Plan of Arrangement and Conditions to the Arrangement Becoming Effective” beginning on page 30.

Required Approvals

Shareholder Approval

In order for the Arrangement to be implemented, the Arrangement Resolution must be passed, with or without variation, by at least two-thirds of the votes cast in respect of the Arrangement Resolution by Shareholders present or voting by proxy at the Meeting.

Court Approval

The Arrangement requires Court approval under the BCA. Prior to the mailing of this Circular, the Interim Order was obtained from the Court providing for the calling and holding of the Meeting and certain other procedural matters. Following approval of the Arrangement by the Shareholders at the Meeting, the Company will apply to the Court for the Final Order. The Petition and Notice of Interim Order are attached as Schedule C and the Notice of Hearing attached as Schedule D to this Circular. It is anticipated that the Company will make application to the Court for the Final Order at 10:30 AM (Vancouver time) on or about June 12, 2015, or as soon thereafter as counsel may be heard. Shareholders and interested parties have the right to appear at such hearing and present evidence. See “The Arrangement – Court Approval of Arrangement” beginning on page 31.

Exchange Approval

The Exchange may require approval or notification of the arrangement and the listing of the New Common Shares. In this regard, the Company intends to apply to the Exchange, or to notify the Exchange regarding the listing of the New Common Shares in place of the existing Common Shares upon

3

implementation of the Arrangement, subject to the fulfillment of the usual requirements of the Exchange. The approval or consent of the Exchange is a condition of the Arrangement proceeding. As of the date hereof, the Exchange has not provided its approval or consent of the Arrangement or the listing of the New Common Shares.

Dissenting Shareholders’ Rights on Arrangement

A Shareholder has the right to dissent in respect of the Arrangement and to be paid the fair value for its Common Shares by the Company, however dissent rights procedures must be strictly followed. See the description under “Rights of Dissent”, and the relevant sections of the BCA which have been reproduced in Schedule E to this Circular.

Summary of Canadian Federal Income Tax Considerations About the Arrangement for Shareholders

The following is a brief, general summary of the principal Canadian federal income tax considerations under the ITA generally applicable to Shareholders who, for the purposes of the ITA and at all relevant times, are resident in Canada, and who: (a) are not exempt from Canadian federal income tax; (b) hold their Common Shares as capital property; (c) are not affiliated with the Company, Spinco1 or Spinco2; (d) deal at arm’s length with the Company, Spinco1 and Spinco2; and (e) immediately after the completion of the Arrangement will not, either alone or together with persons with whom they do not deal at arm’s length, and persons with whom they do not deal at arm’s length will not control either Spinco1 or Spinco2 or beneficially own shares of Spinco1 or Spinco2 which have a fair market value in excess of 50% of the fair market value of all of the outstanding shares of Spinco1 or Spinco2, as applicable. It is not intended to be, and it should not be construed to be, advice to any particular person. Holders should consult with their own tax advisors with respect to their particular circumstances.

Generally, as a result of the Arrangement a holder of Common Shares:

(a)	will not realize a capital gain or capital loss as a result of the exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares;
(b)	will not realize a capital gain or capital loss on the transfer of Class 1 Reorganization Shares to Spinco1 in exchange for Spinco1 Common Shares, unless the Shareholder chooses to recognize a capital gain or loss in the Shareholder’s income tax return for the taxation year in which the Arrangement is implemented; and
(c)	will not realize a capital gain or capital loss on the transfer of Class 2 Reorganization Shares to Spinco2 in exchange for Spinco2 Common Shares, unless the Shareholder chooses to recognize a capital gain or loss in the Shareholder’s income tax return for the taxation year in which the Arrangement is implemented.

The Shareholder’s adjusted cost base of its Common Shares must be allocated between the New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares. The allocation must be made on the basis of their relative fair market values.

This summary is qualified entirely by the discussion of Canadian federal income tax considerations below, see “Canadian Federal Income Tax Considerations” beginning on page 36. Among other details, it summarizes such Canadian income tax considerations for holders of Common Shares who are non-

4

residents of Canada and for holders of Common Shares who exercise dissent rights in relation to the Arrangement.

Investment Considerations

Investments in development stage companies such as the Company, Spinco1 and Spinco2 are highly speculative and subject to numerous and substantial risks which should be considered in relation to the Arrangement. There is no assurance that a public market will continue in the New Common Shares or that there will be a public market for the Spinco1 Common Shares or Spinco2 Common Shares after the Effective Date. See “Information Concerning the Company – Risk Factors” beginning on page 44, “Information Concerning Spinco1 – Risk Factors” beginning on page 51 and “Information Concerning Spinco2 – Risk Factors” beginning on page 56.

Applications to the Exchange

The Company intends to apply to the Exchange to approve or consent to the listing of the New Common Shares in place of the existing Common Shares upon implementation of the Arrangement, subject to the fulfillment of the usual requirements of the Exchange. The approval or consent of the Exchange is a condition of the Arrangement proceeding. As of the date hereof, the Exchange has not provided its approval or consent of the Arrangement or the listing of the New Common Shares.

Failure to Complete Arrangement

IN THE EVENT THE ARRANGEMENT RESOLUTION IS NOT PASSED BY SHAREHOLDERS, THE COURT DOES NOT APPROVE THE ARRANGEMENT OR THE ARRANGEMENT DOES NOT PROCEED FOR SOME OTHER REASON, THE WORKING CAPITAL WILL REMAIN WITH THE COMPANY AND THE COMPANY WILL CARRY ON BUSINESS AS IT IS CURRENTLY CARRIED ON. IN SUCH CIRCUMSTANCES, SPINCO1 AND SPINCO2 WILL LIKELY REMAIN AS DORMANT SUBSIDIARIES OF THE COMPANY.

5

GLOSSARY OF TERMS

For the assistance of Shareholders, the following is a glossary of terms used frequently throughout this Circular and the summary hereof.

Arrangement	The proposed arrangement under the BCA, among the Company and the Shareholders, Spinco1 and its shareholders and Spinco2 and its shareholders as described under the heading “The Arrangement – Details of the Arrangement” beginning on page 26.
Arrangement Agreement	The arrangement agreement dated April 30, 2015, among the Company, Spinco1 and Spinco2, a copy of which is set forth in Schedule B attached to this Circular, and any amendments made thereto.
Arrangement Resolution	The resolution, the full text of which is set forth in Schedule A attached to this Circular, to be considered, and if deemed advisable, passed, with or without variation, by the Shareholders at the Meeting.
BCA	The Business Corporations Act (British Columbia), S.B.C. 1996, c.57, as amended from time to time.
Beneficial Shareholder	A shareholder holding its Common Shares through an Intermediary, or otherwise not in the shareholder’s own name.
Board of Directors or Board	The board of directors of the Company.
Circular	This Information Circular.
Class 1 Reorganization Shares	The Class 1 Reorganization shares without par value in the capital of the Company, which will be issued as part of the Arrangement as set forth in the Arrangement Agreement.
Class 2 Reorganization Shares	The Class 2 Reorganization shares without par value in the capital of the Company, which will be issued as part of the Arrangement as set forth in the Arrangement Agreement.
Common Shares	The common shares without par value in the capital of the Company issued and outstanding immediately prior to the implementation of the Arrangement on the Effective Date.
Company	37 Capital Inc.
Court	Supreme Court of British Columbia.
CRA	Canada Revenue Agency.
6

Dissent Notice	A validly delivered written objection to the Arrangement Resolution, as described under “Rights of Dissent.”
Dissenting Shareholder	A Shareholder who delivers a Dissent Notice and validly exercises the right of dissent provided with respect to the Arrangement, as described under “Rights of Dissent.”
Effective Date	The date the Plan of Arrangement becomes effective.
Exchange	Canadian Securities Exchange.
Final Order	The final order of the Court approving the Arrangement.
Financial Statements	The audited financial statements of the Company for the year ended December 31, 2014, together with the auditors’ report thereon.
Interim Order	The interim order of the Court dated May 6, 2015, providing, among other things, for the calling and holding of the Meeting, a copy of which is attached as Schedule C to this Circular.
Intermediary	A broker, intermediary, trustee or other person holding Common Shares on behalf of a Beneficial Shareholder.
ITA	The Income Tax Act (Canada), as amended, and the regulations thereunder.
Meeting	The annual and special general meeting of Shareholders to be held on June 4, 2015.
New Common Shares	The new common shares without par value in the capital of the Company to be issued as part of the Arrangement.
Option Plan	The Company’s Incentive Stock Option Plan, as described under “Annual Meeting Business - Approval of Incentive Stock Option Plan” beginning on page 23
Plan of Arrangement	The plan of arrangement set out as Exhibit 1 to the Arrangement Agreement which is attached as Schedule B to this Circular, and any amendments or variation thereto.
Record Date	April 30, 2015.
Registrar	The Registrar of Companies appointed under section 400 of the BCA.
SEC	The United States Securities and Exchange Commission.
Shareholders	Holders of one or more Common Shares.
7

Spinco1	27 Red Capital Inc., a private British Columbia company and party to the Arrangement Agreement which will acquire working capital under the Arrangement.
Spinco2	4 Touchdowns Capital Inc., a private British Columbia company and party to the Arrangement Agreement which will acquire working capital under the Arrangement.
Spinco1 Common Shares	The common shares without par value in the capital of Spinco1.
Spinco2 Common Shares	The common shares without par value in the capital of Spinco2.
Transfer Agent	Computershare Investor Services Inc.
1933 Act	United States Securities Act of 1933, as amended
1934 Act	United States Securities Exchange Act of 1934, as amended

8

GENERAL INFORMATION FOR MEETING

Solicitation of Proxies

This Information Circular is provided in connection with the solicitation of proxies by the management of 37 Capital Inc. (the “Company”) for use at the annual general and special meeting of the shareholders of the Company to be held at Suite 300 - 570 Granville Street, Vancouver, British Columbia V6C 3P1 at 10:30 AM on June 4, 2015 (the “Meeting”), for the purposes set out in the accompanying notice of meeting and at any adjournment thereof. The solicitation will be made by mail and may also be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. The Company will bear the cost of this solicitation. The Company will not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy.

Appointment and Revocation of Proxy

Registered Shareholders

Registered shareholders may vote their Common Shares by attending the Meeting in person or by completing the enclosed proxy. Registered shareholders should deliver their completed proxies to Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (by mail, telephone or internet according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, otherwise the shareholder will not be entitled to vote at the Meeting by proxy.

The persons named in the proxy are directors and officers of the Company and are proxyholders nominated by management. A shareholder has the right to appoint a person other than the nominees of management named in the enclosed instrument of proxy to represent the shareholder at the Meeting. To exercise this right, a shareholder must insert the name of its nominee in the blank space provided. A person appointed as a proxyholder need not be a shareholder of the Company.

A registered shareholder may revoke a proxy by:

(a)	signing a proxy with a later date and delivering it at the place and within the time noted above;
(b)	signing and dating a written notice of revocation (in the same manner as the proxy is required to be executed, as set out in the notes to the proxy) and delivering it to Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof,
(c)	attending the Meeting or any adjournment thereof and registering with the scrutineer as a shareholder present in person, whereupon such proxy shall be deemed to have been revoked; or

(d) in any other manner provided by law.

9

Beneficial Shareholders

The information set forth in this section is of significant importance to many shareholders, as many shareholders do not hold their shares in the Company in their own name. Shareholders holding their shares through banks, trust companies, securities dealers or brokers, trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans or other persons (any one of which is herein referred to as an “Intermediary”) or otherwise not in their own name (such shareholders herein referred to as “Beneficial Shareholders”) should note that only proxies deposited by shareholders appearing on the records maintained by the Company’s transfer agent as registered shareholders will be recognized and allowed to vote at the Meeting. If a shareholder’s shares are listed in an account statement provided to the shareholder by a broker, in all likelihood those shares are not registered in the shareholder’s name and that shareholder is a Beneficial Shareholder. Such shares are most likely registered in the name of the shareholder’s broker or an agent of that broker. In Canada the vast majority of such shares are registered under the name of CDS & Co., the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms. Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted at the Meeting at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate party well in advance of the Meeting.

Regulatory policies require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Beneficial Shareholders have the option of not objecting to their Intermediary disclosing certain ownership information about themselves to the Company (such Beneficial Shareholders are designated as non-objecting beneficial owners, or “NOBOs”) or objecting to their Intermediary disclosing ownership information about themselves to the Company (such Beneficial Shareholders are designated as objecting beneficial owners, or “OBOs”).

In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, the Company has elected to send the notice of meeting, this Information Circular and a request for voting instructions (a “VIF”), instead of a proxy (the notice of Meeting, Information Circular and VIF or proxy are collectively referred to as the “Meeting Materials”) directly to the NOBOs and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to OBOs.

Meeting Materials sent to Beneficial Shareholders are accompanied by a VIF, instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a Beneficial Shareholder is able to instruct the Intermediary (or other registered shareholder) how to vote the Beneficial Shareholder’s shares on the Beneficial Shareholder’s behalf. For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Shareholders to Broadridge Investor Communication Solutions (“Broadridge”) in Canada. Broadridge typically prepares a machine-readable VIF, mails these VIFs to Beneficial Shareholders and asks Beneficial Shareholders to return the VIFs to Broadridge, usually by way of mail, the Internet or telephone. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting by proxies for which Broadridge has solicited voting instructions. A Beneficial Shareholder who receives a Broadridge VIF

10

cannot use that form to vote shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the shares voted. If you have any questions respecting the voting of shares held through an Intermediary, please contact that Intermediary for assistance.

In either case, the purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the shares which they beneficially own. A Beneficial Shareholder receiving a VIF cannot use that form to vote Common Shares directly at the Meeting – Beneficial Shareholders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Beneficial Shareholder who receives a VIF wish to attend the Meeting or have someone else attend on their behalf, the Beneficial Shareholder may request a legal proxy as set forth in the VIF, which will grant the Beneficial Shareholder or their nominee the right to attend and vote at the Meeting.

Only registered shareholders have the right to revoke a proxy. A Beneficial Shareholder who wishes to change its vote must, at least seven days before the Meeting, arrange for its Intermediary to revoke its VIF on its behalf.

All references to shareholders in this Information Circular and the accompanying instrument of proxy and notice of Meeting are to registered shareholders unless specifically stated otherwise.

The Meeting Materials are being sent to both registered and non-registered owners of the Company’s shares. If you are a Beneficial Shareholder and the Company or its agent has sent the Meeting Materials directly to you, your name and address and information about your holdings of the Company’s securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send the Meeting Materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Meeting Materials to you and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the VIF.

Voting of Shares and Exercise of Discretion of Proxies

If a Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares represented by proxy will be voted or withheld from voting by the proxyholder in accordance with those instructions on any ballot that may be called for. In the enclosed form of proxy, in the absence of any instructions in the proxy, it is intended that such shares will be voted by the proxyholder, if a nominee of management, in favour of the motions proposed to be made at the Meeting as stated under the headings in the Notice of Meeting to which this Circular is attached. If any amendments or variations to such matters, or any other matters, are properly brought before the Meeting, the proxyholder, if a nominee of management, will exercise its discretion and vote on such matters in accordance with its best judgment.

The instrument of proxy enclosed, in the absence of any instructions in the proxy, also confers discretionary authority on any proxyholder other than the nominees of management named in the instrument of proxy with respect to the matters identified herein, amendments or variations to those matters, or any other matters which may properly be brought before the Meeting. To enable a proxyholder to exercise its discretionary authority a Shareholder must strike out the names of the nominees of management in the enclosed instrument of proxy and insert the name of its nominee in the space provided, and not specify a choice with respect to the matters to be acted upon. This will enable the proxyholder to exercise its discretion and vote on such matters in accordance with its best judgment.

11

At the time of printing this Circular, management of the Company is not aware that any amendments or variations to existing matters or new matters are to be presented for action at the Meeting.

Voting Shares and Principal Holders Thereof

Only those Shareholders of record on the Record Date will be entitled to vote at the Meeting or any adjournment thereof, in person or by proxy. On the Record Date, 1,067,724 Common Shares were issued and outstanding, each Common Share carrying the right to one vote.

The Record Date should be distinguished from the Effective Date, which is expected to be in June 2015. Shareholders must be Shareholders on the Effective Date, and not the Record Date, to participate in the Arrangement.

To the best knowledge of the directors and senior officers of the Company, the following Shareholders beneficially own, directly or indirectly, or exercise control or discretion over, Common Share carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Company as at the Record Date:

Name of Security Holder	No. of Securities Beneficially Owned or Controlled or Directed [1]	Percentage of the Class of Outstanding Voting Securities
Bedo H. Kalpakian	168,095 [2]	15.7%
Jacob H. Kalpakian	87,588 [3]	8.2%
[1]	Based on 1,067,724 Common Shares issued and outstanding as at April 30, 2015.
[2]	Of these Common Shares, 153,931 Common Shares are held directly by Bedo Kalpakian, 3,000 Common Shares are held by BHK Management Inc., a company controlled by Bedo Kalpakian, 9,464 Common Shares are held by Kalpakian Brothers of B.C. Ltd. (KBOBC), a company controlled by Bedo and Jacob Kalpakian, and 1,700 Common Shares are owned by Rita A. Muller, Mr. Bedo Kalpakian’s sibling. The total shareholdings do not include 66,667 warrants to purchase Common Shares.
[3]	Of these Common Shares 41,544 Common Shares are held directly by Jacob Kalpakian, 3,000 Common Shares are held by 30 Rock Management Inc., a company owned and controlled by Jacob Kalpakian, 9,464 Common Shares are held by KBOBC, a company controlled by Bedo and Jacob Kalpakian, 14,156 Common Shares are held by Diana Kalpakian, Mr. Jacob Kalpakian’s spouse and 19,424 Common Shares are held by Isabel Kalpakian, Mr. Jacob Kalpakian’s sibling. The total shareholdings do not include 41,667 direct warrants and 125,834 indirect warrants to purchase Common Shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In accordance with the provisions of applicable securities legislation, the Company had two “Named Executive Officers” during the financial year ended December 31, 2014, namely Mr. Bedo H. Kalpakian, President, CEO, CFO and director and Mr. Jacob H. Kalpakian, Vice-President and director.

12

Interpretation and Definitions

For the purpose of this Information Circular:

“CEO” means an individual who acted as chief executive officer of the company, or acted in a similar capacity, for any part of the most recently completed financial year;

“CFO” means an individual who acted as chief financial officer of the company, or acted in a similar capacity, for any part of the most recently completed financial year;

“closing market price” means the price at which the company's security was last sold, on the applicable date,

(a) in the security's principal marketplace in Canada, or

(b)	if the security is not listed or quoted on a marketplace in Canada, in the security's principal marketplace;

“company” includes other types of business organizations such as partnerships, trusts and other unincorporated business entities;

“equity incentive plan” means an incentive plan, or portion of an incentive plan, under which awards are granted and that falls within the scope of Section 3870 of the Handbook;

“external management company” includes a subsidiary, affiliate or associate of the external management company;

“grant date” means a date determined for financial statement reporting purposes under Section 3870 of the Handbook;

“incentive plan” means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

“incentive plan award” means compensation awarded, earned, paid, or payable under an incentive plan;

“NEO” or “Named Executive Officer” means each of the following individuals:

(a) a CEO;

(b) a CFO;

(c)	each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of National Instrument 51-102 Continuous Disclosure Obligations, for that financial year; and
13
(d)	each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company, nor acting in a similar capacity, at the end of that financial year;

“non-equity incentive plan” means an incentive plan or portion of an incentive plan that is not an equity incentive plan;

“option-based award” means an award under an equity incentive plan of options, including, for greater certainty, share options, share appreciation rights, and similar instruments that have option-like features;

“plan” includes any plan, contract, authorization, or arrangement, whether or not set out in any formal document, where cash, securities, similar instruments or any other property may be received, whether for one or more persons;

“share-based award” means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, Common Shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Compensation Discussion and Analysis

Compensation Discussion and Analysis and Compensation Governance

Each executive officer receives a base salary, which constitutes the largest share of the officer's compensation package. Base salary is recognition for discharging job responsibilities and reflects the officer's performance over time, as well as that individual's particular experience and qualifications. An officer's base salary is reviewed by the Board of Directors on an annual basis and may be adjusted to take into account performance contributions for the year and to reflect sustained performance contributions over a number of years. Officers are also eligible to receive discretionary bonuses as determined by the Board of Directors based on each officer's responsibilities, his achievement of corporate objectives and the Company's financial performance.

In addition, officers are eligible under the Company's 2004 Stock Option Plan (the “Stock Option Plan”) to receive grants of stock options. The Stock Option Plan is an important part of the Company's long-term incentive strategy for its officers, permitting them to participate in any appreciation of the market value of the Common Shares over a stated period of time. The Stock Option Plan is intended to reinforce commitment to long-term growth in profitability and shareholder value. The size of stock option grants to officers is dependent on each officer's level of responsibility, authority and importance to the Company and the degree to which such officer's long term contribution to the Company will be key to its long-term success.

In setting compensation and bonus levels, the Board has not yet established any formal objectives or criteria as the Company's current stage of development and financial resources requires flexibility in determining remuneration for its NEO's. The Board will, as circumstances require, review and consider the general risks associated with the Company's compensation policies and strategies in terms of compensation paid or proposed to be paid to its NEO's.

14

The Board of Directors has not conducted a formal evaluation of the implications of the risks associated with the Company's compensation policies. Risk management is a consideration of the Board of Directors when implementing its compensation policies and the Board of Directors do not believe that the Company's compensation policies result in unnecessary or inappropriate risk taking including risks that are likely to have a material adverse effect on the Company.

The following table sets out certain information respecting the compensation paid to Named Executive Officers of the Company for the financial years ended December 31, 2014, 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Share-based Awards ($)	Option-based Awards ($)	Non-equity Incentive Plan Compensation(1) ($)		Pension Value ($)	All Other Compen-sation ($)	Total Compen-sation ($)
					Annual Incentive Plans	Long-term Incentive Plans
Bedo Kalpakian President, CEO, CFO	2014 2013 2012	16,500[1] 3,000 [1] 20,750[1]	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	16,500 3,000 20,750
Jacob Kalpakian Vice-President	2014 2013 2012	16,500[1] 3,000 [1] 20,750[1]	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	16,500 3,000 20,750
[1]	Mr. Bedo Kalpakian and Mr. Jacob Kalpakian are directors and officers of the Company and are paid indirectly through KBOBC which has a management services agreement with the Company. Refer to “Termination And Change of Control Benefits” and “Management Contracts” for further particulars. The amounts shown for Messrs. Bedo Kalpakian and Jacob Kalpakian represent the amount received by KBOBC and paid to Messrs. Bedo and Jacob Kalpakian as attributable to the services they provided to the Company directly or indirectly.

Use of Financial Instruments

The Company does not have a policy that would prohibit a Named Executive Officer or director from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Named Executive Officer or director. However, management is not aware of any Named Executive or director purchasing such an instrument.

Share-based and Option-based Awards

Common Share Purchase Plan

The Company has in effect the Stock Option Plan in order to provide effective incentives to directors, officers, senior management personnel, employees and consultants of the Company and to enable the Company to attract and retain experienced and qualified individuals in those positions by permitting such individuals to directly participate in an increase in per share value created for the Company's Shareholders. The Company has no equity compensation plans other than the Stock Option Plan. The Stock Option Plan is an important part of the Company's long-term incentive strategy for its executive

15

officers, permitting them to participate in any appreciation of the market value of the Common Shares over a stated period of time. The Stock Option Plan is intended to reinforce commitment to long-term growth in profitability and shareholder value. The size of stock option grants to officers is dependent on each officer's level of responsibility, authority and importance to the Company and the degree to which such executive officer's long term contribution to the Company will be key to its long-term success. Previous grants of stock options are taken into account when considering new grants.

Incentive Plan Awards - Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information in respect of all share-based awards and option-based awards outstanding at the end of the most recently completed financial year ended December 31, 2014 to the NEOs of the Company:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Bedo Kalpakian	Nil	Nil	Nil	Nil	N/A	N/A
Jacob Kalpakian	Nil	Nil	Nil	Nil	N/A	N/A

Incentive Plan Awards – Value Vested or Earned During the Most Recently Completed Financial Year

The following table presents information concerning value vested with respect to option-based awards and share-based awards for each NEO during the most recently completed financial year ended December 31, 2014:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Bedo Kalpakian	Nil	Nil	Nil
Jacob Kalpakian	Nil	Nil	Nil

For NEO's, no option based awards or share based awards were vested or earned during the year ended December 31, 2014.

Pension Plan Benefits – Defined Benefits Plan

The Company does not have a Defined Benefits Pension Plan nor a Defined Contribution Pension Plan.

Termination and Change of Control Benefits

Pursuant to a management services agreement (the “Management Agreement”) effective July 1, 2005, KBOBC, a private company controlled by Bedo H. Kalpakian and Jacob H. Kalpakian, was paid $30,000 per month plus applicable taxes for providing management services to the Company. The Management Agreement was extended and amended, effective November 1, 2010 to reduce the fee to $10,000 per

16

month plus applicable taxes. In February 2012, the Management Agreement was further amended whereby the remuneration payable to KBOBC for the services provided to the Company was reduced to $5,000 plus applicable taxes per month effective as of March 1, 2012. Subsequently, the Management Agreement was further amended whereby the remuneration payable to KBOBC was reduced to $2,500 per month plus applicable taxes as of April 1, 2012. On October 1, 2012, the Management Agreement was further amended whereby the remuneration payable to KBOBC was reduced from $2,500 plus applicable taxes per month to $500 plus applicable tax per month. Effective as of July 1, 2014, the Management Agreement was further amended whereby the remuneration payable to KBOBC was increased from $500 plus applicable taxes per month to $5,000 plus applicable taxes per month. KBOBC is also entitled to reimbursement for all travelling and other expenses incurred by or in connection with performing its services. The Agreement is renewable on an annual basis and may be terminated by either party upon providing three months’ notice in writing.

Director Compensation

Other than as set forth below, the Company did not provide any compensation to its directors, other than the directors that are NEOs, during the Company’s most recently completed financial year ended December 31, 2014.

Narrative Discussion

The Company has no standard arrangement pursuant to which directors who were not NEO's are compensated by the Company for their services in the capacity as directors except for the granting from time to time of incentive stock options. See “Option Based Awards – Common Share Purchase Plan”.

During the Company's most recently completed fiscal year, there were no stock options granted by the Company to directors who were not NEO's.

Refer to the sections titled “Compensation Discussion and Analysis” and “Share-Based and Option-Based Awards”, above, and “Particulars of Other Matters To Be Acted Upon - Approval of Stock Option Plan”, beginning on page 23, for a description of all plan based awards and their significant terms. A copy of the Company’s current incentive stock option plan is available under the Company’s profile on SEDAR at www.sedar.com attached as a schedule to the December 31, 2004 Form 20-F filed on November 9, 2004, and a copy of the proposed incentive stock option plan will be available to Shareholders for review at the head office of the Company during normal business hours up to the date of the Meeting and at the Meeting. There was no re-pricing of stock options under the stock option plan or otherwise during the Company’s most recently completed financial year ended December 31, 2014.

Director Compensation Table

The following table sets forth information with respect to all amounts of compensation provided to the directors of the Company (other than NEOs) for the most recently completed financial year.

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Fred A.C. Tejada	Nil	Nil	Nil	Nil	Nil	Nil	Nil
17

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Gregory T. McFarlane	Nil	Nil	Nil	Nil	Nil	Nil	Nil

The Company has no standard arrangement pursuant to which directors who were not NEO's are compensated by the Company for their services in the capacity as directors except for the granting from time to time of incentive stock options. See “Share-Based Awards, Options-Based Awards and Non-Equity Incentive Plan Compensation” below.

During the Company's most recently completed fiscal year, there were no stock options granted by the Company to directors who were not NEO's.

Share-Based Awards, Options-Based Awards and Non-Equity Incentive Plan Compensation

The following table sets forth particulars of all outstanding share-based and option-based awards granted to directors of the Company who were not NEO's and which were outstanding at December 31, 2014:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Fred A.C. Tejada	Nil	Nil	Nil	Nil	Nil	Nil
Gregory T. McFarlane	Nil	Nil	Nil	Nil	Nil	Nil

Incentive Plan Awards – Value Vested or Earned During the Year

There were no option based awards or share based awards vested or earned during the year ended December 31, 2014 by the Directors who were not NEO's.

The following table presents information concerning value vested with respect to option-based awards and share-based awards for the directors of the Company during the most recently completed financial year ended December 31, 2014. Other than NEOs, whose compensation is fully reflected in the summary compensation table for the NEO’s:

18

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Fred A.C. Tejada	Nil	Nil	Nil
Gregory T. McFarlane	Nil	Nil	Nil

Narrative Discussion

For a summary of the material provisions of the Company’s proposed stock option plan, pursuant to which all option-based awards are granted to the Company’s directors, please see below under the heading “Particulars of Matters To Be Acted Upon – Approval of 2014 Stock Option Plan” beginning on page 23. The Company has not granted any stock options subsequent to the financial year ended December 31, 2014.

Long Term Incentive Plans

The Company does not have a Long Term Incentive Plan pursuant to which it provides compensation intended to motivate performance over a period greater than one financial year.

MANAGEMENT CONTRACTS

Management services are provided to the Company by KBOBC, a private company controlled by Bedo H. Kalpakian and Jacob H. Kalpakian. Details of the management services agreement are described under the heading “Termination and Change of Control Benefits” beginning on page 16.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets out, as of the end of the Company’s fiscal year ended December 31, 2014, all required information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	33,334 (options)	$1.20	180,211 (options)
Equity compensation plans not approved by securityholders	N/A	N/A	N/A
Total	33,334		180,211
19

Audit Committee Charter

The Audit Committee Charter and the disclosure required by National Instrument 52-110 Audit Committees are attached hereto as Schedule I. The Audit Committee monitors the integrity of internal controls and monitors the business conduct of the Company. The committee reviews matters on a quarterly basis, relating to the financial position of the Company in order to provide reasonable assurances that the Company is in compliance with applicable laws and regulations

Corporate Governance Disclosure

The information required to be disclosed by National Instrument 58-101 Disclosure of Corporate Governance Practices is attached to this information circular as Schedule J.

Indebtedness of Directors and Senior Officers

Since the beginning of the last fiscal year of the Company, none of the executive officers or directors of the Company or any proposed nominee for election as a director of the Company or any of their respective associates is or has been indebted to the Company or has been indebted to any other entity where that indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as otherwise disclosed herein, none of:

(a)	the directors or executive officers of the Company at any time since the beginning of the last financial year of the Company;

(b) the proposed nominees for election as a Director of the Company; or

(c) any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting exclusive of the election of directors, approval of the Stock Option Plan or the appointment of auditors.

Interest of Informed Persons in Material Transactions

For purposes of the following discussion, “Informed Person” means (a) a Director or Executive Officer of the Company; (b) a Director or Executive Officer of a person or company that is itself an Informed Person or a subsidiary of the Company; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company, other than the voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

Except as disclosed below, elsewhere herein or in the Notes to the Company's financial statements for the financial year ended December 31, 2014, none of:

20

(a) the Informed Persons of the Company;

(b) the proposed nominees for election as a Director of the Company; or

(c) any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, in any transaction since the commencement of the last financial year of the Company or in a proposed transaction which has materially affected or would materially affect the Company or any subsidiary of the Company.

ANNUAL MEETING Business

Financial Statements

The Financial Statements will be presented to Shareholders at the Meeting. The Financial Statements have been filed on SEDAR and are available at www.sedar.com.

Appointment of Auditor

It is the intention of the management designees, if named as proxy, to vote FOR the re-appointment of Smythe Ratcliffe LLP, Chartered Accountants, as auditor for the Company to hold office until the next annual general meeting of Shareholders, at a remuneration to be fixed by the Board of Directors. Smythe Ratcliffe LLP was first appointed auditor of the Company on April 10, 2003.

It is the intention of the management designees, if named as proxy, to vote FOR the re-appointment of Smythe Ratcliffe LLP and to authorize the Board to fix the remuneration of the auditors.

Number of Directors

The board of directors of the Company currently consists of four persons consisting of Bedo H. Kalpakian, Jacob H. Kalpakian, Gregory T. McFarlane and Fred A.C. Tejada. At the Meeting, Shareholders will be asked to set the number of directors of the Company for the ensuing year at four directors.

It is the intention of the management designees, if named as proxy, to vote FOR setting the number of directors for the ensuing year at four directors.

Election of Directors

The Board of Directors presently consists of four directors, and it is anticipated that four directors will be elected for the coming year. The term of office for persons elected at the Meeting will expire at the next annual general meeting of Shareholders, unless a director resigns or is otherwise removed in accordance with the BCA.

The persons named below will be presented at the Meeting for election as directors as nominees of management. It is the intention of the management designees, if named as proxy, to vote FOR the election of the persons listed in the table below to the Board of Directors.

It should be noted that the names of further nominees for election as director may come from the floor during the Meeting.

21

The following table sets out the names of the persons to be presented for election as director as nominees of management, all other positions and offices with the Company now held by them, their principal occupation or employment, the year in which they became a director of the Company and the number of shares of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them, if any, as at the date hereof:

Name of Nominee, Municipality of Residence and Present Position with the Company [1]	Principal Occupation [2]	Year First Became a Director	No. of Common Shares Beneficially Owned [3]
Bedo H. Kalpakian President, CEO, CFO and Director BC, Canada	President, CEO and CFO of the Company; Chairman, CFO and Director of Las Vegas From Home.com Entertainment Inc. from 1987 to present; Director of Green Arrow Resources Inc. (formerly Bulldog Explorations Ltd.) from May 10, 2012 to present	August 24, 1984	168,095 [4]
Jacob H. Kalpakian Vice President and Director BC, Canada	Vice President of the Company; President and C.E.O. of Las Vegas From Home.com Entertainment Inc. from 1991 to present; President, CEO & Director of Green Arrow Resources Inc. (formerly Bulldog Explorations Ltd.) from April 24, 2012 to present	January 2, 1991	87,588 [5]
Gregory Todd McFarlane Director Nevada, USA	Freelance Advertising Copywriter, Las Vegas, Nevada	October 1, 1992	126
Fred A. C. Tejada Director BC, Canada	President of Tirex Resources Inc.; Vice President Operations and Exploration of Tirex from June 2011 to October 2011; Vice President Exploration of Panoro Minerals Ltd., from June 2007 to June 2011	December 18, 2009	Nil
[1]	For the purposes of disclosing positions held in the Company, “Company” shall include the Company and a parent or subsidiary thereof.
[2]	Unless otherwise stated above, all nominees have held the principal occupation or employment indicated for the past five years.
[3]	Based on 1,067,724 Common Shares issued and outstanding as at April 30, 2015. Common Shares beneficially owned, or controlled or directed, directly or indirectly, by directors is based on information furnished to the Company by the nominees.
[4]	Of these Common Shares, 153,931 Common Shares are held directly by Bedo Kalpakian, 3,000 Common Shares are held by BHK Management Inc., a company controlled by Bedo Kalpakian, 9464 Common Shares are held by KBOBC, a company controlled by Bedo and Jacob Kalpakian, and 1,700 Common Shares owned by Rita A. Muller, Mr. Bedo Kalpakian’s sibling.
[5]	Of these Common Shares 41,544 Common Shares are held directly by Jacob Kalpakian, 3,000 Common Shares are held by 30 Rock Management Inc., a company owned and controlled by Jacob Kalpakian, 9,464 Common Shares are held by KBOBC, a company controlled by Bedo and Jacob Kalpakian, 14,156 Common Shares are
22

held by Diana Kalpakian, Mr. Jacob Kalpakian’s spouse and 19,424 Common Shares are held by Isabel Kalpakian, Mr. Jacob Kalpakian’s sibling.

Unless otherwise stated, each of the above proposed directors has held the principal occupation or employment indicated for the past five years.

The above information has been furnished by the respective directors individually.

Cease Trade Orders, Corporate and Personal Bankruptcies, Penalties and Sanctions

No proposed director:

(a)	Is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity,
(i)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;
(ii)	was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or
(iii)	within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.
(b)	Has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.
(c)	Has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

Approval of Incentive Stock Option Plan

At last year's annual general meeting held on September 18, 2014 the Company proposed and the shareholders reapproved the Company's 20% “rolling” stock option plan (the “Stock Option Plan”).

23

Shareholders are being asked to re-approve the Stock Option Plan at this year's Annual General and Special Meeting attached to the Circular as Schedule K.

Number of Common Shares Reserved for Issuance under the Stock Option Plan

Under the Stock Option Plan, that number of Common Shares as is equal to 20% of the Company's issued and outstanding Common Shares from time to time may be reserved for the granting of stock options.

Purposes of the Stock Option Plan and Eligibility

The purpose of the Stock Option Plan is to advance the interests of the Company by providing eligible persons with additional incentive; encouraging stock ownership of eligible persons; increasing the proprietary interest of eligible persons in the success of the Company; encouraging eligible persons to remain with the Company or its subsidiaries; and attracting new employees, directors and officers.

Directors, senior officers, consultants, employees, and management company employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plan.

While the Board, or any Committee to which administration of the Stock Option Plan may be delegated, may, at its discretion, decide which terms to include in any option agreement on a case-by-case basis and there is no obligation on the Board or such Committee, if any, to use an identical form of option agreement or stipulate identical terms for each category of optionee or otherwise, the Board imposes certain restrictions as set out below.

The aggregate number of Common Shares that may be reserved for issuance pursuant to an option or options granted to any one individual in any 12-month period shall not exceed 5% and in the case of insiders, 10%, of the issued and outstanding Common Shares, calculated at the date any such option is granted. The maximum number of Common Shares which may be issued to Insiders under the Stock Option Plan or any other share compensation arrangement within any 12 month period shall be 10% of the Common Shares issued and outstanding at the time of issuance.

Vesting Requirements

For any option granted under the Stock Option Plan, the Board of Directors may, at its sole discretion, determine whether such option shall vest immediately or be subject to such vesting schedule as the Board may deem appropriate in the circumstances.

Notwithstanding the above, in the event a take-over bid, as defined in applicable securities legislation (but excluding an exempt takeover bid pursuant to applicable securities legislation) is made by any offeror to acquire outstanding voting or equity securities of the Company, the Board of Directors shall have the power and authority to pass a resolution deeming options that have not vested at the time to have vested, so as to enable optionees to exercise their respective options to the fullest extent possible and to tender all shares thereunder to such take-over bid.

Termination or Expiry of Options

The Stock Option Plan stipulates that options may be granted under the Stock Option Plan with a maximum term of five years.

24

Except as otherwise determined by the Board options granted under the Stock Option Plan must expire 90 days after an optionee ceases to be a director, senior officer, consultant, employee or management company employee. Termination for cause shall result in expiry of the affected option effective immediately upon such termination.

In the event of an optionee's death, the deceased's option may be exercised by his or her heirs or administrators within one year after the date of death (to the extent that the optionee was entitled to exercise such option as of the date of death).

Other Material Terms

The exercise price for any option shall be fixed by the Board. The Stock Option Plan stipulates that the minimum exercise price must not be less than the closing market price of the Company's Common Shares on the day preceding the grant of the option, in any event not less than $0.05 per Common Share.

All options granted and any Common Shares issuable upon exercise thereof shall be subject to any resale restrictions under applicable securities laws.

All options are non-assignable and non-transferable (subject to the options being exercisable by the optionee's heirs or administrators in the event of the optionee's death).

The Board of Directors may at any time, and from time to time, amend the Stock Option Plan. However, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Stock Option Plan to satisfy any stock exchange or quotation system listing requirements. The Board shall not make any changes to any existing option agreements that are adverse to the optionee unless such optionee first consents in writing to any such changes.

If any change is made in the Common Shares subject to the Stock Option Plan, or subject to any option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Stock Option Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Stock Option Plan and the maximum number of securities subject to award to any person, and the outstanding options will be appropriately adjusted in the type(s) and number of securities and price per share of shares subject to such outstanding options.

The Board of Directors unanimously recommends that shareholders ratify, confirm and approve the re-approval of the Stock Option Plan by voting in favour of the above resolution. It is the intention of the persons named in the enclosed Proxy, in the absence of instructions to the contrary, to vote the Proxy in favour of the resolution approving the re-approval of the Stock Option Plan.

Resolution Text

The text of the resolution to be considered and, if thought fit, approved at the Meeting is as follows:

“BE IT RESOLVED THAT:

(1)	The Company’s incentive stock option plan, which makes a total of 20% of the issued and outstanding shares of the Company available for issuance thereunder as described in the Company’s Information Circular dated May 6, 2015, be and is hereby ratified, confirmed and approved.
25

(2)	The Company be and is hereby authorized to grant options pursuant and subject to the terms and conditions of the Stock Option Plan.
(3)	The Company be and is hereby, at the discretion of the Board, to amend the exercise price of previously granted option agreements, without further approval of the shareholders, all in accordance with the policies of the Exchange.
(4)	Any one director or officer of the Company be and is hereby authorized and directed to perform all such acts, deeds and things and execute all such documents and other instruments as may be required to give effect to the true intent of this resolution.”

Approval of the resolution will require the affirmative vote of a majority of the votes cast at the Meeting in respect thereof.

Management of the Company recommends that Shareholders vote in favour of the approval of the Stock Option Plan, and if named as proxy, the management designees intend to vote the Common Shares represented by such proxy FOR approval of the Stock Option Plan, unless otherwise directed in the form of proxy.

The Arrangement

Purpose of the Arrangement

The purpose of the Arrangement is to restructure the Company and in this regard the Company has incorporated Spinco1 and Spinco2 as new companies which will become reporting issuers in the Provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement. The Company believes this will be beneficial to the Shareholders, as it is intended that Spinco1 and Spinco2 will enter into definitive agreements to each acquire a business upon completion of the Arrangement. In summary, management also believes that by creating these new companies and providing Shareholders with an interest in Spinco1 and Spinco2 that Shareholder value will be enhanced.

Proposed Timetable for Arrangement

The anticipated timetable for the completion of the Arrangement and the key dates as proposed are as follows:

Meeting:	June 4, 2015
Final Court Approval:	June 12, 2015
Effective Date:	June 18, 2015

The Effective Date is an anticipated date. The Board of Directors will determine the Effective Date, based on its determination of when all conditions to the completion of the Arrangement are satisfied. Notice of the actual Effective Date will be given to Shareholders through a press release when all conditions to the Arrangement have been met and the Board of Directors is of the view that all elements of the Arrangement will be completed.

26

The New Common Shares are anticipated to commence trading on the Exchange one business day after the Effective Date.

The foregoing dates may be amended at the discretion of the Company.

Details of the Arrangement

The following description of the Arrangement is qualified in its entirety by reference to the full text of the Plan of Arrangement, which is included as Exhibit 1 to the Arrangement Agreement, a copy of which is attached as Schedule B to this Circular.

Pursuant to the Arrangement, each issued and outstanding common share of the Company will be exchanged for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share of the Company.

All of the Class 1 Reorganization Shares will be transferred by shareholders to Spinco1 in exchange for common shares of Spinco1 on a one-for-one and pro-rata basis. The Company will redeem all of the Class 1 Reorganization Shares by the transfer to Spinco1 of an amount equal to $0.02 per Class 1 Reorganization Share redeemed payable half in cash and half in a promissory note. By way of example, if there are 2,000,000 common shares of the Company issued and outstanding on the effective date of the Arrangement, the Company will issue 2,000,000 New Common Shares and 2,000,000 Class 1 Reorganization Shares to the shareholders of the Company on a pro-rata basis. Shareholders of the Company would then exchange their 2,000,000 Class 1 Reorganization Shares for 2,000,000 common shares of Spinco1. The Company would then redeem the 2,000,000 Class 1 Reorganization Shares from Spinco1 by payment of $20,000 cash and the issuance of a $20,000 promissory note.

Further, all of the Class 2 Reorganization Shares will be transferred by shareholders to Spinco2 in exchange for common shares of Spinco2 on a one-for-one and pro rata basis. The Company will redeem all of the Class 2 Reorganization Shares by the transfer to Spinco2 of an amount equal to $0.02 per Class 2 Reorganization Share redeemed payable half in cash and half in a promissory note.

By resolution dated April 30, 2015, the Board of Directors approved the Arrangement and authorized the making of an application to the Court for the calling of the Meeting. Provided all conditions to implement the Arrangement are satisfied, the appropriate votes of Shareholders authorizing the implementation of the Arrangement are obtained and the Final Court Order is obtained, the following steps will occur as an arrangement pursuant to Section 288 of the BCA, one immediately after the other:

1.	The Company will alter its share capital by creating an unlimited number of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, and will attach rights and restrictions to the New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares.
2.	Each issued and outstanding Common Share (other than Common Shares held by Dissenting Shareholders) will be exchanged with Shareholders for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share, and the Common Shares will be cancelled.
3.	All of the Class 1 Reorganization Shares will be transferred by Shareholders to Spinco1 in exchange for Spinco1 Common Shares on a one-for-one basis. Spinco1 will not issue any fractional Spinco1 Common Shares, and any fractional Spinco1 Common Shares resulting from the exchange will be cancelled.

27
4.	All of the Class 2 Reorganization Shares will be transferred by Shareholders to Spinco2 in exchange for Spinco2 Common Shares on a one-for-one basis. Spinco2 will not issue any fractional Spinco2 Common Shares, and any fractional Spinco2 Common Shares resulting from the exchange will be cancelled.
5.	The Company will redeem all of the Class 1 Reorganization Shares from Spinco1 and will satisfy the redemption amount of such shares by the transfer to Spinco1 of an amount equal to the number of Class 1 Reorganization Shares so redeemed, multiplied by $0.02 per Class 1 Reorganization Share payable half in cash and half in a promissory note.
6.	The Company will redeem all of the Class 2 Reorganization Shares from Spinco2 and will satisfy the redemption amount of such shares by the transfer to Spinco2 of an amount equal to the number of Class 2 Reorganization Shares so redeemed, multiplied by $0.02 per Class 2 Reorganization Share payable half in cash and half in a promissory note.

As a result of the Arrangement, holders of common shares of the Company will end up holding an equal amount of common shares in each of the Company, Spinco1 and Spinco2. Each of Spinco1 and Spinco2 will hold working capital transferred to it by the Company and a promissory note for the same amount. The Company will retain its remaining assets and working capital. At the effective time of the Arrangement, shareholders of the Company will also hold 100%, of the issued and outstanding common shares of Spinco1 and Spinco2.

The transactions comprising the Arrangement will occur on a tax-deferred basis for Shareholders who are residents of Canada. A Shareholder may however choose to recognize a gain that otherwise would be income tax-deferred. See “Canadian Federal Income Tax Considerations About the Arrangement for Shareholders” beginning on page 36.

Assuming the Shareholders and the Court approve the Arrangement, the Board of Directors will still have discretion as to whether to complete the Arrangement. At the present time, the Board of Directors intends to complete the Arrangement. See “The Arrangement - Amendment and Termination of the Arrangement Agreement” beginning on page 32.

Fairness of Arrangement

The Arrangement was determined to be fair to the Shareholders by the Board of Directors, based upon, but not limited to, the following factors:

1.	Under the terms of the Arrangement, all Shareholders (other than Dissenting Shareholders) will be treated equally as to participation in the Arrangement.

2.	The Arrangement will benefit Shareholders generally through providing them with ownership positions in:
(a)	Spinco1, a new company that will be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec, which will have cash and a promissory note to be used towards acquiring a business;

28
(b)	Spinco2, a new company that will be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec, which will have cash and a promissory note to be used towards acquiring a business; and
(c)	A continuing interest in the Company, which is retaining ownership of its current assets and remaining working capital.
3.	Management of the Company also feels that by creating these new companies and providing Shareholders with proportionate interests in both of these companies, while retaining their interest in the Company, Shareholder value will be enhanced.
(a)	The Arrangement must be approved by two-thirds of the votes cast at the Meeting by Shareholders and by the Court which, the Company is advised, will consider, among other things, the fairness of the Arrangement to Shareholders (see “The Arrangement - Plan of Arrangement and Conditions to the Arrangement Becoming Effective” beginning on page 30).
(b)	The availability of rights of dissent to registered Shareholders with respect to the Arrangement.

Recommendations of Board of Directors

As set out above the Board of Directors has reviewed the terms and conditions of the Arrangement and concluded that the terms thereof are fair and reasonable to, and in the best interests of, the Shareholders. The Board of Directors has therefore authorized the submission of the Arrangement to the Shareholders and the submission of the Arrangement Agreement to the Court for approval.

Corporate Structure

Presented below is the anticipated corporate structure of the Company before and after completion of the Arrangement:

Corporate structure prior to the Arrangement:

29

Corporate structure immediately following completion of the Arrangement

Plan of Arrangement and Conditions to the Arrangement Becoming Effective

The directors of each of the Company, Spinco1 and Spinco2 have authorized the entering into, and each company has entered into, the Arrangement Agreement. A copy of the Arrangement Agreement is attached to this Circular as Schedule B and a copy of the Plan of Arrangement is attached as Exhibit 1 to the Arrangement Agreement.

Pursuant to the Arrangement Agreement, the respective obligations of the Company, Spinco1 and Spinco2 to complete the Arrangement and to file a certified copy of the Final Order and such other documentation required by the Registrar in order for the Arrangement to be implemented are also subject to the satisfaction of the following conditions, among other things:

1.	The Arrangement must receive the approval of the Shareholders, as described under “Required Approvals - Shareholder Approval of Arrangement” beginning on page 31.
2.	The Arrangement must be approved by the Court, as described under “Required Approvals - Court Approval of Arrangement” beginning on page 31.
3.	No action has been instituted and continuing on the Effective Date for an injunction to restrain, a declaratory judgment in respect of, or damages on account of or relating to the Arrangement, and no cease trading or similar order with respect to any securities of the Company, Spinco1 or Spinco2 has been issued and remains outstanding.
4.	The Company, Spinco1 and Spinco2 have received all necessary orders and rulings from various securities commissions and regulatory authorities in the relevant provinces of Canada, where required.
5.	The New Common Shares are listed for trading on the Exchange.
6.	All other consents, waivers, orders and approvals, including regulatory approvals and orders necessary for the completion of the Arrangement, have been obtained or received.
7.	None of the consents, waivers, orders or approvals contemplated herein will contain conditions or require undertakings considered unsatisfactory or unacceptable by the Company.

8.	The Arrangement Agreement has not been terminated as provided for therein. Management of the Company believes that all consents, orders, regulations, approvals or assurances required for the completion of the Arrangement will be obtained prior to the Effective Date in the ordinary course and upon application therefor.

30

Upon fulfillment of the foregoing conditions, the Board of Directors intends to take such steps and make such filings as may be necessary for the Arrangement to be implemented. The Effective Date will be the date set out in such filings.

The obligations of each of the Company, Spinco1 and Spinco2 to complete the transactions contemplated by the Arrangement Agreement are further subject to the condition, which may be waived by any other party without prejudice to its right to rely on any other condition in its favour, that each and every one of the covenants of the other parties thereto to be performed on or before the Effective Date pursuant to the terms of the Arrangement Agreement will have been duly performed and that, except as affected by the transactions contemplated by the Arrangement Agreement, the representations and warranties of such other parties thereto will be true and correct in all material respects as at such Effective Date, with the same effect as if such representations and warranties had been made at and as of such time, and each such party will have received a certificate, dated the Effective Date, of a senior officer of each of the other parties confirming the same.

Required Approvals

Shareholder Approval of Arrangement

As provided in the Interim Order, before the Arrangement can be implemented the Arrangement Resolution, with or without variation, must be passed by at least two-thirds of the votes cast with respect thereto by shareholders present at the Meeting either in person or by proxy. Each Common Share carries the right to one vote. A copy of the Arrangement Resolution is attached as Schedule A to this Circular.

The Board of Directors has unanimously approved the Arrangement and recommends that Shareholders vote in favour of the Arrangement Resolution, and the persons named in the enclosed form of proxy intend to vote FOR such approval at the Meeting unless otherwise directed by the Shareholders appointing them.

At the present time, the sole voting shareholder of each of Spinco1 and Spinco2 is, and prior to implementation of the Arrangement the sole shareholder will continue to be, the Company, which has approved the Arrangement.

Court Approval of Arrangement

The BCA requires that the Company obtain court approval to proceed with the Arrangement. Prior to the mailing of this Circular, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters related thereto. A copy of the Petition and Interim Order is attached to this Circular as Schedule C. The Notice of Hearing for the Final Order is attached as Schedule D.

As provided in the Notice of Hearing, the hearing in respect of the Final Order is scheduled to take place on June 12, 2015, before the Court, subject to Shareholder approval of the Arrangement at the Meeting.

At this hearing, all Shareholders who wish to participate or be represented or present evidence or argument may do so, subject to filing a notice of appearance and satisfying other requirements. A Shareholder wishing to appear before the Court should seek legal advice.

The Court has broad discretion under the BCA when making orders in respect of the Arrangement and the Court will consider, among other things, the fairness and reasonableness of the Arrangement.

31

The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit.

Exchange Approval or Consent of the Arrangement

Application will be made to, or consent will be obtained from, the Exchange to list the New Common Shares of the Company in place of the existing Common Shares. The Arrangement is subject to such listing being obtained, however there is no assurance that a public market will continue in the new common shares of the Company or that there will be a public market for the common shares of Spinco1 or Spinco2 after the Arrangement. As of the date hereof, the Exchange has not provided its approval of, or consent to the Arrangement, or the listing of the New Common Shares.

Amendment and Termination of the Arrangement Agreement

The Arrangement Agreement provides that it may be amended in a manner not materially prejudicial to the Shareholders by written agreement of the Company, Spinco1 and Spinco2 before or after the Meeting, but prior to the Effective Date, without further notice to the Shareholders.

The Arrangement Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors without further notice to, or action on the part of, Shareholders.

Without limiting the generality of the foregoing, the Board of Directors may terminate the Arrangement Agreement:

1.	If immediately prior to the Effective Date, Dissenting Shareholders holding 10% or more of the outstanding Common Shares have not abandoned the right of dissent provided for in the Plan of Arrangement.
2.	If prior to the Effective Date there is any material change in the business, operations, property, assets, liabilities or condition, financial or otherwise, of the Company, Spinco1 or Spinco2, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the Board of Directors determines in its sole judgment that it would be inadvisable in such circumstances for the Company to proceed with the Arrangement.

Failure to Complete Arrangement

In the event the Arrangement Resolution is not passed by Shareholders, the Court does not approve the Arrangement or the Arrangement does not proceed for some other reason, all working capital will remain with the Company and the Company will carry on business as it is currently carried on. In such event Spinco1 and Spinco2 will likely remain dormant companies.

Delivery of Share Certificates

The Certificates currently representing the Common Shares will continue to represent the New Common Shares upon completion of the Arrangement. If the Arrangement is completed on or about June 18, 2015,

32

Spinco1 and Spinco2 will mail to Shareholders of record on or about the Effective Date the certificates representing the Spinco1 Common Shares and Spinco2 Common Shares which the Shareholders are entitled to receive under the Arrangement.

U.S. Securities Laws

Under existing interpretations of the SEC’s Division of Corporation Finance, the proposed issuances of New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares to the Shareholders are considered to be “offers” or “sales” of securities. The Company, Spinco1 and Spinco2 therefore seek to rely upon the securities registration exemption set forth in Section 3(a)(10) of the 1933 Act with respect to the various issuances of securities in the Arrangement. The consequences to Shareholders are set out below.

In the event that the Arrangement is completed, the resulting issuance of New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares to Shareholders will not be registered under the 1933 Act or the securities laws of any state of the United States, but will instead be effected in reliance on the registration exemption provided by Section 3(a)(10) of the 1933 Act and exemptions provided under applicable state securities laws.

New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares received by a Shareholder who is an “affiliate” of the Company, Spinco1 or Spinco2 after the Arrangement will be subject to certain resale restrictions imposed by the 1933 Act. As defined in Rule 144 under the 1933 Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Typically, persons who are executive officers, directors or shareholders owning 10% or more of an issuer are considered to be its “affiliates.”

With respect to New Common Shares issued to Shareholders upon completion of the Arrangement, persons who are not affiliates of the Company prior to the Arrangement and who are not affiliates of the Company after the Arrangement may, subject to applicable Canadian requirements, resell such securities without restriction under the 1933 Act. The same is true with respect to Spinco1 Common Shares, Spinco2 Common Shares and persons who are not affiliates of Spinco1 and Spinco2, respectively, prior to the Arrangement and with respect to Spinco1 Common Shares and Spinco2 Common Shares and persons who are not affiliates of Spinco1 and Spinco2, respectively, after the Arrangement.

Persons who are affiliates of the Company, Spinco1 or Spinco2 after the Arrangement may not, as to their respective affiliated issuer(s), resell their New Common Shares, Spinco1 Common Shares and/or Spinco2 Common Shares in the United States absence of registration under the 1933 Act, unless, as discussed below, registration is not required pursuant to the exclusion from registration provided by Regulation S under the 1933 Act. Subject to applicable Canadian requirements and the following described U.S. imposed limitations, all holders of New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares may immediately resell such securities outside the United States without registration under the 1933 Act pursuant to Regulation S thereunder.

Holders of New Common Shares who are not affiliates of the Company, or who are affiliates of the Company solely by virtue of serving as an officer or director of the Company, may, under the securities laws of the United States, resell their New Common Shares in an “offshore transaction” within the

33

meaning of Regulation S (which would include a sale through the Exchange that is not pre-arranged with a United States buyer) if neither the seller nor any person acting on the seller’s behalf engages in “directed selling efforts” in the United States and, in the case of a person who is an affiliate of the Company solely by virtue of serving as an officer or director, no selling commission, fee or other remuneration is paid in connection with such offer or sale other than a usual and customary broker’s commission. The same is true with respect to Spinco1 Common Shares, Spinco2 Common Shares and persons who are affiliates of Spinco1 or Spinco2, respectively, after the Arrangement.

For purposes of Regulation S, an “offshore transaction” is a transaction that meets the following requirements:

(a) the offer is not made to a person in the United States;

(b) either:

(i)	at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States, or
(ii)	the transaction is executed in, on or through the facilities of a designated offshore securities market (which would currently include the Exchange) and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; and
(c)	offers and sales are not specifically targeted at identifiable groups of U.S. citizens abroad. However, should the Common Shares of the Company, Spinco1 or Spinco2 not be listed on the Exchange, then it would be difficult for U.S. holders to sell such issuer’s respective securities in an “offshore transaction” within the meaning of Regulation S. While the Company has applied to the Exchange for the listing of the New Common Shares upon completion of the Arrangement, and believe that such listing will be obtained in the ordinary course, there can be no assurance that such a listing will be obtained or that it will be maintained.

For purposes of Regulation S “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction.

Certain additional Regulation S restrictions are applicable (i) to a holder of the Company’s, Spinco1’s or Spinco2’s securities who will be an affiliate thereof other than by virtue of his or her status as an officer or director, or (ii) if such issuer does not qualify as a “foreign issuer” as defined in Regulation S at the time of sale. Although upon completion of the Arrangement each of the Company, Spinco1 and Spinco2 will qualify as a “foreign issuer,” and management anticipates that each will remain as such for the foreseeable future, there can be no guarantee that one or both will always remain “foreign issuers” as defined in Regulation S.

The exemption provided by Section 3(a)(10) of the 1933 Act will not be available for the issuance of shares upon exercise of warrants or options (which is not contemplated by the Arrangement) issued by the Company, Spinco1 or Spinco2. As a result such warrants and options may not be exercised by or on behalf of a person in the United States, and the shares issuable upon exercise thereof may not be offered or sold

34

in the United States unless an exemption from the registration requirements under the 1933 Act and the securities laws of all applicable states of the United States is available for such exercise and resale. Subject to applicable Canadian requirements, holders of shares issued upon exercise of any such options or warrants may also resell such shares under SEC Regulation S, as discussed above.

The foregoing discussion is only a general overview of certain requirements of United States federal securities laws applicable to the New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares received upon completion of the Arrangement. Holders of such securities may be subject to additional restrictions, including, but not limited to, restrictions under written contracts, agreements or instruments to which they are parties or are otherwise subject, and restrictions under applicable United States state securities laws. All holders of the Company’s, Spinco1’s and Spinco2’s securities are urged to consult with counsel to ensure that the resale of their securities complies with applicable securities legislation.

This solicitation of proxies is not subject to the requirements of Section 14(a) of the 1934 Act. Accordingly, this Circular has been prepared in accordance with the disclosure requirements of Canadian law. Such requirements are different than those of the United States applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act. The financial statements included herein have been prepared in accordance with IFRS, are subject to Canadian auditing and auditor-independence standards, and may not be comparable in all respects to financial statements of United States companies.

The securities to be issued in connection with the Arrangement have not been approved or disapproved by the SEC or securities regulatory authorities of any state of the United States, nor has the SEC or securities regulatory authority of any state in the United States passed on the adequacy or accuracy of this circular. Any representation to the contrary is a criminal offence.

Stock Exchange Listing

The Common Shares are currently listed on the Exchange. Application will be made to, or consent will be obtained from, the Exchange to list the New Common Shares of the Company in place of the existing Common Shares. The Arrangement is subject to such listing being obtained, however there is no assurance that a public market will continue in the new common shares of the Company or that there will be a public market for the common shares of Spinco1 or Spinco2 after the Arrangement. As of the date hereof, the Exchange has not provided its approval of, or consent to the Arrangement, or the listing of the New Common Shares.

Canadian Federal Income Tax Considerations About the Arrangement for Shareholders

In the opinion of Clark Wilson LLP, Canadian counsel to the Company, the following summary fairly describes the principal Canadian federal income tax considerations relating to the Arrangement generally applicable to Shareholders who, for purposes of the ITA and at all relevant times:

(a)	are not exempt from Canadian federal income tax;
(b)	hold their Common Shares as capital property and will hold their New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares as capital property;
(c)	are not affiliated with the Company, Spinco1 or Spinco2;
35

(d)	deal at arm’s length with the Company, Spinco1 and Spinco2; and
(e)	immediately after the completion of the Arrangement will not, either alone or together with persons with whom they do not deal at arm’s length, and persons with whom they do not deal at arm’s length will not, either control either Spinco1 or Spinco2, as the case may be, or beneficially own shares of Spinco1 or Spinco2, as the case may be, which have a fair market value in excess of 50% of the fair market value of all the outstanding shares of Spinco1 or Spinco2, as the case may be (a “Holder”).

Common Shares, New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares, will generally be considered to be capital property to a Holder thereof, unless such securities are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure in the nature of trade. Certain Holders who are resident in Canada and who might not otherwise be considered to hold their Common Shares, New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares as capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the ITA to have such shares, and every other “Canadian security” as defined in the ITA, owned by such Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Any person contemplating making a subsection 39(4) election should first consult their tax advisor for advice as the making of such election will affect the income tax treatment of the person’s disposition of other Canadian securities.

This summary is not applicable to a Holder:

(a)	that is a “financial institution” for the purposes of the “mark- to-market property” rules contained in the ITA;
(b)	that is a “specified financial institution” as defined in the ITA;
(c)	of an interest which is a “tax shelter investment” as defined in the ITA,
(d)	who has acquired Common Shares, or who acquires New Common Shares, Spinco1 Common Shares or Spinco2 Common Shares upon the exercise of an employee stock option; or
(e)	that is a taxpayer whose “functional currency” for the purposes of the ITA is the currency of a country other than Canada.

This summary is based upon the current provisions of the ITA, the regulations thereunder (the ”Regulations”), and counsel’s understanding of the current administrative practices and assessing policies of the CRA. This summary also takes into account all specific proposals to amend the ITA and Regulations (the “Proposed Amendments”) announced by the Minister of Finance (Canada) prior to the date hereof, and assumes that all Proposed Amendments will be enacted in their present form. If the Proposed Amendments are not enacted as presently proposed, the tax consequences may not be as described below in all cases. This summary does not take into account or anticipate any other changes in law or administrative or assessing practice, whether by legislative, governmental, or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below. An advance income tax ruling will not be sought from the CRA in respect of the Arrangement.

36

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. No representation with respect to the Canadian federal income tax consequences to any particular Shareholder is made herein. Accordingly, Shareholders should consult their own tax advisors with respect to their particular circumstances including, where relevant, the application and effect of the income and other taxes of any country, province, territory, state or local tax authority.

Holders Resident in Canada

This part of the summary applies generally to a Holder who, at all material times, is or is deemed to be resident in Canada for the purposes of the ITA (a “Resident Holder”).

Exchange of Common Shares for New Common Shares and Reorganization Shares

A Resident Holder who exchanges Common Shares for Class 1 Reorganization Shares, Class 2 Reorganization Shares and New Common Shares under the Arrangement will be deemed to dispose of the Common Shares for proceeds of disposition equal to the adjusted cost base to the Holder of such Common Shares and to acquire the Class 1 Reorganization Shares, Class 2 Reorganization Shares and New Common Shares at an aggregate cost equal to such adjusted cost base. Accordingly, no capital gain or loss will be realized by a Resident Holder on such exchange.

The aggregate cost of the Class 1 Reorganization Shares, Class 2 Reorganization Shares and the New Common Shares must be allocated between such shares in proportion to the relative fair market value of such shares immediately after the exchange (the “Proportionate Allocation”). The Company advises that the Class 1 Reorganization Shares will have an aggregate fixed redemption value equal to the number of Class 1 Reorganization Shares redeemed in the Arrangement, multiplied by $0.02 per Class 1 Reorganization Share so redeemed and that it is reasonable to consider that the fair market value of the Class 1 Reorganization Shares will be equal to the aggregate redemption value of such shares. Similarly, the Company advises that the Class 2 Reorganization Shares will have an aggregate fixed redemption value equal to the number of Class 2 Reorganization Shares redeemed in the Arrangement, multiplied by $0.02 per Class 2 Reorganization Share so redeemed and that it is reasonable to consider that the fair market value of the Class 2 Reorganization Shares will be equal to the aggregate redemption value of such shares. The New Common Shares will have an aggregate fair market value equal to the aggregate fair market value of the Common Shares immediately before the Arrangement less the aggregate fair market value of the Class 1 Reorganization Shares and Class 2 Reorganization Shares. The Company has advised counsel that it will make available, after the Effective Date, an estimate of the Proportionate Allocation. This allocation is not binding on the CRA. The fair market value of the Class 1 Reorganization Shares, Class 2 Reorganization Shares and the New Common Shares is a question of fact to be determined having regard to all of the relevant circumstances and counsel is not qualified to express, and does not express, any opinion as to value.

Exchange of Class 1 Reorganization Shares for Spinco1 Common Shares and Exchange of Class 2 Reorganization Shares for Spinco2 Common Shares

Unless a Resident Holder chooses to recognize a capital gain or capital loss on the exchange of its Class 1 Reorganization Shares for Spinco1 Common Shares or Class 2 Reorganization Shares for Spinco2 Common Shares pursuant to the Arrangement, the Resident Holder will be deemed to dispose of the Class 1 Reorganization Shares or Class 2 Reorganization Shares, as applicable, for proceeds of disposition equal

37

to the adjusted cost base of such shares to the Holder immediately before the exchange, and to have acquired the Spinco1 Common Shares and Spinco2 Common Shares, as applicable, at an aggregate cost equal to such adjusted cost base. Accordingly, no capital gain or loss will be realized by the Resident Holder on such exchange.

A Resident Holder may choose to recognize a capital gain (or capital loss) on the exchange of Class 1 Reorganization Shares for Spinco1 Common Shares or Class 2 Reorganization Shares for Spinco2 Common Shares by including all or any portion of the capital gain (or capital loss) otherwise determined in the Holder’s income in the Holder’s return of income for the Holder’s taxation year in which the exchange occurs. Where a Resident Holder chooses to recognize a capital gain (or capital loss) on the exchange, the Holder will realize a capital gain (or capital loss) equal to the amount by which the fair market value of the Spinco1 Common Shares or Spinco2 Common Shares, as applicable, received on the exchange exceeds (or is exceeded by) the adjusted cost base to the Holder of the Class 1 Reorganization Shares or Class 2 Reorganization Shares, as applicable, so exchanged and the Holder will acquire the Spinco1 Common Shares or Spinco2 Common Shares, as applicable, at an aggregate cost equal to the fair market value thereof. See “Taxation of Capital Gains and Losses” beginning on page 40 for a general description of the treatment of capital gains and losses under the ITA.

Eligibility for Investment

New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares will, at the time they are acquired under the Arrangement, be qualified investments under the ITA for a trust governed by a registered retirement savings plan (a “RRSP”), registered retirement income fund (a “RRIF”), deferred profit sharing plan, registered education savings plan, registered disability savings plan and a tax-free savings account (a “TFSA”) (collectively, “Registered Plans”).

The Spinco1 Common Shares and Spinco2 Common Shares will, at the time they are acquired under the Arrangement, be qualified investments under the ITA for Registered Plans, provided that, at that time the Spinco1 Common Shares and Spinco2 Common Shares are listed on a designated stock exchange (currently including the Exchange, the Toronto Stock Exchange, and Tiers 1 and 2 of the TSX Venture Exchange), or each of Spinco1 and Spinco2 is a “public corporation” as defined for purposes of the ITA. The Company advised that each of Spinco1 and Spinco2 intends to apply to have the Spinco1 Common Shares and Spinco2 Common Shares, as applicable, listed on a designated stock exchange before the end of its first taxation year and intends to elect in its return of income for its first taxation year, and on or before its filing due date for its first taxation year (the “Due Date”), to be deemed to have been a public corporation from the beginning of the year. Provided the Spinco1 Common Shares and Spinco2 Common Shares are listed on a designated stock exchange in Canada on or before the Due Date and Spinco1 or Spinco2 each makes this election in its return of income for its first taxation year, Spinco1 and Spinco2 will each be a public corporation at the time the Spinco1 Common Shares and Spinco2 Common Shares are acquired under the Arrangement.

Notwithstanding the foregoing, the holder of a TFSA or an annuitant of a RRSP or RRIF which holds New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares or Spinco2 Common Shares will be subject to a penalty tax under the ITA if such security is a “prohibited investment” under the ITA. In general terms, the New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares will be a “prohibited investment” for a particular RRSP, RRIF or TFSA if at any time the holder or annuitant (the ”Plan Holder”) (i) does not deal at arm’s length with the Company, Spinco1 or Spinco2 for purposes of the ITA, or (ii) has a

38

“significant interest” in the Company, Spinco1 or Spinco2, as that term is defined in the ITA. Generally, a Plan Holder will have a significant interest in a corporation if the Registered Plan, the Plan Holder, and other persons not at arm’s length with the Plan Holder, together, directly or indirectly, own more than 10% of the shares of any class of shares of the corporation. Holders should consult their own tax advisors to ensure that the New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares would not be a prohibited investment for a trust governed by a TFSA, RRSP, or RRIF in their particular circumstances.

Dissenting Resident Holders

A Resident Holder who dissents in respect of the Arrangement (a “Resident Dissenter”) and who is entitled to receive payment from the Company equal to the fair value of the Resident Dissenter’s Common Shares will be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount received by the Resident Dissenter, less the amount of any interest awarded by a court, as the case may be. A Resident Dissenter generally will be deemed to have received a dividend equal to the amount by which such proceeds exceed the paid-up capital of such shares, and such deemed dividend will reduce the proceeds of disposition for purposes of computing a capital gain (or a capital loss) on the disposition of such Common Shares. The tax treatment accorded to any deemed dividend is discussed below under the heading, “Holders Resident in Canada —Dividends on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares”.

A Resident Dissenter will also realize a capital gain (or a capital loss) to the extent that the proceeds of disposition of such Common Shares, as reduced by the amount of any deemed dividend as discussed above and net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares immediately before the disposition. The tax treatment of capital gains and capital losses (including the potential reduction of a capital loss due to the receipt of a deemed dividend) is discussed below under the heading, “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Interest awarded by a court to a Resident Dissenter will be included in the Resident Dissenter’s income for a particular taxation year to the extent the amount is received or receivable in that year, depending upon the method regularly followed by the Resident Dissenter in computing income. Where the Resident Dissenter is a corporation, partnership or, subject to certain exceptions, a trust, the Resident Dissenter must include in income for a taxation year the amount of interest that accrues to it before the end of the taxation year, or becomes receivable or is received before the end of the year (to the extent not included in income for a preceding taxation year). Resident Dissenters who are contemplating exercising their dissent rights should consult their own tax advisors.

Dividends on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares

In the case of a Resident Holder who is an individual, dividends received or deemed to be received on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares will be included in computing the individual’s income and will be subject to gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Company, Spinco1 or Spinco2, as the case may be, as an “eligible dividend” in accordance with the ITA.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares will be included in computing the corporation’s income and will generally be deductible in computing its taxable income.

39

A “private corporation” (as defined in the ITA) or any other corporation controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the ITA to pay a refundable tax of 33⅓% on dividends received or deemed to be received on shares of the Company, Spinco1 or Spinco2 to the extent that such dividends are deductible in computing the corporation’s taxable income.

Disposition of New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares

The disposition or deemed disposition of New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares by a Resident Holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those shares immediately before the disposition. See “Holders Resident in Canada—Taxation of Capital Gains and Losses” below for a general description of the tax treatment of capital gains and losses under the ITA.

Taxation of Capital Gains and Losses

One-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will be included in the Holder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by the Holder in a year will be required to be deducted against taxable capital gains realized in the year. Any excess of allowable capital losses over taxable capital gains in a taxation year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years, to the extent and in the circumstances specified in the ITA.

The amount of any capital loss arising on the disposition or deemed disposition of a New Common Share, Spinco1 Common Share or Spinco2 Common Share by a Resident Holder that is a corporation may be reduced by the amount of certain dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the ITA. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns such shares, or where a trust or partnership of which the corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

Alternative Minimum Tax on Individuals

A capital gain realized, or a dividend received, by a Resident Holder who is an individual (including certain trusts and estates) may give rise to liability for alternative minimum tax under the ITA.

Additional Refundable Tax on Canadian-Controlled Private Corporations

A Resident Holder that is a “Canadian-controlled private corporation” as defined in the ITA may be required to pay an additional 6 ⅔% refundable tax on certain investment income, including certain amounts in respect of net taxable capital gains, dividends, deemed dividends and interest.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who: (a) has not been, is not, and will not be resident or deemed to be resident in Canada for purposes of the ITA; and (b) does not and will not use or hold, and is not and will not be deemed to use or hold, Common Shares, New Common Shares, Spinco1 Common Shares or Spinco2 Common Shares in connection with carrying on a business in Canada

40

(a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares

The discussion above, applicable to Resident Holders under the headings “Holders Resident in Canada — Exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares” and “Exchange of Class 1 Reorganization Shares for Spinco1 Common Shares and Class 2 Reorganization Shares for Spinco2 Common Shares” also applies to a Non-Resident Holder. The tax treatment of a capital gain or a capital loss realized by a Non-Resident Holder is described generally below under the heading “Holders Not Resident in Canada — Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Capital Losses

A Non-Resident Holder will not be subject to tax under the ITA in respect of any capital gain arising on a disposition or deemed disposition of New Common Shares, Spinco1 Common Shares or Spinco2 Common Shares, unless, at the time of disposition, such shares constitute “taxable Canadian property” of the Non-Resident Holder within the meaning of the ITA and the Non-Resident Holder is not entitled to relief under an applicable income tax convention.

Generally, a New Common Share, a Spinco1 Common Shares or a Spinco2 Common Share, as the case may be, will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that such share is listed on a designated stock exchange (which currently includes the Exchange, the Toronto Stock Exchange, and Tier 1 and 2 of the TSX Venture Exchange) unless, at any particular time during the 60-month period immediately preceding the disposition (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, Spinco1 or Spinco2, as the case may be; and (ii) more than 50% of the fair market value of the particular share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” as defined in the ITA, “timber resource property” as defined in the ITA, or options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). Notwithstanding the foregoing, in certain circumstances set out in the ITA, New Common Shares, Spinco1 Common Shares or Spinco2 Common Shares could be deemed to be taxable Canadian property to the Non-Resident Holder.

Even if a New Common Share, a Spinco1 Common Share or a Spinco2 Common Share is taxable Canadian property to a Non-Resident Holder, any gain realized on a disposition of such share may be exempt from tax under the ITA pursuant to the provisions of an applicable income tax convention between Canada and the country in which such Non-Resident Holder is resident.

In the event a New Common Share, a Spinco1 Common Share or a Spinco2 Common Share is taxable Canadian property to a Non-Resident Holder at the time of disposition and the capital gain realized on the disposition of such share is not exempt from tax under the ITA pursuant to the provisions of an applicable income tax convention then the tax consequences described above under “Holders Resident in Canada — Disposition of New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares” and “Holders Resident in Canada —Taxation of Capital Gains and Capital Losses” will generally apply.

41

Non-Resident Holders should consult their own tax advisors with respect to the Canadian tax consequences of disposing of such shares.

Dividends on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares

Dividends paid or credited or deemed under the ITA to be paid or credited to a Non-Resident Holder on New Common Shares, Spinco1 Common Shares or Spinco2 Common Shares will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax convention.

Dissenting Non-resident Holders

A Non-Resident Holder who dissents in respect of the Arrangement (a “Non-Resident Dissenter”) will be entitled to receive a payment from the Company equal the fair value of such Non-Resident Dissenter’s Common Shares and will be considered to have disposed of such shares for proceeds of disposition equal to the amount received by the Non-Resident Dissenter, less the amount of any interest awarded by a court (if applicable). A Non-Resident Dissenter generally will be deemed to have received a dividend equal to the amount by which such proceeds exceed the paid-up capital of such shares and such deemed dividend will reduce the proceeds of disposition for purposes of computing a capital gain (or a capital loss) on the disposition of such Common Shares. The deemed dividend will be subject to Canadian withholding tax as described above under “Holders Not Resident in Canada — Dividends on New Common Shares, Spinco1 Common Shares and Spinco2 Common Shares”.

A Non-Resident Dissenter will also realize a capital gain to the extent that the proceeds of disposition for such shares, as reduced by the amount of any deemed dividend as discussed above, and net of any reasonable costs of disposition, exceed the adjusted cost base of such Common Shares immediately before the disposition. A Non-Resident Dissenter generally will not be subject to income tax under the ITA in respect of any such capital gain provided such shares do not constitute taxable Canadian property of the Non-Resident Dissenter as described above under “Holders Not Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Any interest paid to a Non-Resident Dissenter upon the exercise of dissent rights will not be subject to Canadian withholding tax. No U.S. Legal Opinion or IRS Ruling

No legal opinion from U.S. legal counsel or ruling from the United States Internal Revenue Service has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement. Shareholders who are subject to U.S. taxation should consult with their own professional advisers with regard to the Arrangement’s U.S. tax implications.

Rights of Dissent

The following description of the rights of registered Shareholders to dissent and be paid fair value for their Common Shares is not a comprehensive statement of the procedures to be followed by a registered Shareholder and is qualified in its entirety by the reference to the full text of the Petition and Interim Order and Sections 237 to 247 of the BCA, copies of which are attached to this Circular as Schedule C and Schedule E, respectively. A registered Shareholder who intends to exercise a right of dissent should carefully consider and comply with the provisions of Section 237 to 247 of the BCA, as modified by the

42

Interim Order, and should seek independent legal advice. Failure to comply with the provisions of those sections, as modified by the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder. The Court on hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

A Shareholder who intends to exercise its right of dissent must deliver a written objection to the Arrangement Resolution (a “Dissent Notice”) Company’s registrar and transfer agent, Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, to be actually received by no later than 10:30 AM (Vancouver time) on June 2, 2015, and must not vote any Common Shares it holds in favour of the Arrangement Resolution. A Beneficial Shareholder who wishes to exercise its rights of dissent must arrange for the registered Shareholder holding its Common Shares to deliver the Dissent Notice. The Dissent Notice must contain all of the information specified in the Interim Order.

If the Arrangement Resolution is passed at the Meeting, the Company must send by registered mail to every Dissenting Shareholder, prior to the date set for the hearing of the Final Order, a notice (a “Notice of Intention”) stating that, subject to receipt of the Final Order and satisfaction of the other conditions set out in the Arrangement Agreement, the Company intends to complete the Arrangement, and advising the Dissenting Shareholder that if the Dissenting Shareholder intends to proceed with its exercise of its rights of dissent it must deliver to the Company, within 14 days of the mailing of the Notice of Intention, a written statement containing the information specified by the Interim Order, together with the certificates representing the Common Shares it holds.

A Dissenting Shareholder delivering such a written statement may not withdraw from its dissent and, at the Effective Date, will be deemed to have transferred to the Company all of the Common Shares it holds. The Company will pay to each Dissenting Shareholder the amount agreed between the Company and the Dissenting Shareholder for its Common Shares. Either the Company or a Dissenting Shareholder may apply to the Court if no agreement on the terms of the sale of the Common Shares held by the Dissenting Shareholder has been reached and the Court may:

(a)	determine the fair value that the Common Shares had immediately before the passing of the Arrangement Resolution, excluding any appreciation or depreciation in anticipation of the Arrangement unless exclusion would be inequitable, or order that such fair value be established by arbitration or by reference to the Registrar, or a referee of the court;
(b)	join in the application each other Dissenting Shareholder which has not reached an agreement for the sale of its Common Shares to the Company; and

(c)	make consequential orders and give directions it considers appropriate.

If a Dissenting Shareholder fails to strictly comply with the requirements of its rights of dissent set out in the Interim Order, it will lose such rights, the Company will return to the Dissenting Shareholder the certificates representing the Common Shares that were delivered to the Company, if any, and, if the Arrangement is completed, that Dissenting Shareholder will be deemed to have participated in the Arrangement on the same terms as other Shareholders who did not exercise their rights of dissent.

If a Dissenting Shareholder strictly complies with the foregoing requirements but the Arrangement is not completed, then the Company will return to the Dissenting Shareholder the certificates delivered to the Company, if any, pursuant to its rights of dissent.

43

INFORMATION CONCERNING THE COMPANY

The Company was incorporated by memorandum under the Company Act (British Columbia) on August 24, 1984 and was registered extra-provincially in the Province of Ontario, Canada on October 19, 1984. On May 31, 1988, the Company adopted as the French form of its name “Ressources Armeno Inc.”. On May 25, 1992, the name of the Company was changed to Ag Armeno Mines and Minerals Inc. in the English form, and “Les Mines et Mineraux Ag Armeno Inc.” in the French form. On April 25, 2000, the name of the Company was changed from Ag Armeno Mines and Minerals Inc. in the English form, and “Les Mines et Mineraux Ag Armeno Inc.”, in the French form, to Golden Nugget Exploration Inc. On May 2, 2002, the name of the Company was changed from Golden Nugget Exploration Inc. to Lucky 1 Enterprises Inc. On January 17, 2005, the name of the Company was changed from Lucky 1 Enterprises Inc. to Bronx Ventures Inc. and the Company adopted new Articles. On March 19, 2007, the Company changed its name to Zab Resources Inc. On April 16, 2009, the Company changed its name from Zab Resources Inc. to Kokomo Enterprises Inc. On August 31, 2012, the Company changed its name from Kokomo Enterprises Inc. to High 5 Ventures Inc. On July 7, 2014 the Company changed its name from High 5 Ventures Inc. to 37 Capital Inc.

The Company is an exploration stage mining company and is listed on the Exchange under the trading symbol “JJJ” and on the OTCQB tier of the OTC Markets Inc. under the symbol “HHHEF”. The Company’s principal business activities include evaluating, acquiring, exploring and if warranted, developing mineral exploration properties.

As at the date hereof, the Company has two wholly-owned subsidiaries consisting of Spinco1 and Spinco2. Spinco1 and Spinco2 were incorporated on February 26, 2015 solely to effect the Arrangement and have not carried on active business to date.

After completion of the Arrangement, the Company intends to continue to follow its current business model.

Description of the Business

The Company is a junior mineral exploration company, reporting in the provinces of British Columbia, Alberta, Ontario and Quebec. The Company has one property interest in British Columbia, a gross receipts royalty on certain mineral leases in Ontario, and has a minority investment in a non-mining related project located in Mexico as further described below.

Extra High Property, Kamloops Mining Division, British Columbia, Canada

The Company has a 33% undivided interest in the Extra High Property located in the Province of British Columbia. The Company’s technical report was filed on SEDAR on March 1, 2006.

The remaining 67% interest that the Company does not own in the Extra High Property is held by Colt Resources Inc. (“Colt”). Colt and the Company have formed a joint venture to set out the rights and obligations of the parties with respect to the development of the Extra High Property. Each party is required to contribute its proportionate share of property related expenditures. If any party fails to contribute its share of future property related expenditures, then its interest will be diluted on a straight-line basis. If any party’s interest is diluted to less than 10%, then that party’s interest in the Extra High Property will be converted into a 0.5% net smelter returns royalty.

44

 Neither the Company nor Colt as the operator of the Extra High Property has incurred any meaningful exploration or evaluation expenditures in recent years with respect to the Extra High Property. Accordingly, during the fiscal year-ended 2011 the Company recognized an impairment provision of $151,339 to reduce the carrying amount to $1. If there is an indication in the future that the impairment loss recognized no longer exists or has decreased, the recoverable amount will be estimated and the carrying value of the property will be increased to its recoverable amount.

The Extra High Property, consisting of a total area of approximately 1,074 hectares, is located on Samatosum Mountain, immediately south of the formerly producing Samatosum Mine, 60 km northeast of Kamloops, British Columbia.

Legal Description

The Extra High Mineral Property tenures are as follows:

TENURE NUMBER	NAME OF CLAIM	PROPERTY SIZE (in hectares)	CONVERSION DATE OR DATE STAKED	BC MAP #		EXPIRY DATE
509949	Extra High	60.829	2005/MAR/31	082	M	2016/APR/02
509956	Extra High	182.52	2005/MAR/31	082	M	2016/APR/02
509961	Extra High	121.664	2005/MAR/31	082	M	2016/APR/02
509963	Extra High	40.569	2005/MAR/31	082	M	2016/APR/02
509969	Extra High	344.834	2005/MAR/31	082	M	2016/APR/02
510213	Extra High	20.289	2005/APR/05	082	M	2016/APR/02
510214	Extra High	40.557	2005/APR/05	082	M	2016/APR/02
510215	Extra High	81.124	2005/APR/05	082	M	2016/APR/02
510306	Extra High	60.857	2005/APR/05	082	M	2016/APR/02

509952	Super High	#160.824	2005/MAR/31	082	M	2016/MAR/31
520184	Super High	#220.275	2005/SEP/20	082	M	2016/SEP/20
520186	Super High	#340.544	2005/SEP/20	082	M	2016/SEP/20

Ontario Lithium Properties (Mineral Leases)

During the year ended December 31, 2008, the Company sold all of its Mineral Leases for gross proceeds of $54,500. However, in the event that at a future date the Mineral Leases are placed into commercial production, the Company is entitled to receive a 0.5% gross receipts royalty after six months from the date of commencement of commercial production.

Investment in Mexican Gaming Company

On April 8, 2013, the Company entered into a purchase and sale agreement with a Mexican gaming company, whereby the Company agreed to purchase a royalty revenue stream of an amount the greater of 10% of the net profits or 5% of the gross revenues of the Mexican land-based casino for a purchase price of $800,000. As of December 31, 2013, the Company invested $800,000 and advanced $49,200 for working capital purposes. The Mexican gaming company repaid the $49,200 advanced and the Company recognized $4,157 in royalty revenue during the year ended December 31, 2014.

45

As at December 31, 2014, the Company assessed the fair value of the investment and recorded impairment of $799,999 on the investment due to nominal royalty payments received to date.

Recent Developments

On May 4, 2015, the Company announced the entry into the Arrangement Agreement.

On January 7, 2015 the Company announced that it has raised an aggregate of Cdn $250,000 from two directors through the issuance of two Convertible Debentures. The Convertible Debentures bear interest at the rate of 12% per annum payable quarterly, and have a term of 12 months. At any time prior to the maturity date, at the sole option of the Company, the Convertible Debentures may be converted into Common Shares of the Company at the price of $0.30 per common share. The funds raised were used for general working capital purposes.

For a more fulsome description of the business of the Company, please see management’s discussion and analysis of its financial position and results of operations for the fiscal year ended December 31, 2014, copies of which have been filed on SEDAR and are available for review at www.sedar.com.

Selected Financial Information

Annual Information

The following is a summary of certain selected financial information of the Company for the last three financial years which is qualified by the more detailed information appearing in the Company’s financial statements, which are filed on SEDAR and available for review at www.sedar.com.

	Year Ended December 31, 2014 (audited) ($)	Year Ended December 31, 2013 (audited) ($)	Year Ended December 31, 2012 (audited) ($)
Total revenues	4,157	Nil	Nil
Net loss	(1,046,790)	(324,031)	(163,147)
Basic and diluted loss per share	(0.98)	(0.50)	(0.89)
	As at December 31, 2014 (audited) ($)	As at December 31, 2013 (audited) ($)	As at December 31, 2012 (audited) ($)
Total assets	3,530	853,725	12,707
Current liabilities	529,764	333,169	364,703
Total long term debt	Nil	Nil	Nil
Cash dividends	Nil	Nil	Nil

Quarterly Information

The following is a summary of certain selected unaudited financial information of the Company for the eight most recently completed quarters which is qualified by the more detailed information appearing in the Company’s financial statements, which are filed on SEDAR and available for review at www.sedar.com.

46

	December 31, 2014 (unaudited) ($)	September 30, 2014 (unaudited) ($)	June 30 2014 (unaudited) ($)	March 31, 2014 (unaudited) ($)	December 31, 2013 (unaudited) ($)	September 30, 2013 (unaudited) ($)	June 30, 2013 (unaudited) ($)	March 31, 2013 (unaudited) ($)
Revenues (losses)	4,157	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Net Loss	(892,875)	(61,466)	(51,202)	(41,247)	(67,327)	(90,303)	(124,797)	(41,604)
Net Comprehensive Loss per share	(0.84)	(0.06)	(0.05)	(0.04)	(0.06)	(0.13)	(0.28)	(0.11)

Dividend Policy

The Company has paid no dividends since its inception. At the present time, the Company intends to retain any earnings for corporate purposes. The payment of dividends in the future will depend on the earnings and financial condition of the Company and on such other factors as the Board of Directors may consider appropriate. However, since the Company is currently in a development stage, it is unlikely that earnings, if any, will be available for the payment of dividends in the foreseeable future.

Management’s Discussion and Analysis

Management’s discussion and analysis of its financial position and results of operations for the fiscal year ended December 31, 2014 has been filed on SEDAR and are available for review at www.sedar.com. Management’s discussion and analysis should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2014. These financial statements have also been filed on SEDAR and are available for review at www.sedar.com.

Directors and Officers

The directors and officers of the Company elected at the Meeting will continue to be the directors and officers of the Company upon completion of the Arrangement. For further information, see “Annual Meeting Business - Election of Directors” beginning on page 21.

•	Bedo H. Kalpakian, President, CEO, CFO and Director, age 68.
•	Jacob H. Kalpakian, Vice President and Director, age 46.
•	Gregory Todd McFarlane, Director, age 46.
•	Fred A. C. Tejada, Director, age 56.

None of the directors or officers has entered into a non-competition, non-solicitation or non-disclosure agreement with the Company.

47

Description of Share Capital

Upon completion of the Arrangement the authorized capital of the Company will consist of an unlimited number of Common Shares, an unlimited number of New Common Shares, an unlimited number of Class 1 Reorganization Shares and an unlimited number of Class 2 Reorganization Shares.

The New Common Shares will have priority over the Common Shares on the liquidation, dissolution or winding up of the Company with respect to the distribution of assets of the Company in an amount equal to the paid-up capital of the New Common Shares. Otherwise, all Common Shares and New Common Shares rank equally as to dividends, voting powers and participation in assets. No such shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provision for redemption, purchase for cancellation, surrender or sinking funds with respect to such shares. Provision as to modifications, amendments or variations of such rights or such provisions are contained in the Company’s articles and the BCA.

The Class 1 Reorganization Shares and Class 2 Reorganization Shares will rank in priority to the Common Shares and New Common Shares, but are non-voting. The Class 1 Reorganization Shares and Class 2 Reorganization Shares will not be entitled to dividends and will be redeemable and retractable in an amount equal to the working capital and the principal amount of a promissory note being transferred to Spinco1 or Spinco2, as applicable, pursuant to the Arrangement as determined by a senior officer of the Company (the “Redemption Amount”). On liquidation, dissolution or winding up, the Class 1 Reorganization Shares and Class 2 Reorganization Shares will rank in priority to the Common Shares and New Common Shares with respect to a distribution of assets of the Company in an amount equal to the Redemption Amount.

Pursuant to the Arrangement, one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share will be issued for each Common Share currently held by Shareholders. Immediately upon completion of the Arrangement there will be the same number of New Common Shares outstanding as the number of Common Shares that were previously outstanding prior to completion of the Arrangement.

Options to Purchase Shares

As at the date hereof, the Company has an aggregate of 33,334 options to purchase Common Shares outstanding under the Option Plan. A summary of these options is as follows:

Category of Optionees	Number	Exercise Price ($)	Expiration Date
Consultants (2 individuals)	21,667 11,667	$1.20 $1.20	March 18, 2016 May 15, 2016

To participate in the Arrangement, holders of options must exercise their options so that they are Shareholders as of the Effective Date.

Prior Sales

There have been no share issuances within the 12 months prior to the date of this Circular.

48

Stock Exchange Price

The Common Shares are listed for trading on the Exchange and quoted on the OTCQB tier of the OTC Markets Inc. in the United States under the symbol “HHHEF”. The following table sets forth the reported high, low and closing prices and trading volume of the outstanding Common Shares on the Exchange for the periods indicated.

	High	Low	Volume
Year 2013
Jan 1 – Mar 31	1.50	0.06	9,437
Apr 1 – Jun 30	1.50	1.26	18,706
Jul 1 – Sep 30	1.35	1.20	3,358
Oct 1 – Dec 31	n/a	n/a	n/a

Year 2014
Jan 1 – Mar 31	0.75	0.75	87,669
Apr 1 – Jun 30	0.90	0.60	119,502
Jul 1 – Sep 30	2.50	0.51	3,011
Oct 1 – Dec 31	n/a	n/a	n/a

Year 2015
January 2015	n/a	n/a	n/a
February 2015	0.51	0.51	2,012
March 2015	n/a	n/a	n/a
April 2015	n/a	n/a	22

Auditors and Registrar and Transfer Agent

The auditors for the Company are Smythe Ratcliffe LLP, 700 – 355 Burrard Street, Vancouver, British Columbia V6C 2G8.

The registrar and transfer agent for the Company is Computershare Investor Services Inc., 510 Burrard Street, 2nd Floor Vancouver, British Columbia V6C 3B9.

Legal Proceedings

The Company is not party to any outstanding legal proceedings, nor are any such proceedings contemplated.

Material Contracts

Except for contracts entered into in the ordinary course of business, the only contracts entered into by the Company within the two years preceding the date of this Circular and which can be reasonably regarded as material to the Company are as follows:

49

1.	Arrangement Agreement dated April 30, 2015. See “The Arrangement”;
2.	Convertible Debenture dated January 6, 2015; and
3.	Purchase and Sale Agreement with Grand Odyssey Casino, S.A. De C.V. dated April 8, 2013.

Risk Factors

In evaluating the Arrangement, Shareholders should carefully consider the following risk factors relating to the Arrangement. The following risk factors are not a definitive list of all risk factors associated with the Arrangement. Additional risks and uncertainties, including those currently unknown or considered immaterial by the Company, may also adversely affect the Common Shares, the New Common Shares, the Spinco1 Common Shares, the Spinco2 Common Shares and/or the business of the Company, Spinco1 or Spinco2 following the Arrangement.

In addition to the risk factors relating to the Arrangement set out below, Shareholders should also carefully consider the risk factors associated with Spinco1 and Spinco2 included in this Information Circular. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated.

There can be no certainty that all conditions precedent to the Arrangement will be satisfied.

The completion of the Arrangement is subject to a number of conditions precedent, certain of which are outside the control of the Company, including receipt of the Final Order and approval of the Exchange. There can be no certainty, nor can the Company provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If the Arrangement is not completed, the market price of the Common Shares may decline to the extent that the current market price reflects a market assumption that the Arrangement will be completed. The market price for the Common Shares may decline.

If the Arrangement is not approved by the Shareholders, the market price of the Common Shares may decline to the extent that the current market price of the Common Shares reflects a market assumption that the Arrangement will be completed.

The Spinco1 Common Shares and Spinco2 Common Shares may not be qualified investments under the ITA for a Registered Plan

An application for listing of the Spinco1 Common Shares and Spinco2 Common Shares on a designated stock exchange will not be made on the Effective Date. There is no assurance when, or if, the Spinco1 Common Shares or Spinco2 Common Shares will be listed on the Exchange or any other designated stock exchange. If the Spinco1 Common Shares or Spinco2 Common Shares are not listed on a designated stock exchange in Canada before the Due Date for Spinco1’s or Spinco2’s first income tax return or if Spinco1 or Spinco2 does not otherwise satisfy the conditions in the ITA to be a “public corporation”, the Spinco1 Common Shares and Spinco2 Common Shares will not be considered to be a qualified investment for a Registered Plan from their date of issue. Where a Registered Plan acquires a Spinco1 Common Share or a Spinco2 Common Share in circumstances where the Spinco1 Common Share or Spinco2 Common Share is not a qualified investment under the ITA for the Registered Plan, adverse tax consequences may arise for the Registered Plan and the annuitant, beneficiary or holder under the Registered Plan, including that the

50

Registered Plan may become subject to penalty taxes, the annuitant of such Registered Plan may be deemed to have received income therefrom or be subject to a penalty tax or, in the case of a registered education savings plan, such plan may have its tax exempt status revoked.

Conflicts of Interest

Certain directors and officers of the Company are also directors, officers, or shareholders of other companies that are similarly engaged in the business of acquiring, developing, and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interest which they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not the Company will participate in any project or opportunity, the directors will primarily consider the degree of risk to which the Company may be exposed and its financial position at the time.

INFORMATION CONCERNING SPINCO1

Spinco1 was incorporated under the BCA on February 26, 2015. The head office of Spinco1 is located at Suite 300 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1. The registered and records office of Spinco1 is located at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

The Company currently holds one Spinco1 Common Share (or 100% of the issued and outstanding Spinco1 Common Shares). Upon completion of the Arrangement, the Shareholders will hold an equal number of common shares in each of the Company and Spinco1. On or prior to the Effective Date, Spinco1 intends to repurchase and return the one Spinco1 Common Share currently held by the Company to treasury.

Upon completion of the Arrangement, Spinco1 will be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec. After the Effective Date, Spinco1 will have no assets other than cash and a promissory transferred to it pursuant to the Arrangement. See “Description of Business of Spinco1” below.

Description of Business of Spinco1

Spinco1 currently has no assets and is a recently incorporated entity, incorporated solely for the purpose of this Arrangement.

Following the effective date of the Arrangement, Spinco1 intends to use its working capital to identify suitable target companies to consummate a business combination and bring shareholder value to its shareholders. Spinco1 anticipates that it will require considerable time and resources in order to identify, negotiate, conduct due diligence on, and ultimately close a business combination with such a target. Spinco1 cannot offer any assurances that it will be able to consummate such a transaction, and Spinco1 anticipates it will be required to raise additional capital to close such a transaction.

Available Funds and Principal Purposes for Use

Upon the Effective Date, Spinco1 anticipates it will have working capital that is equal to the number of Class 1 Reorganization Shares redeemed by the Company pursuant to the Arrangement, multiplied by $0.02 per Class 1 Reorganization Share, half of which will be paid in cash and half of which will be

51

evidenced by promissory note. The Company had 1,067,724 Common Shares issued and outstanding as of April 30, 2015. Assuming there are 1,067,724 Common Shares issued and outstanding on the Effective Date of the Arrangement, Spinco1 anticipates it will have approximately $21,354 in working capital available, based on $10,677 cash and a promissory note in the principal amount of $10,677 being transferred from the Company. Under such circumstances, Spinco1 anticipates that this amount will cover the anticipated legal, accounting and audit expenses necessary to consummate the Arrangement and seek out a business combination with a suitable target entity. Spinco1 intends to utilize the $21,354 working capital from the Company as follows:

Description	Amount
Legal and accounting expenses incurred in connection with seeking out, negotiating and consummating a business combination with a target entity	$10,000
Unallocated working capital	$11,354
Total	$21,354

Directors and Officers

Upon completion of the Arrangement the sole director and officer of Spinco1 will be Jake H. Kalpakian. For further information on Jake H. Kalpakian, see “Annual Meeting Business - Election of Directors” and “Information Concerning the Company – Directors and Officers.”

Jake H. Kalpakian has not entered into non-competition, non-solicitation or non-disclosure agreements with Spinco1.

Share Capital

The authorized capital of Spinco1 consists of an unlimited number of Spinco1 Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there is one Spinco1 Common Share issued and outstanding and no preferred shares outstanding.

All Spinco1 Common Shares, both issued and unissued, rank equally as to dividends, voting powers and participation in assets. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provision for redemption, purchase for cancellation, surrender or sinking funds. Provision as to modifications, amendments or variations of such rights or such provisions are contained in the Spinco1 articles and the BCA.

Pursuant to the Arrangement, one Spinco1 Common Share will be issued for each Class 1 Reorganization Share acquired by Shareholders.

Options to Purchase Shares

Spinco1 has not implemented an incentive stock option plan and does not have any incentive stock options outstanding at this time.

Dividend Record

Spinco1 has paid no dividends since its inception. At the present time, Spinco1 intends to retain any earnings for corporate purposes. The payment of dividends in the future will depend on the earnings and financial condition of Spinco1 and on such other factors as the board of directors of Spinco1 may consider appropriate. However, since Spinco1 has just been recently incorporated and has no activities, it is unlikely that earnings, if any, will be available for the payment of dividends in the foreseeable future.

52

Prior Sales

The following table contains details of the prior sales of Spinco1 Common Shares within the 12 months prior to the date of this Circular.

Date of Issue	Number of Spinco1 Common Shares	Price per Spinco1 Share ($)
February 26, 2015	1 [1]	0.01
[1]	Issued to the Company on the date of incorporation of Spinco1. On or prior to the Effective Date, Spinco1 intends to repurchase and return the Spinco1 Common Share from the Company to treasury.

Auditors and Registrar and Transfer Agent

The auditors for Spinco1 are Smythe Ratcliffe LLP, Chartered Accountants, 700 – 355 Burrard Street, Vancouver, BC V6C 2G8.

The registrar and transfer agent for Spinco1 is Computershare Investor Services Inc., 510 Burrard Street, 2nd Floor Vancouver, British Columbia V6C 3B9.

Legal Proceedings

Spinco1 is not party to any outstanding legal proceedings, nor are any such proceedings contemplated.

Material Contracts

Except for contracts entered into in the ordinary course of business, the only material contracts entered into by Spinco1 since its incorporation and which can be reasonably regarded as material to Spinco1 is the following:

1.	Arrangement Agreement dated April 30, 2015. See “The Arrangement”.

Risk Factors

An investment in a company such as Spinco1 involves a significant degree of risk including, without limitation, the factors set out below.

No Assurance that a Business Combination will be Completed

Completion of a business combination with a suitable target company is subject to a number of conditions, including completion of the Arrangement and execution of a definitive agreement. Should the Arrangement fail to receive approval of the Shareholders at the Meeting, Spinco1 will remain as a private and dormant wholly-owned subsidiary of the Company. Should the Arrangement be approved by Shareholders at the meeting, there is no assurance that a definitive agreement will be entered into. In the event that a definitive agreement is entered into, there is no assurance that a definitive agreement will be completed. In addition to completion of the Arrangement and negotiation and execution of a definitive agreement, completion of any definitive agreement is expected to be subject to routine conditions,

53

including the following: (i) requisite corporate approvals on behalf of the parties; and (ii) completion of satisfactory due diligence. There is no assurance that any or all of these conditions will be satisfied or waived. In the event that the Arrangement is completed and the definitive agreement is not consummated, Spinco1 will remain as a reporting issuer in the Provinces of British Columbia, Alberta and Quebec and the Spinco1 Common Shares will not be listed on any stock exchange. In such instance, Spinco1 will effectively be a shell company with no assets other than a minimal amount of cash.

In the event that a business combination is completed, Spinco1 will be subject to the risks normally associated with the industry in which the target company operates. A more fulsome description of these risk factors is expected to be set forth in the listing application or other disclosure document prepared in connection with the listing of the Spinco1 Common Shares.

Requirements for Further Financing

Spinco1 presently does not have sufficient financial resources to undertake all of its currently planned activities beyond completion of the Arrangement. In the event that the Arrangement is completed and Spinco1 proceeds with a definitive agreement, Spinco1 will need to obtain further financing, whether through debt financing, equity financing or other means. There can be no assurance that Spinco1 will be able to raise the balance of the financing required or that such financing can be obtained without substantial dilution to shareholders. Failure to obtain additional financing on a timely basis could cause Spinco1 to reduce or terminate its operations.

The Spinco1 Common Shares may not be qualified investments under the ITA for a Registered Plan

An application for listing of the Spinco1 Common Shares on any stock exchange will not be made on the Effective Date. While it is anticipated that Spinco1 will enter into a definitive agreement, there is no assurance that a business combination will be completed. As a result, there is no assurance when, or if, the Spinco1 Common Shares will be listed on any stock exchange. If the Spinco1 Common Shares are not listed on a designated stock exchange in Canada before the due date for Spinco1’s first income tax return or if Spinco1 does not otherwise satisfy the conditions in the ITA to be a “public corporation”, the Spinco1 Common Shares will not be considered to be a qualified investment for a Registered Plan from their date of issue. Where a Registered Plan acquires a Spinco1 Common Share in circumstances where the Spinco1 Common Shares are not a qualified investment under the ITA for the Registered Plan, adverse tax consequences may arise for the Registered Plan and the annuitant, beneficiary or holder under the Registered Plan, including that the Registered Plan may become subject to penalty taxes, the annuitant of such Registered Plan may be deemed to have received income therefrom or be subject to a penalty tax or, in the case of a registered education savings plan, such plan may have its tax exempt status revoked.

Limited Operating History

As a private company incorporated for the sole purpose of the Arrangement, Spinco1 has a very limited history of operations and must be considered a start-up. As such, Spinco1 is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that Spinco1 will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of its early stage of operations.

Spinco1 has limited financial resources, has not earned any revenue since commencing operations, has no source of operating cash flow and there is no assurance that additional funding will be available to

54

it for further advancement of Spinco1’s business. There can be no assurance that Spinco1 will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of development of Spinco1’s business.

Negative Cash Flow

Spinco1 has no history of earnings or cash flow from operations. Spinco1 does not expect to generate material revenue or to achieve self-sustaining operations for several years, if at all.

No Market for Securities

There is currently no market through which any of Spinco1’s securities, including the Spinco1 Common Shares, may be sold and there is no assurance that the Spinco1 Common Shares will be listed for trading on a stock exchange, or if listed, will provide a liquid market for such securities. Until the Spinco1 Common Shares are listed on a stock exchange, holders of the Spinco1 Common Shares may not be able to sell their Spinco1 Common Shares. Even if a listing is obtained, there can be no assurance that an active public market for the Spinco1 Common Shares will develop or be sustained after completion of the Arrangement. The holding of Spinco1 Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. The Spinco1 Common Shares should not be purchased by persons who cannot afford the possibility of the loss of their entire investment.

Dividend Policy

Spinco1 does not presently intend to pay cash dividends in the foreseeable future, as any earnings are expected to be retained for use in developing and expanding its business. However, the actual amount of dividends received from Spinco1 will remain subject to the discretion of its board of directors and will depend on results of operations, cash requirements and future prospects of Spinco1 and other factors.

Conflicts of Interest

The sole director of Spinco1 is also a director, officer and shareholder of other companies, including the Company and Spinco2. Such associations may give rise to conflicts of interest from time to time. The directors of Spinco1 are required by law to act honestly and in good faith with a view to the best interests of Spinco1 and to disclose any interest which they may have in any project or opportunity of Spinco1. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Spinco1 will participate in any project or opportunity, the directors will primarily consider the degree of risk to which Spinco1 may be exposed and its financial position at the time.

INFORMATION CONCERNING SPINCO2

Spinco2 was incorporated under the BCA on February 26, 2015. The head office of Spinco2 is located at Suite 300 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1. The registered and records office of Spinco2 is located at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

The Company currently holds one Spinco2 Common Share (or 100% of the issued and outstanding Spinco2 Common Shares). Upon completion of the Arrangement, the Shareholders will hold an equal number of common shares in each of the Company and Spinco2. On or prior to the Effective Date, Spinco2 intends to repurchase and return the one Spinco2 Common Share currently held by the Company to treasury.

55

Upon completion of the Arrangement, Spinco2 will be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec. After the Effective Date, Spinco2 will have no assets other than cash and a promissory note transferred to it pursuant to the Arrangement. See “Description of Business of Spinco2” below.

Description of Business of Spinco2

Spinco2 currently has no assets and is a recently incorporated entity, incorporated solely for the purpose of this Arrangement.

Following the effective date of the Arrangement, Spinco2 intends to use its working capital to identify suitable target companies to consummate a business combination and bring shareholder value to its shareholders. Spinco2 anticipates that it will require considerable time and resources in order to identify, negotiate, conduct due diligence on, and ultimately close a business combination with such a target. Spinco2 cannot offer any assurances that it will be able to consummate such a transaction, and Spinco2 anticipates it will be required to raise additional capital to close such a transaction.

Available Funds and Principal Purposes for Use

Upon the Effective Date, Spinco2 anticipates it will have working capital that is equal to the number of Class 2 Reorganization Shares redeemed by the Company pursuant to the Arrangement, multiplied by $0.02 per Class 2 Reorganization Share, half of which will be paid in cash and half of which will be evidenced by promissory note. The Company had 1,067,724 Common Shares issued and outstanding as of April 30, 2015. Assuming there are 1,067,724 Common Shares issued and outstanding on the Effective Date of the Arrangement, Spinco2 anticipates it will have approximately $21,354 in working capital available, based on $10,677 cash and a promissory note in the principal amount of $10,677 being transferred from the Company. Under such circumstances, Spinco2 anticipates that this amount will cover the anticipated legal, accounting and audit expenses necessary to consummate the Arrangement and seek out a business combination with a suitable target entity. Spinco2 intends to utilize the $21,354 working capital from the Company as follows:

Description	Amount
Legal and accounting expenses incurred in connection with seeking out, negotiating and consummating a business combination with a target entity	$10,000
Unallocated working capital	$11,354
Total	$21,354

Directors and Officers

Upon completion of the Arrangement the sole director and officer of Spinco2 will be Jake H. Kalpakian. For further information on Jake H. Kalpakian, see “Annual Meeting Business - Election of Directors” beginning on page 21 and “Management’s Discussion and Analysis – Directors and Officers” beginning on page 44.

Jake H. Kalpakian has not entered into non-competition, non-solicitation or non-disclosure agreements with Spinco2.

56

Share Capital

The authorized capital of Spinco2 consists of an unlimited number of Spinco2 Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there is one Spinco2 Common Share issued and outstanding and no preferred shares outstanding.

All Spinco2 Common Shares, both issued and unissued, rank equally as to dividends, voting powers and participation in assets. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provision for redemption, purchase for cancellation, surrender or sinking funds. Provision as to modifications, amendments or variations of such rights or such provisions are contained in the Spinco2 articles and the BCA.

Pursuant to the Arrangement, one Spinco2 Common Share will be issued for each Class 2 Reorganization Share acquired by Shareholders.

Options to Purchase Shares

Spinco2 has not implemented an incentive stock option plan and does not have any incentive stock options outstanding at this time.

Dividend Record

Spinco2 has paid no dividends since its inception. At the present time, Spinco2 intends to retain any earnings for corporate purposes. The payment of dividends in the future will depend on the earnings and financial condition of Spinco2 and on such other factors as the board of directors of Spinco2 may consider appropriate. However, since Spinco2 has just been recently incorporated and has no activities, it is unlikely that earnings, if any, will be available for the payment of dividends in the foreseeable future.

Prior Sales

The following table contains details of the prior sales of Spinco2 Common Shares within the 12 months prior to the date of this circular.

Date of Issue	Number of Spinco2 Common Shares	Price per Spinco2 Share ($)
February 26, 2015	1 [1]	0.01
[1]	Issued to the Company on the date of incorporation of Spinco2. On or prior to the Effective Date, Spinco2 intends to repurchase and return the Spinco2 Common Share from the Company to treasury.

Auditors and Registrar and Transfer Agent

The auditors for Spinco2 are Smythe Ratcliffe LLP, Chartered Accountants, 700 – 355 Burrard Street, Vancouver, BC V6C 2G8.

The registrar and transfer agent for Spinco2 is Computershare Investor Services Inc., 510 Burrard Street, 2nd Floor Vancouver, British Columbia V6C 3B9.

57

Legal Proceedings

Spinco2 is not party to any outstanding legal proceedings, nor are any such proceedings contemplated.

Material Contracts

Except for contracts entered into in the ordinary course of business, the only material contracts entered into by Spinco2 since its incorporation and which can be reasonably regarded as material to Spinco2 is the following:

1.	Arrangement Agreement dated April 30, 2015. See “The Arrangement”.

Risk Factors

An investment in a company such as Spinco2 involves a significant degree of risk including, without limitation, the factors set out below.

No Assurance that a Business Combination will be Completed

Completion of a business combination with a suitable target company is subject to a number of conditions, including completion of the Arrangement and execution of the definitive agreement. Should the Arrangement fail to receive approval of the Shareholders at the Meeting, Spinco2 will remain as a private and dormant wholly-owned subsidiary of the Company. Should the Arrangement be approved by Shareholders at the meeting, there is no assurance that a definitive agreement will be entered into. In the event that a definitive agreement is entered into, there is no assurance that a definitive agreement will be completed. In addition to completion of the Arrangement and negotiation and execution of a definitive agreement, completion of any definitive agreement is expected to be subject to routine conditions, including the following: (i) requisite corporate approvals on behalf of the parties; and (ii) completion of satisfactory due diligence. There is no assurance that any or all of these conditions will be satisfied or waived. In the event that the Arrangement is completed and the definitive agreement is not consummated, Spinco2 will remain as a reporting issuer in the Provinces of British Columbia, Alberta and Quebec and the Spinco2 Common Shares will not be listed on any stock exchange. In such instance, Spinco2 will effectively be a shell company with no assets other than a minimal amount of cash.

In the event that a business combination is completed, Spinco2 will be subject to the risks normally associated with the industry in which the target company operates. A more fulsome description of these risk factors is expected to be set forth in the listing application or other disclosure document prepared in connection with the listing of the Spinco2 Common Shares.

Requirements for Further Financing

Spinco2 presently does not have sufficient financial resources to undertake all of its currently planned activities beyond completion of the Arrangement. In the event that the Arrangement is completed and Spinco2 proceeds with a definitive agreement, Spinco2 will need to obtain further financing, whether through debt financing, equity financing or other means. There can be no assurance that Spinco2 will be able to raise the balance of the financing required or that such financing can be obtained without substantial dilution to shareholders. Failure to obtain additional financing on a timely basis could cause Spinco2 to reduce or terminate its operations.

58

The Spinco2 Common Shares may not be qualified investments under the ITA for a Registered Plan

An application for listing of the Spinco2 Common Shares on any stock exchange will not be made on the Effective Date. While it is anticipated that Spinco2 will enter into a definitive agreement, there is no assurance that a business combination will be completed. As a result, there is no assurance when, or if, the Spinco2 Common Shares will be listed on any stock exchange. If the Spinco2 Common Shares are not listed on a designated stock exchange in Canada before the due date for Spinco2’s first income tax return or if Spinco2 does not otherwise satisfy the conditions in the ITA to be a “public corporation”, the Spinco2 Common Shares will not be considered to be a qualified investment for a Registered Plan from their date of issue. Where a Registered Plan acquires a Spinco2 Common Share in circumstances where the Spinco2 Common Shares are not a qualified investment under the ITA for the Registered Plan, adverse tax consequences may arise for the Registered Plan and the annuitant, beneficiary or holder under the Registered Plan, including that the Registered Plan may become subject to penalty taxes, the annuitant of such Registered Plan may be deemed to have received income therefrom or be subject to a penalty tax or, in the case of a registered education savings plan, such plan may have its tax exempt status revoked.

Limited Operating History

As a private company incorporated for the sole purpose of the Arrangement, Spinco2 has a very limited history of operations and must be considered a start-up. As such, Spinco2 is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that Spinco2 will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of its early stage of operations.

Spinco2 has limited financial resources, has not earned any revenue since commencing operations, has no source of operating cash flow and there is no assurance that additional funding will be available to it for further advancement of Spinco2’s business. There can be no assurance that Spinco2 will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of development of Spinco2’s business.

Negative Cash Flow

Spinco2 has no history of earnings or cash flow from operations. Spinco2 does not expect to generate material revenue or to achieve self-sustaining operations for several years, if at all.

No Market for Securities

There is currently no market through which any of Spinco2’s securities, including the Spinco2 Common Shares, may be sold and there is no assurance that the Spinco2 Common Shares will be listed for trading on a stock exchange, or if listed, will provide a liquid market for such securities. Until the Spinco2 Common Shares are listed on a stock exchange, holders of the Spinco2 Common Shares may not be able to sell their Spinco2 Common Shares. Even if a listing is obtained, there can be no assurance that an active public market for the Spinco2 Common Shares will develop or be sustained after completion of the Arrangement. The holding of Spinco2 Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. The Spinco2 Common Shares should not be purchased by persons who cannot afford the possibility of the loss of their entire investment.

59

Dividend Policy

Spinco2 does not presently intend to pay cash dividends in the foreseeable future, as any earnings are expected to be retained for use in developing and expanding its business. However, the actual amount of dividends received from Spinco2 will remain subject to the discretion of its board of directors and will depend on results of operations, cash requirements and future prospects of Spinco2 and other factors.

Conflicts of Interest

The sole director of Spinco2 is also a director, officer and shareholder of other companies. Such associations may give rise to conflicts of interest from time to time. The directors of Spinco2 are required by law to act honestly and in good faith with a view to the best interests of Spinco2 and to disclose any interest which they may have in any project or opportunity of Spinco2. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Spinco2 will participate in any project or opportunity, the directors will primarily consider the degree of risk to which Spinco2 may be exposed and its financial position at the time.

Additional Information

Additional information relating to the Company is available on SEDAR at www.sedar.com. Financial information is provided in the Financial Statements and MD&A for its most recently completed financial year. Shareholders may also contact the Company at its registered and records office P.O. Box 10068, #1600 -609 Granville Street, Vancouver, British Columbia, Canada V7Y 1C3 or call the Company at 604 681-1519 to request copies of the Company’s comparative financial statements and MD&A for its most recently completed financial year.

APPROVAL BY THE BOARD OF DIRECTORS

The contents and mailing to Shareholders of this Circular have been approved by the Board of Directors. No person is authorized to give any information or to make any representations in respect of the matters addressed herein other than those contained in this Circular and, if given or made, such information must not be relied upon as having been authorized.

60

CERTIFICATE OF 37 CAPITAL INC.

May 6, 2015

The foregoing as it relates to 37 Capital Inc. constitutes full, true and plain disclosure of all material facts relating to the securities of 37 Capital Inc. assuming completion of the Arrangement and other transactions described herein.

“Bedo H. Kalpakian”	“Jacob H. Kalpakian”
Bedo H. Kalpakian	Jacob H. Kalpakian
President, CEO, CFO	Vice-President

 On behalf of the Board of Directors

“Gregory T. McFarlane”	“Fred A.C. Tejada”
Gregory T. McFarlane	Fred A.C. Tejada

C-1

CERTIFICATE OF 27 RED CAPITAL INC.

May 6, 2015

The foregoing as it relates to 27 Red Capital Inc. constitutes full, true and plain disclosure of all material facts relating to the securities of 27 Red Capital Inc. assuming completion of the Arrangement and other transactions described herein.

“Jacob H. Kalpakian”
Jacob H. Kalpakian
President and Director

C-2

CERTIFICATE OF 4 TOUCHDOWNS CAPITAL INC.

May 6, 2015

The foregoing as it relates to 4 Touchdowns Capital Inc. constitutes full, true and plain disclosure of all material facts relating to the securities of 4 Touchdowns Capital Inc. assuming completion of the Arrangement and other transactions described herein.

“Jacob H. Kalpakian”
Jacob H. Kalpakian
President and Director

C-3

Schedule A

37 CAPITAL INC.
ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement pursuant to section 288 of the Business Corporations Act (British Columbia) (the “Act”), involving 37 Capital Inc. (the “Company”), its holders of common shares (the “Company Shareholders”), Red Capital Inc. (“Spinco1”), the holders of its common shares and 4 Touchdowns Capital Inc. (“Spinco2”) and the holders of its common shares (the “Arrangement”), all as more particularly set forth in the plan of arrangement (the “Plan of Arrangement”) attached as Schedule B to the Arrangement Agreement among the Company, Spinco1 and Spinco2 dated April 30, 2015 (the “Arrangement Agreement”) is hereby authorized and approved.
2.	The entering into, delivery and performance by the Company of the Arrangement Agreement which is attached as Schedule B to the Management Information Circular of the Company dated May 6, 2015 (the “Circular”) accompanying the notice of this meeting, is hereby ratified, confirmed and approved.
3.	Notwithstanding the approval of this special resolution or the approval of the Arrangement by the Supreme Court of British Columbia, the board of directors of the Company (i) is hereby authorized in its sole discretion, without further notice to or approval of the Company Shareholders but subject to the terms of the Arrangement Agreement to amend or terminate the Arrangement Agreement at any time prior to the Arrangement becoming effective; and (ii) is hereby authorized, in its sole discretion, without further notice to or approval of the Company Shareholders, to amend the Plan of Arrangement to the extent permitted thereby and to not proceed with the Arrangement at any time prior to the Arrangement becoming effective.
4.	Any one director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to do all acts and things and to execute, whether under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all documents and instruments and to do all such acts and things as in the opinion of such director or officer may be necessary or desirable to carry out the intent of this special resolution.

A-1

Schedule B

ARRANGEMENT AGREEMENT

See Attached

B-1

ARRANGEMENT AGREEMENT

This AGREEMENT made as of the 30th day of April, 2015.

AMONG:

37 CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“37 Cap”)

AND

27 RED CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“Spinco1”)

AND

4 TOUCHDOWNS CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“Spinco2”)

WHEREAS 37 Cap intends to propose to its shareholders the Arrangement;

AND WHEREAS 37 Cap currently holds all of the issued and outstanding common shares in the capital of each of Spinco1 and Spinco2; and

AND WHEREAS the parties hereto wish to record their agreements with regard to the Arrangement and Plan of Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.                   INTERPRETATION

1.1               Definitions

In this Agreement including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, words and terms defined in the Circular will have the same meaning when used herein and, in addition, the following terms will have the following meanings:

(a)	“Arrangement” means the arrangement under the provisions of Section 288 of the BCA among 37 Cap and the Shareholders, Spinco1 and its shareholders, Spinco2 and its shareholders on the terms and conditions set forth in the Plan of Arrangement or any amendment or variation thereto made in accordance with section 6.1 of this Agreement.
(b)	“BCA” means the British Columbia Business Corporations Act, as amended from time to time.

B-2

(c)	“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver.
(d)	“Circular” means the definitive form, together with any amendments thereto, of the management information circular of 37 Cap to be prepared and sent to Shareholders in connection with the Meeting.
(e)	“Class 1 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(f)	“Class 2 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(g)	“Common Shares” means the common shares without par value in the capital of 37 Cap issued and outstanding immediately prior to the implementation of the Arrangement.
(h)	“Court” means the Supreme Court of British Columbia.
(i)	“Dissent Rights” means the rights of registered Shareholders to dissent in terms of the Arrangement pursuant to the BCA and the Interim Order.
(j)	“Effective Date” means the date the Plan of Arrangement becomes effective.
(k)	“Exchange” means the Canadian Securities Exchange.
(l)	“Final Order” means the final order of the Court approving the Arrangement.
(m)	“Interim Order” means the order of the Court to be applied for as contemplated in section 3.3 hereof.
(n)	“Meeting” means the annual and special general meeting of Shareholders to be held on June 4, 2015 and any adjournment thereof to consider, among other matters, the Arrangement.
(o)	“New Common Shares” means the new common shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(p)	“Plan of Arrangement” means the plan of arrangement which is annexed as Exhibit 1 hereto and any amendment or variation thereto made in accordance with section 6.1 hereof.
(q)	“Registrar” means the Registrar of Companies appointed under section 400 of the BCA.
(r)	“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act.
(s)	“Shareholders” means the holders of Common Shares.

(t)	“Spinco1 Common Shares” means the common shares without par value in the capital of Spinco1.

B-3

(u)	“Spinco2 Common Shares” means the common shares without par value in the capital of Spinco2.
(v)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2               Interpretation not Affected by Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, and “hereunder” and similar expressions refer to this Agreement (including the exhibit hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3               Numbers, Et Cetera

Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa, words importing the use of any gender will include both genders; and words importing persons will include firms, corporations, trusts and partnerships.

1.4               Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5               Entire Agreement

This Agreement, together with the exhibit, schedules, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

1.6               Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

2.                   REPRESENTATIONS AND WARRANTIES

2.1               Representations and Warranties of 37 Cap

37 Cap represents and warrants to and in favour of Spinco1 and Spinco2 as follows:

(a)	37 Cap is a company duly organized and validly existing under the BCA and has the corporate power and authority to own, operate and lease its property and assets and to carry on its business as now being conducted by it, and it is duly registered, licensed or qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or where the character of its properties and assets makes such registration, licensing or qualification necessary.
B-4

(b)	37 Cap has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of 37 Cap consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value of which 1,067,724 Common Shares were issued and outstanding as at April 30, 2015.
(d)	No individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of 37 Cap or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of 37 Cap, except for the following: 290,650 share purchase warrants, 3,333 share purchase warrants issued to agents, 33,334 stock options, 78,446 common shares reserved for issuance upon conversion of convertible debentures issued in 2013 and securities issuable upon the conversion of two convertible debentures which mature in January 2016.
(e)	The execution and delivery of this Agreement by 37 Cap and the completion of the transactions contemplated herein:
(i)	do not and will not result in a breach of, or violate any term or provision of, the articles of 37 Cap;
(ii)	subject to receiving any consent as may be necessary under any agreement by which 37 Cap is bound, do not and will not, as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which 37 Cap, or to which any material property of 37 Cap is subject or result in the creation of any lien, charge or encumbrance upon any of the material assets of 37 Cap under any such agreement or instrument, or give to any person any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and
(iii)	subject to receipt of necessary approvals of the Shareholders and the Court do not and will not as of the Effective Date violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to 37 Cap, after due inquiry, the breach of which would have a material adverse effect on 37 Cap.
(f)	To the best of the knowledge of 37 Cap after due inquiry, there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting 37 Cap, at law or in equity, before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of 37 Cap, after due inquiry, are there any existing facts or conditions which may reasonably be expected, individually or in the aggregate, to be a proper basis for any actions, suits, proceedings or investigations, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement, or the Plan of Arrangement, or which may reasonably be expected individually or in the aggregate to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of 37 Cap, either before or after the Effective Date.
B-5

(g)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board of Directors and this Agreement has been duly executed and delivered by 37 Cap and constitutes a valid and binding obligation of 37 Cap enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.
(h)	The information set forth in the Circular relating to 37 Cap and the interests of 37 Cap, its business and properties and the effect of the Arrangement thereon is true, correct and complete in all material respects and does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made.

2.2               Representations and Warranties of Spinco1

Spinco1 represents and warrants to and in favour of 37 Cap as follows:

(a)	Spinco1 is a company duly organized and validly existing under the BCA.
(b)	Spinco1 has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of Spinco1 consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, of which one Spinco1 Common Share is issued and outstanding as at the date hereof.
(d)	Except as contemplated by this Agreement, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Spinco1 or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Spinco1.
(e)	The execution and delivery of this Agreement by Spinco1 and the completion of the transactions contemplated herein:
(i)	do not and will not result in the breach of, or violate any term or provision of, the articles of Spinco1; and
(ii)	do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Spinco1, after due inquiry, the breach of which would have a material adverse effect on Spinco1.

(f)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Spinco1 and this Agreement has been executed and delivered by Spinco1 and constitutes a valid and binding obligation of Spinco1 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

B-6

(g)	Spinco1 is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, nor does it have any liabilities, contingent or otherwise, except as provided in or permitted by this Agreement.

2.3               Representations and Warranties of Spinco2

Spinco2 represents and warrants to and in favour of 37 Cap as follows:

(a)	Spinco2 is a company duly organized and validly existing under the BCA.
(b)	Spinco2 has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of Spinco2 consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, of which one Spinco2 Common Share is issued and outstanding as at the date hereof.
(d)	Except as contemplated by this Agreement, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Spinco2 or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Spinco2.
(e)	The execution and delivery of this Agreement by Spinco2 and the completion of the transactions contemplated herein:
(i)	do not and will not result in the breach of, or violate any term or provision of, the articles of Spinco2; and
(ii)	do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Spinco2, after due inquiry, the breach of which would have a material adverse effect on Spinco2.
(f)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Spinco2 and this Agreement has been executed and delivered by Spinco2 and constitutes a valid and binding obligation of Spinco2 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.
B-7

(g)	Spinco2 is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, nor does it have any liabilities, contingent or otherwise, except as provided in or permitted by this Agreement.

3.                   COvenants

3.1               Covenants of 37 Cap

37 Cap hereby covenants and agrees with Spinco1 and Spinco2 as follows:

(a)	Until the Effective Date, 37 Cap will carry on its business in the ordinary course and will not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated in this Agreement.
(b)	Except as otherwise contemplated in this Agreement, until the Effective Date, 37 Cap will not merge with, amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement.
(c)	37 Cap will, in a timely and expeditious manner, file the Circular in all jurisdictions where the Circular is required to be filed by 37 Cap and mail the Circular to Shareholders in accordance with the terms of the Interim Order and applicable law.
(d)	37 Cap will perform the obligations required to be performed by it hereunder and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the transactions under the Arrangement as described in the Circular and, without limiting the generality of the foregoing, 37 Cap shall use its reasonable best efforts to seek:
(i)	the approval of the Shareholders required for the implementation of the Arrangement,
(ii)	the approval for or consent of the listing of the New Common Shares on the Exchange,
(iii)	the Final Order as provided for in section 3.3, and
(iv)	such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 4.1.
(e)	37 Cap will convene the Meeting as soon as practicable and will solicit proxies to be voted at the Meeting in favour of the Arrangement and all other resolutions referred to in the Circular.

(f)	37 Cap will use its reasonable best efforts to cause each of the conditions precedent set out in sections 4.1 and 4.2 to be complied with on or before the Effective Date.

B-8

(g)	As soon as practicable following the Effective Date, 37 Cap will make public on its website, or on SEDAR, 37 Cap’s estimate of the relative fair market values of the Class 1 Reorganization Shares and Class 2 Reorganization Shares and the New Common Shares immediately after the share exchange contemplated by section 4.2 of the Plan of Arrangement.

3.2               Covenants of Spinco1 and Spinco2

Each of Spinco1 and Spinco2 hereby covenants and agrees with 37 Cap as follows:

(a)	Until the Effective Date, it will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person, and perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the Arrangement or other transactions contemplated by this Agreement.
(b)	It will perform the obligations required to be performed by it, and will enter into all agreements required to be entered into by it, under this Agreement, the Plan of Arrangement and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, it will:
(i)	seek and cooperate with 37 Cap in seeking the Final Order as provided for in section 3.3; and
(ii)	seek and cooperate with 37 Cap in seeking such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 4.1.

3.3               Interim Order and Final Order

Each party covenants and agrees that it will, as soon as reasonably practicable, apply to the Court for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement and that, if the approval of the Arrangement by Shareholders as set forth in the Interim Order is obtained by 37 Cap as soon as practicable thereafter each party will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct. As soon as practicable thereafter, and subject to compliance with any other conditions provided for in Article 4 hereof, 37 Cap will file with the Registrar a certified copy of the Final Order to give effect to the Arrangement.

3.4               Non-Survival of Representations, Warranties and Covenants

The respective representations, warranties and covenants of 37 Cap, Spinco1 and Spinco2 contained herein will expire and be terminated and extinguished at and from the Effective Date, other than the covenants in sections 3.1(d) and 3.2(b) and no party will have any liability or further obligation to any party hereunder in respect of the respective representations, warranties and covenants thereafter, other than the covenants in sections 3.1(d) and 3.2(b).

B-9

4.                   CONDITIONS

4.1               Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Effective Date, of the following conditions, none of which may be waived by any party hereto in whole or in part:

(a)	The Arrangement, with or without amendment, will have been approved at the Meeting in accordance with the Interim Order.
(b)	The Interim Order and the Final Order will have been obtained in form and substance satisfactory to 37 Cap, Spinco1 and Spinco2, acting reasonably.
(c)	The Exchange will have approved or consented to, as of the Effective Date, the listing and posting for trading of the New Common Shares issuable on the Arrangement, subject to compliance with the listing requirements thereof.
(d)	No action will have been instituted and be continuing on the Effective Date for an injunction to restrain, a declaratory judgment in respect of or damages on account of or relating to the Arrangement and no cease trading or similar order with respect to any securities of 37 Cap, Spinco1 or Spinco2 will have been issued and remain outstanding.
(e)	No more than 10% of Shareholders shall have exercised Dissent Rights.
(f)	All material regulatory requirements will have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in this Agreement or contemplated by the Circular will have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances.
(g)	None of the consents, orders, regulations or approvals contemplated herein will contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by 37 Cap, Spinco1 or Spinco2 acting reasonably.
(h)	This Agreement will not have been terminated under Article 6.

4.2               Conditions to Obligations of Each Party

The obligation of each of 37 Cap, Spinco1 and Spinco2 to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement will have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto will be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time, and each such party will

B-10

4.3               Merger of Conditions

The conditions set out in sections 4.1 and 4.2 will be conclusively deemed to have been satisfied, waived or released upon the delivery to the Registrar of a certified copy of the Final Order to give effect to the Arrangement.

5.                   United states securities law matters

The Parties agree that the Arrangement will be carried out with the intention that all New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, the Spinco1 Common Shares and the Spinco2 Common Shares issued on completion of the Arrangement to Shareholders will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;
(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the Arrangement;
(c)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the Shareholders subject to the Arrangement;
(d)	the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to the Shareholders;
(e)	37 Cap will ensure that each Shareholder entitled to receive New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares, and Spinco2 Common Shares on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;
(f)	the Shareholders will be advised that the New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares issued in the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act and may be subject to restrictions on resale under the applicable Securities Legislation of the United States, including, as applicable, Rule 144 under the U.S. Securities Act with respect to affiliates of 37 Cap;
(g)	the Interim Order will specify that each Shareholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as the Shareholder files a Response to Petition within a reasonable time; and
(h)	the Final Order shall include a statement substantially to the following effect:
B-11

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, regarding the exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares, pursuant to the Plan of Arrangement.”

6.                   AMENDMENT AND TERMINATION

6.1               Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended in a manner not materially prejudicial to the Shareholders by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Shareholders or the Court for any reason whatsoever.

6.2               Termination

This Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors without further notice to, or action on the part of, the Shareholders.

Without limiting the generality of the foregoing, 37 Cap may terminate this Agreement:

(a)	In the event that any right of dissent is exercised pursuant to section 5 of the Plan of Arrangement in respect of the Common Shares, immediately prior to the Effective Date, shareholders who have exercised their right of dissent and hold 10% or more of the outstanding Common Shares have not abandoned their right of dissent.
(b)	If prior to the Effective Date there is a material change in the business, operations, properties, assets, liabilities or condition, financial or otherwise, of 37 Cap and its subsidiaries, taken as a whole, or in Spinco1 or Spinco2, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the Board of Directors determines in its sole judgment that it would be inadvisable in such circumstances for 37 Cap to proceed with the Arrangement.

6.3               Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof, no party will have any liability or further obligation to any other party hereunder.

7.                   GENERAL

7.1               Notices

All notices which may or are required to be given pursuant to any provision of this Agreement will be given or made in writing and will be deemed to be validly given if served personally or by facsimile, in each case to the attention of the senior officer at the following addresses or at such other addresses as will be specified by the parties by like notice:

B-12

(a)	If to 37 Cap:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

(b)	If to Spinco1:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

(c)	If to Spinco2:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

The date of receipt of any such notice will be deemed to be the date of delivery or facsimile transmission thereof.

7.2               Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

7.3               Binding Effect

This Agreement and the Arrangement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of the Arrangement, will enure to the benefit of the Shareholders.

7.4               Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same. Waivers may only be granted upon compliance with the terms governing amendments set forth in section 6.1 hereof, applied mutatis mutandis.

7.5               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

B-13

7.6               Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

37 CapITAL INC.

By: “Bedo H. Kalpakian”
Authorized Signatory

27 RED CAPITAL INC.

By: “Jacob H. Kalpakian”
Authorized Signatory

4 TOUCHDOWNS CAPITAL INC.

By: “Jacob H. Kalpakian”
Authorized Signatory

B-14

Exhibit 1
TO THE ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

1.	INTERPRETATION
1.1	Definitions

In this Arrangement, unless there is something in the subject matter or context inconsistent therewith:

(a)	“37 Cap” means 37 Capital Inc., a corporation incorporated under the BCA.
(b)	“Arrangement” means the arrangement proposed under the provisions of section 288 of the BCA on the terms set out in this Plan of Arrangement.
(c)	“Arrangement Agreement” means the agreement, dated as of April 30, 2015 among 37 Cap, Spinco1 and Spinco2 to which this Plan of Arrangement is attached as Exhibit 1, as the same may be amended from time to time.
(d)	“BCA” means the British Columbia Business Corporations Act, as amended from time to time.
(e)	“Circular” means the definitive form, together with any amendments thereto, of the management information circular of 37 Cap to be prepared and sent to the Shareholders in connection with the Meeting.
(f)	“Class 1 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(g)	“Class 2 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(h)	“Common Share” means the common shares without par value in the capital of 37 Cap.
(i)	“Court” means the Supreme Court of British Columbia.
(j)	“Director” means the Director appointed under section 260 of the BCA.
(k)	“Effective Date” means the date the Plan of Arrangement becomes effective.
(l)	“Exchange” means the Canadian Securities Exchange.
(m)	“Final Order” means the final order of the Court approving the Arrangement pursuant to the BCA.
(n)	“holder”, when not qualified by the adjective “registered”, means the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the register of Shareholders of 37 Cap, Spinco1 or Spinco2, as the case may be.
B-15

(o)	“Interim Order” means the interim order to be obtained from the Court, providing for a special meeting of the Common Shareholders to consider and approve the Arrangement and for certain other procedural matters as well as for the issue of a notice of hearing for the Final Order.
(p)	“ITA” means the Income Tax Act (Canada), as amended, and the regulations thereunder.
(q)	“Meeting” means the annual and special meeting of shareholders which will be held to consider, among other matters, the Arrangement, and any adjournment thereof.
(r)	“New Common Shares” means the new common shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(s)	“PUC” means “paid-up capital” as defined in subsection 89(1) of the ITA.
(t)	“Plan of Arrangement” means this plan of arrangement, as it may be amended from time to time in accordance with section 6.1 of the Arrangement Agreement.
(u)	“Shareholders” means those persons who, as at the close of business on the Effective Date, are registered holders of Common Shares.
(v)	“Spinco1” means 27 Red Capital Inc., a private company incorporated under the BCA to facilitate the Arrangement.
(w)	“Spinco1 Common Share” means the common shares without par value which Spinco1 is authorized to issue.
(x)	“Spinco1 Working Capital” means the amount equal to the number of Class 1 Reorganization Shares redeemed by 37 Capital pursuant to the Arrangement multiplied by $0.02 per Class 1 Reorganization Share so redeemed, payable half in cash and half in promissory note.
(y)	“Spinco2” means 4 Touchdowns Capital Inc., a private company incorporated under the BCA to facilitate the Arrangement.
(z)	“Spinco2 Common Share” means the common shares without par value which Spinco2 is authorized to issue.
(aa)	“Spinco2 Working Capital” means the amount equal to the number of Class 2 Reorganization Shares redeemed by 37 Capital pursuant to the Arrangement multiplied by $0.02 per Class 2 Reorganization Share so redeemed, payable half in cash and half in promissory note.
(bb)	“Transfer Agent” means Computershare Investor Services Inc.
1.2	Headings

The division of this Plan of Arrangement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or other part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement.

B-16

“hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or other part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement.

1.3	Extended Meanings

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, firms, trusts, unincorporated organizations and corporations.

1.4	Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

2.	ARRANGEMENT AGREEMENT

This Plan of Arrangement is made pursuant to the provision of the Arrangement Agreement.

3.	SUMMARY OF THE ARRANGEMENT
3.1	This Arrangement is being effected as an arrangement pursuant to Section 288 of the BCA.
3.2	All holders of Common Shares, except for dissenting holders of Common Shares, will exchange each Common Share for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share.
3.3	All Class 1 Reorganization Shares will be sold and transferred to Spinco1 for consideration consisting solely of Spinco1 Common Shares on a one-for-one basis.
3.4	All Class 2 Reorganization Shares will be sold and transferred to Spinco2 for consideration consisting solely of Spinco2 Common Shares on a one-for-one basis.
3.5	All of the Class 1 Reorganization Shares owned by Spinco1 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco1 of the Spinco1 Working Capital, and the Class 1 Reorganization Shares will be cancelled.
3.6	All of the Class 2 Reorganization Shares owned by Spinco2 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco2 of the Spinco2 Working Capital, and the Class 2 Reorganization Shares will be cancelled.
3.7	Shareholders may dissent in relation to the resolution to approve the Arrangement pursuant to the provisions of the Interim Order and sections 237 to 247 of the BCA.

3.8	The exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares; the sale and transfer of the Class 1 Reorganization Shares to Spinco1 in consideration of the issuance of Spinco1 Common Shares; the sale and transfer of the Class 2 Reorganization Shares to Spinco2 in consideration of the issuance of Spinco2 Common Shares; the redemption of the Class 1 Reorganization Shares and the transfer of the Spinco1 Working Capital to Spinco1; the redemption of the Class 2 Reorganization Shares and the transfer of the Spinco2 Working Capital to Spinco2 will all occur on the Effective Date, in the order set out herein.

B-17

4.	THE ARRANGEMENT
4.1	On the Effective Date, the following will occur and be deemed to occur in the following order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of 37 Cap, Spinco1 or Spinco2, but subject to the provisions of Article 5:

The articles of 37 Cap will be amended to authorize 37 Cap to issue an unlimited number of Common Shares (to be re-designated as “Pre-arrangement common shares” in the amended articles), an unlimited number of New Common Shares (to be designated as “Common shares” in the amended articles), an unlimited number of Class 1 Reorganization Shares (to be designated as “Class 1 Reorganization Shares” in the amended articles), an unlimited number of Class 2 Reorganization Shares (to be designated as “Class 2 Reorganization Shares” in the amended articles), and an unlimited number of preferred shares (to be designated as “Preferred Shares” in the amended articles, with the special rights and restrictions substantially in the form as set out in Exhibit 2 to the Arrangement Agreement attached hereto.

4.2	Each issued and outstanding Common Share, except those referred to in section 5, will be exchanged for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share. In connection with such exchange:
(a)	The issue price for each Class 1 Reorganization Share will be an amount equal to the fair market value, as determined by the Directors, of one Class 1 Reorganization Share immediately following the exchange provided for in this subsection.
(b)	The Company will add to the stated capital account maintained by it for the Class 1 Reorganization Shares the lesser of the issue price thereof and the amount of the Spinco1 Working Capital.
(c)	The issue price for each Class 2 Reorganization Share will be an amount equal to the fair market value, as determined by the Directors, of one Class 2 Reorganization Share immediately following the exchange provided for in this subsection.
(d)	The Company will add to the stated capital account maintained by it for the Class 2 Reorganization Shares the lesser of the issue price and the amount of the Spinco2 Working Capital.
(e)	The issue price for each New Common Share will be an amount equal to the difference between

(i)	the fair market value for the Common Share for which it was, in part, exchanged immediately prior thereto; and

(ii)	the amount determined in sections 4.2(a) and 4.2(c) hereof.

B-18

(f)	The Company will add to the stated capital account maintained by it for the New Common Shares an amount equal to the amount by which the PUC of the Common Shares, immediately before the exchange, exceeds the stated capital account of the Class 1 Reorganization Shares and Class 2 Reorganization Shares, as determined above.
(g)	The amounts to be added to the stated capital accounts maintained by the Company for the New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares shall, notwithstanding paragraphs 4.2(b) and 4.2(d) above, not exceed the PUC of the Common Shares at the time of the exchange.
(h)	Each Shareholder will cease to be the holder of the Common Shares so exchanged and will become the holder of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares issued to such Shareholder. The name of such Shareholder will be removed from the register of holders of Common Shares with respect to the Common Shares so exchanged and will be added to the registers of the holders of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares as the holder of the number of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, respectively, so issued to such Shareholder.
4.3	No share certificate representing the Class 1 Reorganization Shares and Class 2 Reorganization Shares issued pursuant to 4.2(a) and 4.2(c) will be issued. The New Common Shares to be issued pursuant to paragraph 4.2(e) will be evidenced by the existing share certificates representing the Common Shares which will be deemed for all purposes thereafter to be certificates representing New Common Shares to which the holder is entitled pursuant to the Arrangement, and no share certificates representing such New Common Shares will be issued to the Common Shareholders.
4.4	The Common Shares exchanged for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares pursuant to section 4.2 will be cancelled.
4.5	Each Shareholder will sell and transfer all of its Class 1 Reorganization Shares to Spinco1 for consideration consisting solely of Spinco1 Common Shares issued by Spinco1 on a one-for-one basis for the Class 1 Reorganization Shares so transferred. In connection with such sale and transfer:
(a)	The issue price for each Spinco1 Common Share will be an amount equal to the fair market value of the Class 1 Reorganization Share for which it was issued as consideration.
(b)	Each holder of Class 1 Reorganization Shares so sold will cease to be the holder of the Reorganization Shares so sold and transferred and will become the holder of Spinco1 Common Shares issued to such holder. The name of such holder will be removed from the register of holders of Class 1 Reorganization Shares with respect to the Class 1 Reorganization Shares so sold and transferred and will be added to the register of holders of Spinco1 Common Shares as the holder of the number of Spinco1 Common Shares so issued to such holder, and Spinco1 will be and will be deemed to be the transferee of Class 1 Reorganization Shares so transferred and the name of Spinco1 will be entered in the register of holders of Class 1 Reorganization Shares as the holder of the number of Class 1 Reorganization Shares so sold and transferred to Spinco1.

4.6	Each Shareholder will sell and transfer all of its Class 2 Reorganization Shares to Spinco2 for consideration consisting solely of Spinco2 Common Shares issued by Spinco2 on a one-for-one basis for the Class 2 Reorganization Shares so transferred. In connection with such sale and transfer:

B-19

(a)	The issue price for each Spinco2 Common Share will be an amount equal to the fair market value of the Class 2 Reorganization Share for which it was issued as consideration.
(b)	Each holder of Class 2 Reorganization Shares so sold will cease to be the holder of the Reorganization Shares so sold and transferred and will become the holder of Spinco2 Common Shares issued to such holder. The name of such holder will be removed from the register of holders of Class 2 Reorganization Shares with respect to the Class 2 Reorganization Shares so sold and transferred and will be added to the register of holders of Spinco2 Common Shares as the holder of the number of Spinco2 Common Shares so issued to such holder, and Spinco2 will be and will be deemed to be the transferee of Class 2 Reorganization Shares so transferred and the name of Spinco2 will be entered in the register of holders of Class 2 Reorganization Shares as the holder of the number of Class 2 Reorganization Shares so sold and transferred to Spinco2.
4.7	All of the Class 1 Reorganization Shares owned by Spinco1 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco1 of the Spinco1 Working Capital and the Class 1 Reorganization Shares will be cancelled.
4.8	All of the Class 2 Reorganization Shares owned by Spinco2 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco2 of the Spinco2 Working Capital and the Class 2 Reorganization Shares will be cancelled.
5.	RIGHT TO DISSENT

A Shareholder may exercise dissent rights (“Dissent Rights”) conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 238 of the BCA, as modified by the Interim Order, provided the Notice of Dissent is received by the Company by no later than 10:30 a.m. (Vancouver time) on June 2, 2015. Without limiting the generality of the foregoing, Shareholders who duly exercise such Dissent Rights will be deemed to have transferred such Common Shares, as of the Effective Date, without any further act or formality, to the Company in consideration of their entitlement to be paid the fair value of the Common Shares under the Dissent Rights.

6.	Certificates

6.1	Entitlements to Share Certificates

As soon as practicable after the Effective Date, each of Spinco1 and Spinco2 will cause the Transfer Agent to deliver share certificates representing in the aggregate the Spinco1 Common Shares and the Spinco2 Common Shares to the holders of the Common Shares following the Arrangement.

6.2	Use of Postal Services

Any certificate which any person is entitled to receive in accordance with this Plan of Arrangement will (unless the Transfer Agent has received instructions to the contrary from or on behalf of such person prior to the Effective Date) be forwarded by first class mail, postage prepaid, or in the case of postal disruption in Canada, by such other means as the Transfer Agent may deem prudent.

B-20

7.	Amendment and Termination
7.1	The Parties reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement made following the Meeting must be contained in a written document which is filed with the Court and if required by the Court, approved by the Court and communicated to Shareholders in the manner required by the Court (if so required).
7.2	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties at any time prior to or at the Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.
7.3	Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting shall be effective only if it is consented to by the Parties (acting reasonably) and, if required by the Court, approved by Shareholders voting in the manner directed by the Court.
7.4	This Plan of Arrangement may be withdrawn prior to the Effective Date in accordance with the terms of the Agreement.

B-21

Exhibit 2
TO THE ARRANGEMENT AGREEMENT

SPECIAL RIGHTS AND RESTRICTIONS

24.1            Pre-Arrangement Common shares

The following special rights and restrictions are attached to the Pre-Arrangement Common shares:

(a)	Voting. The holders of the Pre-Arrangement Common shares are entitled to receive notice of and to attend at and to vote in person or by proxy at any general meetings of the shareholders of the Company, and are entitled to cast one vote for each Pre-Arrangement Common share held.
(b)	Discretionary dividends. Subject to the Business Corporations Act and to the rights of the holders of Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, the holders of the Pre-Arrangement Common shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. The declaration of dividends on Pre-Arrangement Common shares will in no way obligate the Company or the directors to declare dividends on any other class of shares. No dividends shall be declared or paid on the Pre-Arrangement Common shares if to do so would impair the ability of the Company to redeem any issued Class 1 Reorganization shares or Class 2 Reorganization shares.
(c)	Participating upon dissolution. In the event of the liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Pre-Arrangement Common shares will be entitled, after payment of all amounts due to holders of the Class 1 Reorganization Shares and Class 2 Reorganization Shares, Preferred shares and Common shares as provided for in these articles, to participate rateably with the holders of the Common shares in the distribution of all of the remaining property and assets of the Company.

24.2            Common shares

The following special rights and restrictions are attached to the Common shares:

(a)	Voting. The holders of the Common shares are entitled to receive notice of and to attend at and to vote in person or by proxy at any general meetings of the shareholders of the Company, and are entitled to cast one vote for each Common share held.
(b)	Discretionary dividends. Subject to the Business Corporations Act and to the rights of the holders of Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, the holders of the Common shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. The declaration of dividends on Common shares will in no way obligate the Company or the directors to declare dividends on any other class of shares. No dividends shall be declared or paid on the Common shares if to do so would impair the ability of the Company to redeem any issued Class 1 Reorganization shares or Class 2 Reorganization shares.
B-22

(c)	Participating upon dissolution. In the event of the liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Common shares will be entitled, after payment of all amounts due to holders of the Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares as provided for in these articles, and before payment of any amounts due to the holders of the Pre-Arrangement Common shares as provided for in these articles, to the amount paid up in respect of each Common share, and after such payment the holders of the Common shares will be entitled to participate rateably with the holders of the Pre-Arrangement Common shares in the distribution of all of the remaining property and assets of the Company.

24.3            Preferred Shares

The following special rights and restrictions are attached to the Preferred shares:

(a)	Non-voting. Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Preferred shares.
(c)	Issuable in Series. The Preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:
(i)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;
(ii)	create an identifying name for the shares of that series, or alter any such identifying name; and
(iii)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.
(d)	Limited Preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Preferred shares will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares and Common shares as provided for in these articles, but after any distribution or payment of any amounts due to holders of the Class 1 Reorganization shares and the Class 2
B-23

Reorganization shares as provided for in these articles, to receive the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series.

24.4            Class 1 Reorganization Shares

The following special rights and restrictions are attached to the Class 1 Reorganization shares:

(a)	Non-voting. The holders of the Class 1 Reorganization shares are not, as such, entitled to receive notice of or to attend or to vote at any general meetings of the shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Class 1 Reorganization shares.
(c)	Redemption Amount. The “Redemption Amount” of each Class 1 Reorganization share will be Cdn$0.02, payable in cash, promissory note, assets with a deemed value as determined by the board of directors of the Company, or any combination thereof.
(d)	Redemption Price. The “Redemption Price” for each Class 1 Reorganization share shall be the Redemption Amount thereof.
(e)	Redeemable. The Company may at any time redeem any Class 1 Reorganization share in accordance with the rules and procedures in Article 24.6 by paying to the holder thereof the Redemption Price thereof.
(f)	Retractable. Any holder of a Class 1 Reorganization share may, in accordance with the rules and procedures in Article 24.7, require the Company at any time to redeem the whole or any part of the Class 1 Reorganization shares held by such holder by payment of the Redemption Price for each Class 1 Reorganization share to be redeemed.
(g)	Limited preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Class 1 Reorganization shares, together with the holders of any Class 2 Reorganization shares, will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares, Common shares and Preferred shares as provided for in these articles, to receive the Redemption Price for each Class 1 Reorganization share held, and after such payment will not as such be entitled to participate in any further distribution of property or assets of the Company.
B-24

24.5            Class 2 Reorganization Shares

The following special rights and restrictions are attached to the Class 2 Reorganization shares:

(a)	Non-voting. The holders of the Class 2 Reorganization shares are not, as such, entitled to receive notice of or to attend or to vote at any general meetings of the shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Class 2 Reorganization shares.
(c)	Redemption Amount. The “Redemption Amount” of each Class 2 Reorganization share will be Cdn$0.02, payable in cash, promissory note, assets with a deemed value as determined by the board of directors of the Company, or any combination thereof.
(d)	Redemption Price. The “Redemption Price” for each Class 2 Reorganization share shall be the Redemption Amount thereof.
(e)	Redeemable. The Company may at any time redeem any Class 2 Reorganization share in accordance with the rules and procedures in Article 24.6 by paying to the holder thereof the Redemption Price thereof.
(f)	Retractable. Any holder of a Class 2 Reorganization share may, in accordance with the rules and procedures in Article 24.7, require the Company at any time to redeem the whole or any part of the Class 2 Reorganization shares held by such holder by payment of the Redemption Price for each Class 2 Reorganization share to be redeemed.
(g)	Limited preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Class 2 Reorganization shares, together with the holders of any Class 1 Reorganization shares, will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares, Common shares and Preferred shares as provided for in these articles, to receive the Redemption Price for each Class 2 Reorganization share held, and after such payment will not as such be entitled to participate in any further distribution of property or assets of the Company.

24.6            Procedure for redemption of shares

In the event the Company wishes to redeem one or more shares of a class in respect of which redemption by the Company is permitted under these articles (the “Redeemable Shares”):

(a)	the Company shall give notice of redemption to each person who at the date of the notice is a holder of a Redeemable Share that is to be redeemed;
(b)	a notice of redemption shall specify the date on which the redemption is to take place, the Redemption Price, and the number of Redeemable Shares to be redeemed from the holder to whom the notice is addressed;
B-25

(c)	on or after the date specified for redemption, the Company shall, on the holder’s presentation and surrender to the Company of all certificates representing the Redeemable Shares to be redeemed, pay or cause to be paid to or to the order of the holder of such shares the Redemption Price therefor;
(d)	upon payment of the Redemption Price in respect of the Redeemable Shares to be redeemed as provided in paragraph (c), such shares will be redeemed and any certificate representing the shares will be cancelled;
(e)	after the date specified for redemption, the holder of a Redeemable Share to be redeemed will not be entitled to exercise any of the rights of a shareholder in respect of that share unless payment of the Redemption Amount is not made on presentation of the certificate for that share in accordance with paragraph (c), in which case the rights of such holder will remain unaffected;
(f)	if the holder of a Redeemable Share to be redeemed fails to present and surrender the certificate representing such share within 15 days after the date specified for the redemption, the Company may deposit the Redemption Price for such share to a special account in any chartered bank or trust company in British Columbia to be paid without interest to or to the order of such holder upon presentation and surrender to such bank or trust company of the certificate, and upon the making of such deposit every share in respect of which the deposit is made will be deemed to be redeemed and the rights of the holder thereof will be limited to receiving without interest the Redemption Price thereof against presentation and surrender of that certificate;
(g)	the holder of a Redeemable Share may by instrument in writing waive notice of redemption of such share; and
(h)	where a notice of redemption has been given, no transfer of any Redeemable Share specified in such notice may be made by the holder of such share unless the holder’s rights with respect to that share have been restored under paragraph (e).

24.7            Procedure for retraction of shares

In the event any holder of one or more shares of a class in respect of which a holder may require the Company to redeem such shares (collectively, the “Retractable Shares”) wishes to exercise such right:

(a)	the holder shall, at least 90 days before the date specified for redemption, give written notice of retraction to the Company at its registered office;
(b)	a notice of retraction shall specify the date on which the redemption is to take place and the number and Class of Retractable Shares held by the holder to be redeemed;
(c)	on or after the date specified for redemption, the Company shall, on the holder’s presentation and surrender to the Company of all certificates representing the Retractable Shares to be redeemed, pay or cause to be paid to or to the order of the holder of such shares the Redemption Price therefore;
B-26

(d)	if the holder requiring the redemption fails to present and surrender the certificate representing any Retractable Shares to be redeemed on the date specified for the redemption, the Company may deposit the Redemption Price for such shares to a special account in any chartered bank or trust company in British Columbia to be paid without interest to or to the order of such holder upon presentation and surrender to such bank or trust company of the certificate representing such Retractable Shares, and upon the making of such deposit the Retractable Shares in respect of which the deposit is made will be deemed to be redeemed and the rights of the holder of such shares will be limited to receiving without interest the Redemption Price thereof against presentation and surrender of the certificate representing such shares; and
(e)	where a notice of retraction has been given, no transfer of any Retractable Share specified in such notice may be made by the holder of such share.

B-27

Schedule C

Petition and Interim Order

See Attached

C-1

PETITION

Form 66 (Rules 16-1(2) and 21-5(14))

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 TO 299 OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

- and -

IN THE MATTER OF A PROPOSED ARRANGEMENT
AMONG 37 CAPITAL INC.,
27 RED CAPITAL INC., 4 TOUCHDOWNS CAPITAL INC.
and THE SHAREHOLDERS OF 37 CAPITAL INC.

37 CAPITAL INC.

PETITIONER

Petition to the Court

This proceeding has been started by the Petitioner for the relief set out in Part 1 below.

If you intend to respond to this Petition, you or your lawyer must

(a)	file a Response to Petition in Form 67 in the above-named registry of this court within the time for response to Petition described below, and
(b)	serve on the Petitioner

(i) 2 copies of the filed Response to Petition, and

(ii) 2 copies of each filed Affidavit on which you intend to rely at the hearing.

Orders, including orders granting the relief claimed, may be made against you, without any further notice to you, if you fail to file the Response to Petition within the time for response.

Time for Response to Petition

A Response to Petition must be filed and served on the Petitioner,

(a)	if you were served with the Petition anywhere in Canada, within 21 days after that service,
C-2

(b)	if you were served with the Petition anywhere in the United States of America, within 35 days after that service,
(c)	if you were served with the Petition anywhere else, within 49 days after that service, or
(d)	if the time for Response has been set by order of the court, within that time.
(1)	The address of the registry is:	800 Smithe Street Vancouver, BC V6Z 2E1
(2)	The ADDRESS FOR SERVICE of the Petitioner :	Jennifer Loeb Clark Wilson LLP 900 – 885 West Georgia Street Vancouver, BC V6C 3H1 (Direct Number: 604.891.7766)
	Fax number address for service (if any) of the Petitioner:	604.687.6314
	E-mail address for service (if any) of the Petitioner:	N/A
(3)	The name and office address of the Petitioner’s lawyer is:	Jennifer Loeb Clark Wilson LLP 900 – 885 West Georgia Street Vancouver, BC V6C 3H1 (Direct Number: 604.891.7766)

Claim of the Petitioner

PART 1  ORDERS SOUGHT

1.                                           The Petitioner, 37 Capital Inc. (“37 Cap”), seeks:

(a)	An Order (the “Interim Order”) in the form attached as Schedule “A” to this Petition to the Court; and
(b)	An Order (the “Final Order”) in the form attached as Schedule “B” to this Petition to the Court.

PART 2  FACTUAL BASIS

General

1.                                           For the purposes of this Petition to the Court, all capitalized terms not otherwise defined herein shall have the meanings set out in the draft Management Information Circular (the “Draft Circular”), attached as Exhibit “A” to the 1st Affidavit of Bedo H. Kalpakian sworn May 5, 2015

C-3

(the “Kalpakian Affidavit”), prepared in contemplation of the annual and special meeting of the holders (the “37 Cap Shareholders”) of the Common Shares of 37 Cap (the “37 Cap Shares”).

The Parties

2.                                           37 Cap is a company incorporated under the British Columbia Business Corporations Act, S.B.C. 2002, C-57 (the “BCBCA”). The 37 Cap Shares are listed and traded on the Canadian Securities Exchange (the “CSE”) under the symbol “JJJ” and quoted on the OTCQB tier of the OTC Markets Group (the “OTCQB”) under the symbol “HHHEF”. 37 Cap is engaged in the business of the identification, acquisition, exploration and, if warranted, the development of natural resource properties. The head office of 37 Cap is located at Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1.

3.                                           27 Red Capital Inc. (“Spinco1”) is a private company incorporated under the BCBCA. Spinco1 currently has no assets other than $1.00 and was incorporated solely for the purpose of the proposed plan of arrangement (the “Arrangement”). The head office of Spinco1 is located at Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1. As of the date hereof, Spinco1 has one Spinco1 Common Share issued and outstanding. 37 Cap currently holds the sole Spinco1 Common Share outstanding which is anticipated to be repurchased by Spinco1 on or prior to the effective time of the Arrangement (the “Effective Time”) and returned to treasury.

4.                                           4 Touchdowns Capital Inc. (“Spinco2”) is a private company incorporated under the BCBCA. Spinco2 currently has no assets other than $1.00 and was incorporated solely for the purpose of the Arrangement. The head office of Spinco2 is located at Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1. As of the date hereof, Spinco2 has one Spinco2 Common Share issued and outstanding. 37 Cap currently holds the sole Spinco2 Common Share outstanding which is anticipated to be repurchased by Spinco2 on or prior to the Effective Time and returned to treasury.

The Arrangement

5.                                           On April 30, 2015, 37 Cap, Spinco1 and Spinco2 entered into an arrangement agreement (the “Arrangement Agreement”) pursuant to which, amongst other things, 37 Cap has agreed to exchange each issued and outstanding common share in the capital of 37 Cap (each a “Common Share”) for one new common share (each a “New Common Share”), one Class 1 Reorganization Share and one Class 2 Reorganization Share of 37 Cap.

6.                                           At the Effective Time of the Arrangement:

(a)	All of the Class 1 Reorganization Shares will be transferred by shareholders of 37 Cap (the “37 Cap Shareholders”) to Spinco1 in exchange for the common shares of Spinco1 (each a “Spinco1 Common Share”) on a one-for-one and pro rata basis;
(b)	All of the Class 2 Reorganization Shares will be transferred by the 37 Cap Shareholders to Spinco2 in exchange for common shares of Spinco2 (each a “Spinco2 Common Share”) on a one-for-one and pro rata basis;
(c)	37 Cap will redeem all of the Class 1 Reorganization Shares from Spinco1 and will satisfy the redemption amount of such shares by the transfer to Spinco1 of working capital payable half in cash and half in promissory note in an amount equal to the number of Class 1 Reorganization Shares redeemed by 37 Cap multiplied by $0.02, which will be
C-4

sufficient to enable Spinco1 to have sufficient working capital to enter into a definitive agreement for the acquisition of a business; and

(d)	37 Cap will redeem all of the Class 2 Reorganization Shares from Spinco2 and will satisfy the redemption amount of such shares by the transfer to Spinco2 of working capital payable half in cash and half in promissory note in an amount equal to the number of Class 2 Reorganization Shares redeemed by 37 Cap multiplied by $0.02, which will be sufficient to enable Spinco2 to have sufficient working capital to enter into a definitive agreement for the acquisition of a business.

As a result, Spinco1 and Spinco2 will become reporting issuers in the Provinces of British Columbia, Alberta and Quebec.

7.                                           Pursuant to the Arrangement, and on the Effective Date, 37 Cap Shareholders will end up holding the same number of New Common Shares in 37 Cap and, through a series of steps, an equal number of Spinco1 Common Shares and Spinco2 Common Shares. Each of Spinco1 and Spinco2 will hold working capital transferred to it by 37 Cap, and 37 Cap will retain its remaining assets and working capital.

8.                                           The purpose of the Arrangement is to restructure 37 Cap by creating Spinco1 and Spinco2, which will each become a reporting issuer in the Provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement.

9.                                           The following diagram sets forth the corporate structure of 37 Cap before and after completion of the Arrangement:

(a)	Corporate structure prior to the Arrangement:

(b)	Corporate structure immediately following completion of the Arrangement:

C-5

10.                                       The Arrangement is more particularly described in the Arrangement Agreement and the plan of arrangement (the “Plan of Arrangement”), as set forth in Schedule B to the Draft Circular and attached as Exhibit A to the Kalpakian Affidavit.

Reasons for the Arrangement

11.                                       During the months of April and May 2015, the board of directors of 37 Cap (the “37 Cap Board”) considered an arrangement to restructure 37 Cap, which would provide 37 Cap Shareholders an opportunity to obtain an ownership position in two new companies, each a reporting issuer in the Provinces of British Columbia, Alberta and Quebec. Furthermore, the 37 Cap Board considered this structure as a way for 37 Cap to create shareholder value and attract investment opportunities during a time where the junior markets are undergoing various economic challenges.

12.                                       On April 30, 2015, the 37 Cap Board unanimously determined that the Arrangement was fair to, and in the best interests of, 37 Cap and the 37 Cap Shareholders.

13.                                       The decision of the 37 Cap Board to approve the Arrangement for submission to the 37 Cap Shareholders and to the Court was reached after consideration of the following factors:

(a)	under the terms of the Arrangement, all participating 37 Cap Shareholders will be treated equally;
(b)	the Arrangement will benefit 37 Cap Shareholders generally through providing them with ownership positions in:
(i)	each of Spinco1 and Spinco2, each a new company that is intended to be a reporting issuer in the Provinces of British Columbia, Alberta and Quebec at the Effective Time, and each of which will have cash to be used towards acquiring a business and each of which will hold a promissory note in the same amount as the cash, and
(ii)	a continuing interest in 37 Cap, which is retaining ownership of its current assets and remaining working capital;
(c)	the 37 Cap Board anticipates that the Arrangement will benefit 37 Cap through positive investor attention and increased financing and investment opportunities to raise capital at a time when junior markets are faced with various economic challenges;
(d)	the Arrangement must be approved by two-thirds of the votes cast at the Meeting by 37 Cap Shareholders and by the Court which, 37 Cap is advised, will consider, among other things, the fairness of the Arrangement to 37 Cap Shareholders; and
(e)	the availability of rights of dissent to registered 37 Cap Shareholders with respect to the Arrangement.

14.                                       The foregoing is a non-exhaustive list of beneficial factors that were considered and given weight by the 37 Cap Board in connection with the Arrangement.

C-6

15.                                       The 37 Cap Board further considered the following non-exhaustive list of risks in connection with the Arrangement:

(a)	There can be no certainty that all conditions precedent to the Arrangement will be satisfied. The completion of the Arrangement is subject to a number of conditions precedent, certain of which are outside the control of 37 Cap, including receipt of the Final Order and approval or consent of the CSE;
(b)	The market price for the Common Shares may decline. If the Arrangement is not approved by the 37 Cap Shareholders, the market price of the Common Shares may decline to the extent that the current market price of the Common Shares reflects a market assumption that the Arrangement will be completed; and
(c)	Conflicts of interest. Certain directors and officers of 37 Cap are also directors, officers, or shareholders of other companies that are similarly engaged in the business of acquiring, developing, and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time.

16.                                       On May 4, 2015, 37 Cap disseminated a news release through Vancouver Stockwatch and the Bay Street News (Market New Publishing) announcing the entry into the Arrangement Agreement (the “News Release”). A copy of the News Release is publicly available under 37 Cap’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”).

17.                                       On May 4, 2015, 37 Cap filed a copy of the Arrangement Agreement on SEDAR.

18.                                       On May 4, 2015, 37 Cap filed a Material Change Report regarding the entry into the Arrangement Agreement on SEDAR.

Effect of the Arrangement

19.                                       Pursuant to the Arrangement:

(a)	37 Cap will alter its share capital by creating an unlimited number of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, and will attach rights and restrictions to the New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares;
(b)	Each issued and outstanding 37 Cap Share (other than Common Shares held by Dissenting Shareholders) will be exchanged with 37 Cap Shareholders for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share and the Common Shares will be cancelled;
(c)	All of the Class 1 Reorganization Shares will be transferred by 37 Cap Shareholders to Spinco1 in exchange for Spinco1 Common Shares on a one-for-one basis;
(d)	All of the Class 2 Reorganization Shares will be transferred by 37 Cap Shareholders to Spinco2 in exchange for Spinco2 Common Shares on a one-for-one basis;
C-7

(e)	37 Cap will redeem all of the Class 1 Reorganization Shares from Spinco1 and will satisfy the redemption amount of such shares by the transfer to Spinco1 of working capital payable half in cash and half in promissory note in an amount equal to the number of Class 1 Reorganization Shares redeemed by 37 Cap multiplied by $0.02, which will be sufficient working capital to enter into a definitive agreement for the acquisition of a business; and
(f)	37 Cap will redeem all of the Class 2 Reorganization Shares from Spinco2 and will satisfy the redemption amount of such shares by the transfer to Spinco2 of working capital payable half in cash and half in promissory note in an amount equal to the number of Class 2 Reorganization Shares redeemed by 37 Cap multiplied by $0.02, which will be sufficient to enable Spinco2 to have sufficient working capital to enter into a definitive agreement for the acquisition of a business.

20.                                       As a result of the foregoing, at the Effective Time, three companies will exist, 37 Cap, Spinco1 and Spinco2. 37 Cap will continue to hold its existing assets and remaining working capital. Each of Spinco1 and Spinco2 will hold working capital consisting of cash and a promissory note in an amount equal to the number of reorganization shares redeemed by 37 Cap in the Arrangement multiplied by $0.02 per share, and the 37 Cap Shareholders (other than Dissenting Shareholders) will own New Common Shares and approximately 100% of the issued and outstanding Spinco1 Common Shares and Spinco2 Common Shares.

21.                                       Holders of options and warrants in 37 Cap that do not duly exercise such securities on or prior to the record date to be established by 37 Cap will be unaffected by the Arrangement and will not be entitled to receive Spinco1 Common Shares or Spinco2 Common Shares in connection with the Arrangement.

Procedures for the Arrangement Becoming Effective

22.                                       The Arrangement is proposed to be carried out pursuant to Division 5 of Part 9 of the BCBCA. The following procedural steps must be taken in order for the Arrangement to become effective:

(a)	the Arrangement must be approved by the 37 Cap Shareholders in the manner set forth in the Interim Order;
(b)	the Court must grant the Final Order approving the Arrangement;
(c)	all conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate party; and
(d)	all required regulatory approvals in respect of the completion of the Arrangement must be obtained, including without limitation, the approval or consent of the CSE.

United States Securities Laws

23.                                       Section 3(a)(10) of the United States Securities Act of 1933, as amended (the “1933 Act”) provides an exemption from the registration requirements of that statute for the issue of securities in exchange for other outstanding securities, where the terms and conditions of the issue and

C-8

exchange are approved by a court of competent jurisdiction after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue such securities shall have the right to appear.

24.                                       In order to ensure the securities issued to the 37 Cap Shareholders, who are resident in the United States of America, pursuant to the Arrangement be exempt from the registration requirements of the 1933 Act, it is necessary that:

(a)	the Court is advised of the intention of the parties to rely on section 3(a)(10) of the 1933 Act prior to the hearing required to approve the Arrangement;
(b)	the Interim Order approving the relevant meeting or meetings to approve the Arrangement specify that 37 Cap Shareholders will have the right to appear before the court, so long as the 37 Cap Shareholders file a Response to Petition within a reasonable time as set out in the Interim Order;
(c)	all 37 Cap Shareholders be given adequate notice advising them of their rights to attend the hearing of the Court to approve the Arrangement Resolution and given sufficient information necessary for them to exercise that right, and there is no improper impediments to the appearance of those persons at the hearing;
(d)	the Court satisfies itself as to the fairness of the Arrangement to the 37 Cap Shareholders;
(e)	the Court determine, prior to approving the Final Order, that the terms and conditions of the exchanges of securities comprising the Arrangement are substantively and procedurally fair to the 37 Cap Shareholders; and
(f)	the order of the Court approving the Arrangement expressly states that the Arrangement is approved by the Court as being substantively and procedurally fair to the 37 Cap Shareholders.

25.                                       37 Cap has shareholders in the United States of America. Since the completion of the Arrangement involves issuances of securities to 37 Cap Shareholders in the United States of America, 37 Cap hereby gives notice to the Court of its intention to rely on section 3(a)(10) of the 1933 Act in completing the Arrangement based on the Court’s approval of the Arrangement.

26.                                       37 Cap Shareholders to whom securities will be issued under the Arrangement shall receive such securities in reliance on the exemption from the registration requirements of the 1933 Act contained in section 3(a)(10) thereof, based on the Court’s approval of the Arrangement.

PART 3  LEGAL BASIS

1.                                           Pursuant to section 288(1) of the BCBCA, a company may propose an arrangement with shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate, including a proposal for one or more of the following:

(a)	an alteration to the memorandum, notice of articles or articles of the company

(…)

C-9

(g)	an exchange of securities of the company held by security holders for money, securities or other property, rights and interests of the company or for money, securities or other property, rights and interests of another corporation;

2.                                           The Arrangement constitutes an “arrangement” under the BCBCA.

s. 288 of the BCBCA

Protiva Biotherapeutics Inc. v. Inex Pharmaceuticals Corp,
2006 BCSC 1729 at paras. 20-27

3.                                           Before an arrangement proposed under section 288(1) of the BCBCA takes effect, the arrangement must be: (a) adopted in accordance with section 289; and (b) approved by the court under section 291.

4.                                           This process proceeds in three steps:

(a)	the first step is an application for an interim order for directions for calling a security holders’ meeting to consider and vote on the proposed arrangement. The first application proceeds ex parte because of the administrative burden of serving security holders;
(b)	the second step is the meeting of the security holders, where the proposed arrangement is voted upon, and must be approved by a special resolution; and
(c)	the third step is the application for final Court approval of the arrangement.

5.                                           The final approval of the plan of arrangement should be granted if the Court is satisfied that:

(a)	the statutory requirements have been met;
(b)	the application has been put forward in good faith; and
(c)	the arrangement is fair and reasonable.

BCE Inc., 2008 SCC 69, at para. 137

6.                                           In order to determine whether an arrangement is fair and reasonable, a court must be satisfied that: (a) the arrangement has a valid business purpose; and (b) the objections of those whose legal rights are being arranged are being resolved in a fair and balanced way.

BCE Inc., supra, at para. 138

7.                                           The Court in BCE Inc. described a valid business purpose as follows:

The valid business purpose prong of the fair and reasonable analysis recognizes the fact that there must be a positive value to the corporation to offset the fact that rights are being altered. In other words, courts must be satisfied that the burden imposed by the arrangement on security holders is justified by the

C-10

interests of the corporation. The proposed plan of arrangement must further the interests of the corporation as an ongoing concern.

BCE Inc., supra, at para. 145

8.                                           The Arrangement has a valid business purpose, as it will restructure 37 Cap by creating two additional companies, Spinco1 and Spinco2, which will each become a reporting issuer in the Provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement. 37 Cap Shareholders will own the same number of New Common Shares in 37 Cap, and an equal number of Spinco1 Common Shares and Spinco2 Common Shares.

9.                                           The Arrangement will provide access to additional financing sources available on publicly traded financial markets, such as the CSE. The 37 Cap Board anticipates that the Arrangement will benefit 37 Cap through positive investor attention and increased financing and investment opportunities to raise capital at a time when junior markets are faced with various economic challenges.

10.                                       As for the second prong, courts have considered a variety of factors, depending on the nature of the case, to determine whether the objections of those whose legal rights are being arranged are being resolved in a fair and balanced way, including:

(a)	whether a majority of security holders has voted to approve the arrangement;
(b)	whether the plan has been approved by a special committee of independent directors;
(c)	the access of shareholders to dissent and appraisal remedies.

BCE Inc., supra, at paras. 149, 150 and 152

11.                                       In this case:

(a)	the majority of 37 Cap Shareholders are expected to vote to approve the Arrangement;
(b)	the security holders will receive the same number of New Common Shares in 37 Cap and 100% of the issued and outstanding Spinco1 Common Shares and Spinco2 Common Shares at a deemed value of $0.02 per Spinco1 Common Share and Spinco2 Common Share;
(c)	the Arrangement and the Arrangement Agreement were approved by the 37 Cap Board;
(d)	37 Cap considered the opportunities presented by the proposed Arrangement and Arrangement Agreement by providing an opportunity for 37 Cap Shareholders to diversify their investment by receiving shares in three reporting issuers, namely 37 Cap, Spinco1 and Spinco2; and
(e)	the 37 Cap Shareholders have the right to dissent and to be paid the fair value of their Common Shares.
C-11

PART 4  MATERIAL TO BE RELIED ON

1.                                           At the hearing of this Petition to the Court, 37 Cap will rely upon:

(a)	Affidavit #1 of Bedo H. Kalpakian, made 05/May/2015; and
(b)	such other documents as counsel may advise.

37 Cap estimates that the hearing of the Petition will take 15 minutes.

Date: 06/May/2015
Signature of Lawyer for Petitioner
Lawyer: Jennifer Loeb

This PETITION TO THE COURT is prepared by Jennifer Loeb of the firm of Clark Wilson LLP whose place of business is 900 – 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1 (Direct #: 604.891.7766, Fax #: 604.687.6314, Email: jrl@cwilson.com) (File #: 42872-0001/42873-0001/42876-0001).

To be completed by the court only: Order made ☐ in the terms requested in paragraphs __________ of Part 1 of this Petition ☐ with the following variations and additional terms:

Date:
	[dd/mmm/yyyy	Signature of ☐ Judge ☐ Master

C-12

Schedule A

Form 35 (Rules 8-4(1), 13-1(3) and 17-1(2))

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 TO 299 OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

- and -

IN THE MATTER OF A PROPOSED ARRANGEMENT
AMONG 37 CAPITAL INC.,
27 RED CAPITAL INC. and 4 TOUCHDOWNS CAPITAL INC.
and the SHAREHOLDERS of 37 CAPITAL INC.

37 CAPITAL INC.

PETITIONER

INTERIM ORDER MADE AFTER APPLICATION

BEFORE	) ) )	THE HONOURABLE JUSTICE	) ) )	06/May/2015

ON THE APPLICATION of the Petitioner, 37 Capital Inc. (“37 Cap”), without notice, for an interim order pursuant to section 291 of the Business Corporations Act, S.B.C. 2002, c-57 (“BCBCA”) coming on for hearing at 800 Smithe Street, Vancouver, British Columbia on 05/May/2015 and on hearing Jennifer R. Loeb, counsel for the Petitioner, and on reading the 1st Affidavit of Bedo H. Kalpakian sworn May 5, 2015 (the “Kalpakian Affidavit”) filed herein, and upon being advised that it is the intention of the Petitioner to rely on Section 3(a)(10) of the United States Securities Act of 1933, as amended (the “1933 Act”);

THIS COURT ORDERS that:

I. DEFINITIONS

1.                                           As used in this Interim Order Made After Application (the “Interim Order”), unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the draft Management Information Circular of 37 Cap (the “Draft Circular”) attached as Exhibit “A” to the Kalpakian Affidavit.

C-13

II. THE MEETING

2.                                           Pursuant to the BCBCA and the articles of incorporation, 37 Cap is authorized to call, hold and conduct an annual and special meeting (the “Meeting”) of the holders (the “37 Cap Shareholders”) of the common shares of 37 Cap (the “37 Cap Shares”), to be held at the offices of 37 Cap located at Suite 300 - 570 Granville Street, Vancouver, British Columbia, on June 4, 2015, at 10:30 a.m. (Vancouver time) for the following purposes:

(a)	to receive the financial statements of 37 Cap for the fiscal year ended December 31, 2014, and the report of the auditors thereon;
(b)	to set the number of directors for the ensuing year at four;
(c)	to elect directors;
(d)	to consider and, if thought advisable, pass, with or without variation, a resolution approving 37 Cap’s incentive stock option plan, as more particularly described in the Draft Circular;
(e)	to consider, pursuant to the Interim Order of the Supreme Court of British Columbia to be obtained by 37 Cap and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Schedule A to the Draft Circular, which is attached as Exhibit “A” to the Kalpakian Affidavit, to approve the Arrangement under Section 288 of the BCBCA involving 37 Cap, 27 Red Capital Inc. and 4 Touchdowns Capital Inc.; and
(f)	to transact such further and other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

3.                                           The record date for the Meeting (the “Record Date”) for determining the 37 Cap Shareholders entitled to receive notice of, attend and vote at the Meeting shall be April 30, 2015, as approved by the board of directors of 37 Cap (the “37 Cap Board”), and shall not change in respect of any adjournment to the Meeting.

4.                                           The Meeting shall be called, held and conducted in accordance with the BCBCA, the Draft Circular and the articles of incorporation, subject to the terms of this Interim Order.

5.                                           The only persons entitled to attend the Meeting shall be the 37 Cap Shareholders as of the Record Date or their proxyholders, the 37 Cap Board, auditors and advisors, and any other person admitted on invitation or consent of the Chair of the 37 Cap Meeting.

III. ADJOURNMENTS

6.                                           Notwithstanding the provisions of the BCBCA, 37 Cap, if it deems it so advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the 37 Cap Shareholders respecting the adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by such method as 37 Cap may determine is appropriate in the circumstances, including by press release, news release, newspaper advertisement, or by notice sent to the 37 Cap Shareholders by one of the methods specified in paragraph 10 of this Interim Order.

C-14

7.                                           The Record Date shall not change in respect of adjournments or postponements of the Meeting.

IV. AMENDMENTS

8.                                           Prior to or after the Meeting, but no later than the Effective Date, 37 Cap is authorized to make such amendments, revisions or supplements to the Arrangement in accordance with the Arrangement Agreement, in a manner that is not materially prejudicial to the 37 Cap Shareholders, without any additional notice to the 37 Cap Shareholders, and the Arrangement as so amended, revised and supplemented shall be the Arrangement and the subject of the Arrangement Resolution.

V. NOTICE OF MEETING

9.                                           The Draft Circular is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of section 290(1)(a) of the BCBCA, and 37 Cap shall not be required to send to the 37 Cap Shareholders any other or additional statement pursuant to section 290(1)(a) of the BCBCA.

VI. METHOD OF DISTRIBUTION OF MEETING MATERIALS

10.                                       The Draft Circular and the form of proxy (collectively referred to as the “Meeting Materials”) with such deletions, amendments or additions thereto as counsel for 37 Cap may advise as necessary or desirable, provided that such amendments are not inconsistent with the terms of this Interim Order, shall be distributed not later than twenty-one (21) days prior to the Meeting as follows:

(a)	in the case of the registered 37 Cap Shareholders, by unregistered mail, postage prepaid addressed to each registered 37 Cap Shareholder at his/her last address on the books of 37 Cap, mailed at least 21 days before the 37 Cap Meeting;
(b)	in the case of the 37 Cap Board and auditors of 37 Cap, by pre-paid ordinary mail, by expedited parcel post, by email or by facsimile, by courier or by delivery in person, addressed to the individual directors and the auditors; and
(c)	in the case of holders of the non-registered 37 Cap Shares, by providing copies of the relevant portion of the Meeting Materials to intermediaries and registered nominees for sending to beneficial owners in accordance with National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators.

Compliance with this paragraph shall constitute good and sufficient notice of the Meeting.

11.                                       Accidental failure of or omission by 37 Cap to give notice to any one or more 37 Cap Shareholders, directors or the auditors of 37 Cap or the non-receipt of such notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of 37 Cap (including, without limitation, any inability to use postal services) shall not constitute a breach of this Interim Order, or in relation to notice to the 37 Cap Shareholders, the 37 Cap Board or the auditors of 37 Cap, a defect in the calling of the Meeting shall not invalidate any resolution passed or proceeding taken at theMeeting, but if any such failure or omission is brought to the attention of 37 Cap then it shall use reasonable efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

C-15

12.                                       Provided that notice of the Meeting and the provision of the Meeting Materials to the Shareholders takes place in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the Meeting is waived.

VII. DEEMED RECEIPT OF NOTICE and SERVICE OF PETITION

13.                                       The Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been received:

(a)	in the case of mailing, when deposited in a post office or public letter box;
(b)	when provided to intermediaries and registered nominees; and
(c)	in the case of any means of transmitted, recorded or electronic communication, when dispatched or delivered for dispatch.

14.                                       Mailing of the Notice of Hearing with the Meeting Materials in accordance with paragraph 10 of this Interim Order shall be good and sufficient service of notice of the Petition to the Court and the Kalpakian Affidavit on all persons who are entitled to be served. No other form of service need be made. No other material need be served on such persons

VIII. UPDATING MEETING MATERIALS

15.                                       Notice of any amendments, updates or supplements to any of the information provided in the Meeting Materials, if required, may be communicated to the 37 Cap Shareholders by press release, news release, newspaper advertisement or by notice sent to the 37 Cap Shareholders by one of the methods specified in paragraph 10 of this Interim Order.

IX. QUORUM and VOTING

16.                                       The quorum for the 37 Cap Meeting is, subject to the special rights and restrictions attached to the shares of any class or series of shares, one (1) person who is, or represents by proxy, shareholders holding, in the aggregate, at least five percent (5%) of the issued shares entitled to be voted at the meeting.

17.                                       The vote required to pass the Arrangement Resolution must, subject to further orders of the Court, be approved by no less than 66.7% (two-thirds) of the aggregate votes cast by the 37 Cap Shareholders as at the Record Date, present in person or represented by proxy at the Meeting, with each 37 Cap Shareholder having one vote for each Common Share.

18.                                       For the purposes of counting votes respecting the Arrangement Resolution, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast and the Common Shares represented by such spoiled votes, illegible votes, defective votes and abstentions shall not be counted in determining the number of 37 Cap Shares represented at the Meeting. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

C-16

19.                                       In all other respects, the terms, restrictions and conditions of the 37 Cap articles of incorporation will apply in respect of the Meeting.

X. SCRUTINEER

20.                                       A representative of 37 Cap’s registrar and transfer agent (or any agent thereof) is authorized to act as scrutineer for the 37 Cap Meeting.

XI. SOLICITATION OF PROXIES

21.                                       37 Cap is authorized to use proxies at the Meeting in accordance with the 37 Cap articles of incorporation. 37 Cap is authorized, at its own expense, to solicit proxies, directly and through its directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

22.                                       The procedure for delivery, revocation and use of proxies at the Meeting shall be as set out in the Meeting Materials.

XII. DISSENT RIGHTS

23.                                       37 Cap Shareholders have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement Resolution becomes effective, to be paid the fair value of their Common Shares in accordance with the provisions of sections 237 to 247 of the BCBCA. A dissenting shareholder who does not strictly comply with the dissent procedures set out in sections 237 to 247 of the BCBCA will be deemed to have participated in the Arrangement on the same basis as a non-dissenting shareholder.

24.                                       A dissenting 37 Cap Shareholder must send a written objection to the Arrangement Resolution (the “Notice of Dissent”) to:

37 Capital Inc.
Suite 300 - 570 Granville Street
Vancouver, British Columbia V6C 3P1
Attention: Bedo H. Kalpakian

by 10:30 a.m. (Vancouver time) on June 2, 2015, or, in case of adjournment or postponement, no later than 10:30 a.m. (Vancouver time) on the day that is two business days before the reconvened Meeting.

XIII. APPLICATION FOR FINAL ORDER

25.                                       Upon the approval, with or without variation, by the 37 Cap Shareholders of the Arrangement, in the manner set forth in this Interim Order, 37 Cap may apply to this Court for an Order:

(a)	approving the Arrangement pursuant to section 291(4)(a) of the BCBCA; and

(b)	declaring that the terms and conditions of the Arrangement are substantively and procedurally fair with respect to the 37 Cap Shareholders pursuant to section 291(4)(c) of the BCBCA;

C-17

(collectively, the “Final Order”) and that the hearing of the Final Order will be held on or about June 12, 2015 at 9:45 a.m. (Vancouver time) at the Courthouse at 800 Smithe Street, Vancouver, B.C. or as soon thereafter as the hearing of the Final Order can be heard or at such other date and time as this Court may direct.

26.                                       Any 37 Cap Shareholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order. Any 37 Cap Shareholder seeking to appear at the hearing of the application for the Final Order shall:

(a)	file a Response to Petition, in the form prescribed by the Supreme Court Civil Rules, with this Court; and
(b)	serve the filed Response to Petition on the Petitioners’ solicitors at:

Clark Wilson LLP
Barristers and Solicitors
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1
Attention: Cam McTavish

by or before 4:00 p.m. (Vancouver time) on June 2, 2015.

27.                                       In the event that the hearing for the Final Order is adjourned, only those persons who have filed and served a Response to Petition in accordance with this Interim Order need to be served and provided with notice of the adjourned hearing date.

XIV. VARIANCE

28.                                       37 Cap shall be entitled, at any time, to apply to vary this Interim Order.

29.                                       Rules 8 and 16 of the Supreme Court Civil Rules will not apply to any further applications in respect of this proceeding, including the application for the Final Order and any application to vary this Interim Order.

C-18

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of Lawyer for 37 Capital Inc.
Lawyer: Jennifer R. Loeb

BY THE COURT

Registrar

C-19

Schedule B

Form 35 (Rules 8-4(1), 13-1(3) and 17-1(2))

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 TO 299
OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

- and -

IN THE MATTER OF A PROPOSED ARRANGEMENT
AMONG 37 CAPITAL INC.,
27 RED CAPITAL INC., 4 TOUCHDOWNS CAPITAL INC.,
and the SHAREHOLDERS of 37 CAPITAL INC.

37 CAPITAL INC.

Petitioner

ORDER MADE AFTER APPLICATION

BEFORE	) ) )	THE HONOURABLE JUSTICE	) ) )	12/Jun/2015

ON THE APPLICATION of the Petitioner, 37 Capital Inc., coming on for hearing at 800 Smith Street, Vancouver, British Columbia on 12/Jun/2015 and on hearing Jennifer R. Loeb, counsel for the Petitioner, for a final order pursuant to Section 291 of the Business Corporations Act (“BCBCA”), and upon reading the materials and pleadings filed herein, and upon being advised that it is the intention of the Petitioner to rely on Section 3(a)(10) of the United States Securities Act of 1933, as amended (the “1933 Act”), and that the declaration of the fairness, and the approval, of the Arrangement contemplated in the Plan of Arrangement by this Honourable Court will serve as a basis for an exemption from the registration requirement set out in the 1933 Act for the distributions and exchange of securities contemplated in connection with the Arrangement, specifically regarding the exchange of 37 Cap Common Shares for 37 Cap New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares, pursuant to the Plan of Arrangement;

THIS COURT ORDERS that:

1.                                           Pursuant to the provisions of Section 291(4)(c) of the BCBCA, the Arrangement, as described in the Plan of Arrangement annexed to this Order Made After Application as Schedule “A”, including the terms and conditions thereof, and the exchange of securities contemplated therein, is an arrangement, and DECLARES that the Plan of Arrangement is substantively and procedurally fair and reasonable to the security holders of the Petitioner.

C-20

 2.                                           The Arrangement, as described in the Plan of Arrangement annexed to this Final Order Made After Application as Schedule “A”, shall be and is hereby approved pursuant to the provisions of Section 291(4)(a) of the BCBCA.

3.                                           The Petitioner shall be entitled, at any time, to seek leave to vary this Final Order Made After Application, to seek advice and direction of this Honourable Court as to the implementation of this Order Made After Application or to apply for such further order or orders as may be appropriate.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of Lawyer for the Petitioner, 37 Capital Inc.
Lawyer: Jennifer R. Loeb

BY THE COURT

Registrar

C-21

C-22

C-23

C-24

C-25

C-26

C-27

C-28

FINAL ORDER

Form 35 (Rules 8-4(1), 13-1(3) and 17-1(2))

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 TO 299
OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

- and -

IN THE MATTER OF A PROPOSED ARRANGEMENT
AMONG 37 CAPITAL INC.,
27 RED CAPITAL INC., 4 TOUCHDOWNS CAPITAL INC.,
and the SHAREHOLDERS of 37 CAPITAL INC.

37 CAPITAL INC.

Petitioner

ORDER MADE AFTER APPLICATION

BEFORE	) ) )	THE HONOURABLE JUSTICE	) ) )	12/Jun/2015

ON THE APPLICATION of the Petitioner, 37 Capital Inc., coming on for hearing at 800 Smithe Street, Vancouver, British Columbia on 12/Jun/2015 and on hearing Jennifer R. Loeb, counsel for the Petitioner, for a final order pursuant to Section 291 of the Business Corporations Act (“BCBCA”), and upon reading the materials and pleadings filed herein, and upon being advised that it is the intention of the Petitioner to rely on Section 3(a)(10) of the United States Securities Act of 1933, as amended (the “1933 Act”), and that the declaration of the fairness, and the approval, of the Arrangement contemplated in the Plan of Arrangement by this Honourable Court will serve as a basis for an exemption from the registration requirement set out in the 1933 Act for the distributions and exchange of securities contemplated in connection with the Arrangement, specifically regarding the exchange of 37 Cap Common Shares for 37 Cap New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares, pursuant to the Plan of Arrangement;

THIS COURT ORDERS that:

1.                                           Pursuant to the provisions of Section 291(4)(c) of the BCBCA, the Arrangement, as described in the Plan of Arrangement annexed to this Order Made After Application as Schedule “A”, including the terms and conditions thereof, and the exchange of securities contemplated therein, is an

C-29

arrangement, and DECLARES that the Plan of Arrangement is substantively and procedurally fair and reasonable to the security holders of the Petitioner.

2.                                           The Arrangement, as described in the Plan of Arrangement annexed to this Final Order Made After Application as Schedule “A”, shall be and is hereby approved pursuant to the provisions of Section 291(4)(a) of the BCBCA.

3.                                           The Petitioner shall be entitled, at any time, to seek leave to vary this Final Order Made After Application, to seek advice and direction of this Honourable Court as to the implementation of this Order Made After Application or to apply for such further order or orders as may be appropriate.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of Lawyer for the Petitioner, 37 Capital Inc.
Lawyer: Jennifer R. Loeb

BY THE COURT

Registrar

C-30

Schedule D

NOTICE OF HEARING

See Attached

D-1

Form 68 (Rule 16-1(8))

No.  S-153673

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 TO 299
OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

- and -

IN THE MATTER OF A PROPOSED ARRANGEMENT
AMONG 37 CAPITAL INC.,
27 RED CAPITAL INC., 4 TOUCHDOWNS CAPITAL INC.,
and the SHAREHOLDERS of 37 CAPITAL INC.

37 CAPITAL INC.

Petitioner

Notice of Hearing

TO: the SHAREHOLDERS OF 37 CAPITAL INC.

NOTICE IS HEREBY GIVEN that a Petition to the Court has been filed by the Petitioner, 37 CAPITAL INC. (“37 Cap”), in the Supreme Court of British Columbia for approval of a plan of arrangement (the “Plan of Arrangement”), pursuant to the Business Corporations Act, S.B.C. 2002, Chapter 57, as amended;

AND NOTICE IS FURTHER GIVEN that by an Interim Order Made After Application of the Supreme Court of British Columbia, pronounced May 6, 2015, the Court has given directions as to the calling of a special meeting of the holders of common shares of 37 Cap (the “Shareholders”) for the purpose of, among other things, considering, voting upon and approving the Plan of Arrangement;

D-2

AND NOTICE IS FURTHER GIVEN that an application for a Final Order approving the Plan of Arrangement shall be made before the presiding Judge in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia on June 12, 2015, at 9:45 a.m. (Vancouver time), or so soon thereafter as counsel may be heard (the "Final Application").

IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Petition in the form prescribed by the Supreme Court Civil Rules and delivered a copy of the filed Response to Petition, together with all material on which such person intends to rely at the hearing of the Final Application, including an outline of such person's proposed submissions, to the Petitioner at the address for delivery set out below by or before 4:00 p.m. (Vancouver time) on June 2, 2015.

The address for delivery is:

CLARK WILSON LLP
Barristers and Solicitors

Suite 900, 885 West Georgia Street
Vancouver, B.C. V6C 3H1

Attention: Cam McTavish

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST file and deliver a Response to Petition as described above. You may obtain a form of Response to Petition at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.

AT THE HEARING OF THE FINAL APPLICATION the Court may approve the Plan of Arrangement as presented, approve it subject to such terms and conditions as the Court deems fit or it may reject it. If the Plan of Arrangement is approved, it will significantly affect the rights of the security holders of 37 Cap, including the Shareholders, the holders of options of 37 Cap and the holders of warrants of 37 Cap.

IF YOU DO NOT FILE A RESPONSE TO PETITION and attend either in person or by counsel at the time of such hearing, the Court may approve the Plan of Arrangement as presented, approve it subject to such terms and conditions as the Court shall deem fit or it may reject it, all without any further notice to you.

D-3

A copy of the said Petition and other documents in the proceedings will be furnished to any Shareholder upon request in writing addressed to the Petitioner at the address for delivery set out above.

DATED at Vancouver, British Columbia, this 6th day of May, 2015.

“Jennifer Loeb”

Solicitors for the Petitioner,
37 Capital Inc.
Jennifer Loeb

D-4

Schedule E

procedure to exercise RIGHT OF
dissent under the bca

Pursuant to the Interim Order, Shareholders have the right to dissent to the Arrangement. Such right of dissent is described in the Circular. See “Rights of Dissent” for details of the right to dissent and the procedure for compliance with the right of dissent. The full text of Sections 237 to 247 of the BCA is set forth below. Note that certain provisions of Sections 237 to 247 have been modified by the Interim Order.

Sections 237 To 247 of the Business Corporations Act (British Columbia)

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,
(b)	in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or
(c)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that
(a)	the court orders otherwise, or
(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.
E-1

Right to dissent

238(1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;
(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;
(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;
(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;
(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;
(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;
(g)	in respect of any other resolution, if dissent is authorized by the resolution;
(h)	in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and
(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,
(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and
(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and
(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.
E-2

Waiver of right to dissent

239(1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and
(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and
(b)	any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240(1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and
(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.
E-3

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)	if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,
(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

E-4

(i)	the date on which the shareholder learns that the resolution was passed, and
(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or
(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or
(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;
(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and
(i)	the names of the registered owners of those other shares,
(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;
(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and
(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

E-5

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,
(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and
(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,
(b)	the certificates, if any, representing the notice shares, and
(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out
(i)	the names of the registered owners of those other shares,

E-6

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii)	that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and
(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or
(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

E-7

(c)	make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)	pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or
(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or
(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;
(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;
(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

E-8

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;
(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;
(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;
(h)	the notice of dissent is withdrawn with the written consent of the company;
(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)	the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,
(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and
(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

E-9

Schedule F

PRO FORMA FINANCIAL STATEMENTS FOR
37 CAPITAL INC.

See Attached

F-1

37 Capital Inc.

Pro Forma Statement of Financial Position

December 31, 2014

(Unaudited)

(Expressed in Canadian dollars)

F-2

37 Capital Inc.

Pro Forma Statement of Financial Position

As At December 31, 2014

(Unaudited)

(Expressed in Canadian dollars)

	December 31, 2014	Pro forma adjustments	Note	Pro forma balance
Assets

Current
Cash	$426	$(426)	2d	$-
GST/HST receivable	3,102	-		3,102
	3,528	(426)		3,102

Mineral Property Interests	1	-		1
Investment	1	-		1

	$3,530	$(426)		$3,104

Liabilities

Current
Cheques issued in excess of funds on deposit	$-	$20,928	2d	$20,928
Accounts payable and accrued liabilities	108,581	-		108,581
Due to related parties	298,058	-		298,058
Convertible debentures	123,125	-		123,125
Notes payable	-	21,354	2d	21,354
	529,764	42,282		572,046
Shareholders’ Deficiency
Capital Stock	25,272,401	(42,708)	2d	25,229,693
Equity Portion of Convertible Debentures Reserve	5,712	-		5,712
Reserves	36,351	-		36,351
Deficit	(25,840,698)	-		(25,840,698)
	(526,234)	(42,708)		(568,942)

	$3,5305,712	$(426)		$3,104

The accompanying notes are an integral part of this pro forma Statement of Financial Position.

F-3

37 Capital Inc.

Notes to Pro Forma Statement of Financial Position

December 31, 2014

(Unaudited)

(Expressed in Canadian dollars)

1.	Basis of Presentation

The unaudited pro-forma Statement of Financial Position of 37 Capital Inc. (the “Company”) has been prepared by management in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board.

The unaudited pro-forma Statement of Financial Position has been prepared for inclusion in the Management Information Circular of the Company, which contains the details of the Plan of Arrangement (the "Arrangement"). The purpose of the Arrangement is to restructure the Company by creating two companies, Spinco1 and Spinco2, as new companies, which will become reporting issuers in the provinces of British Columbia, Alberta and Quebec upon completion of the Arrangement. The Company believes this will be beneficial to the shareholders of the Company, as it is intended that each of Spinco1 and Spinco2 will enter into definitive agreements to acquire a business upon completion of the Arrangement. Management also believes that by creating these new companies and providing shareholders with an interest in each of Spinco1 and Spinco2, shareholder value will be enhanced.

As a result of the Arrangement, on the Effective Date three companies will exist, the Company, Spinco1, and Spinco2. The Company will continue to hold its existing assets and remaining working capital. Each of Spinco1 and Spinco2 will hold $10,677 of working capital and a promissory note in the principal amount of $10,677 and shareholders (other than dissenting shareholders) will own new common shares and 1,067,724, or 100%, of the issued and outstanding Spinco1 common shares, and Spinco2 common shares.

Pursuant to the Arrangement, the Company intends to exchange each of its currently issued and outstanding common shares for one new common share, one class 1 reorganization share, and one class 2 reorganization share of the Company. In addition, all of the class 1 reorganization shares will be transferred by shareholders of the Company to a wholly-owned subsidiary of the Company, 27 Red Capital Inc. (“Spinco1”), a private British Columbia company, in exchange for 1,067,724 common shares of Spinco1 to be issued to shareholders on a pro rata basis and the Company will redeem all of the class 1 reorganization shares by the transfer to Spinco1 of $10,677 of working capital and a promissory note in the principal amount of $10,677. Further, all of the class 2 reorganization shares will be transferred by shareholders of the Company to a wholly-owned subsidiary of the Company, 4 Touchdowns Capital Inc. (“Spinco2”), in exchange for 1,067,724 shares of Spinco2 to be issued to shareholders on a pro rata basis and the Company will redeem all of the class 2 reorganization shares by the transfer to Spinco2 of $10,677 of working capital and a promissory note in the principal amount of $10,677. In the opinion of the Company's management, the unaudited pro-forma Statement of Financial Position includes all adjustments necessary for the fair presentation of the transactions described in note 2.

The unaudited pro-forma Statement of Financial Position of the Company should be read in conjunction with the December 31, 2014 audited financial statements of the Company.

The unaudited pro-forma Statement of Financial Position of the Company has been compiled from:

•	the audited financial statements of the Company as at and for the year ended December 31, 2014;

•	the additional information set out in note 2.

The unaudited pro-forma Statement of Financial Position has been prepared as if the transactions described in note 2 had occurred on December 31, 2014 and represents the related assets and liabilities included in the December 31, 2014 audited financial statements of the Company.

The unaudited pro-forma Statement of Financial Position of the Company has been compiled using the significant accounting policies as set out in the Company's audited financial statements for the year ended December 31, 2014 and those accounting policies expected to be adopted by the Company.

F-4

37 Capital Inc.

Notes to Pro Forma Statement of Financial Position

December 31, 2014

(Unaudited)

(Expressed in Canadian dollars)

1.	Basis of Presentation (Continued)

The unaudited pro-forma Statement of Financial Position is not necessarily indicative of the financial position that would have been attained had the transactions actually taken place at the dates indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

Actual amounts recorded upon approval of the Arrangement may differ from those recorded in the unaudited pro-forma Statement of Financial Position of the Company. Completion of the Arrangement is subject to a number of conditions, including but not limited to, Canadian Securities Exchange acceptance.

2.	Pro Forma Assumptions and Adjustments

The unaudited pro-forma Statement of Financial Position gives effect to the transfer of $10,677 of working capital and a promissory note in the principal amount of $10,677 each to Spinco1, and Spinco2 and the redemption of all reorganization shares. Further, the following assumptions and transactions have been reflected:

a)	Pursuant to the Arrangement, the Company exchanged each issued and outstanding common share for one new common share, one class 1 reorganization share, and one class 2 reorganization share of the Company.

b)	All class 1 reorganization shares will be transferred by shareholders of the Company to Spinco1 in exchange for 1,067,724 common shares of Spinco1 to be issued on a pro-rata basis. This will result in one common share of Spinco1 being issued for one class 1 reorganization shares.

c)	All class 2 reorganization shares will be transferred by shareholders of the Company to Spinco2 in exchange for 1,067,724 common shares of Spinco2 to be issued on a pro-rata basis. This will result in one common share of Spinco2 being issued for one class 2 reorganization shares.

d)	The Company will redeem all of the class 1 and class 2 reorganization shares of an amount equal to the number of class 1 and class 2 reorganization shares so redeemed, multiplied by $0.02 per share payable half in cash ($10,677) and half in a promissory note ($10,677) to each of Spinco1 and Spinco2.

3.	Share Capital

After giving effect to the pro-forma adjustments and assumptions in note 2, the issued and fully paid share capital of the Company would be as follows:

	Number of Shares	Amount
Balance, December 31, 2014	1,067,724	$25,272,401
Shares of Spinco1 upon redemption of reorganization shares (note 2(d))	-	(21,354)
Shares of Spinco2 upon redemption of reorganization shares (note 2(d))	-	(21,354)

	1,067,724	$25,229,693

4.	Effective Tax Rate

The combined federal and provincial effective tax rate for 2015 will be 26%.

F-5

Schedule G

AUDITED FINANCIAL STATEMENTS FOR
27 RED CAPITAL INC.

See Attached

G-1

27 RED CAPITAL INC.

Financial Statements

February 28, 2015

(Expressed in Canadian Dollars)

G-2

INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDER OF 27 RED CAPITAL INC.

We have audited the accompanying financial statements of 27 Red Capital Inc., which comprise the statement of financial position as at February 28, 2015, and the statements of operations and comprehensive loss, changes in shareholder’s equity and cash flows for the three-day period then ended and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of 27 Red Capital Inc. as at February 28, 2015, and its financial performance and its cash flows for the three-day period then ended, in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to note 1 in the financial statements, which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

“Smythe Ratcliffe LLP”

Chartered Accountants

Vancouver, British Columbia

April 30, 2015

G-3

27 RED CAPITAL INC.

Statement of Financial Position

February 28

(Expressed in Canadian Dollars)

2015

Assets

Current
Cash	$1

Shareholder’s Equity

Capital Stock (note 5)	$1

Approved by:

Jake Kalpakian (signed)

Jake Kalpakian, President and Chief Executive Officer

The accompanying notes are an integral part of these financial statements.

G-4

27 RED CAPITAL INC.

Statement of Operations and Comprehensive Loss

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

2015

Revenues and Operating Expenses	$-

Net Loss and Comprehensive Loss for Period	$-

Basic and Diluted Loss per Share	$0.00

Weighted Average Number of Common Shares Outstanding	1

The accompanying notes are an integral part of these financial statements.

G-5

27 RED CAPITAL INC.

Statement of Changes in Shareholder’s Equity

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

	Capital Stock
	Number	Amount	Total

Balance, February 26, 2015	-	$-	$-
Share issued for cash on incorporation	1	1	1

Balance, February 28, 2015	1	$1	$1

The accompanying notes are an integral part of these financial statements.

G-6

27 RED CAPITAL INC.

Statement of Cash Flows

Three-Day Period Ended February 28

(Expressed in Canadian Dollars)

2015

Financing Activity
Share issued for cash	$1

Inflow of Cash	1
Cash, Beginning of Period	-

Cash, End of Period	$1

The accompanying notes are an integral part of these financial statements.

G-7

27 RED CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

27 Red Capital Inc. (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on February 26, 2015, and is a wholly-owned subsidiary of 37 Capital Inc. The principal business of the Company is to identify, evaluate and then acquire an interest in a business or assets. The address of its head office is located at 300 - 570 Granville Street, Vancouver, British Columbia, Canada V6C 3P1.

These financial statements have been prepared on a going concern basis in accordance with International Financial Reporting Standards (“IFRS”) with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The Company’s continuing operations, as intended, are dependent on its ability to identify, evaluate and negotiate an acquisition of interest in a business or assets. These conditions raise significant doubt upon the validity of the going concern assumption. The Company entered into an Arrangement Agreement subsequent to February 28, 2015 (note 7). If the going concern assumption were not appropriate for these financial statements then adjustments would be necessary in the carrying value of assets and liabilities, and the reported expenses.

2.	BASIS OF PRESENTATION

(a)	Statement of compliance

These financial statements are prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”).

These financial statements are presented in Canadian dollars, which is the Company’s functional currency. All values are rounded to the nearest dollar unless otherwise indicated.

(b)	Approval of the financial statements

The financial statements of the Company were approved by the director and authorized for issue on April 30, 2015.

(c)	New accounting pronouncements

The following new standard has been issued by the IASB, but is not yet effective:

IFRS 9 Financial Instruments (2014)

This is a finalized version of IFRS 9, which contains accounting requirements for financial instruments, replacing IAS 39. The standard contains requirements in the following areas:

•	Classification and measurement. Financial assets are classified by reference to the business model within which they are held and their contractual cash flow characteristics. The 2014 version of IFRS 9 introduces a “fair value through other comprehensive income” category for certain debt instruments. Financial liabilities are classified in a similar manner to under IAS 39; however, there are differences in the requirements applying to the measurement of an entity's own credit risk.

G-8

27 RED CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

2.	BASIS OF PRESENTATION (Continued)

(c)	New accounting pronouncements (Continued)

•	Impairment. The 2014 version of IFRS 9 introduces an “expected credit loss” model for the measurement of the impairment of financial assets, so it is no longer necessary for a credit event to have occurred before a credit loss is recognized
•	Hedge accounting. Introduces a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures
•	Derecognition. The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

Applicable to annual periods beginning on or after January 1, 2018.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Financial instruments

(i)	Financial assets

The Company classifies its financial assets as fair value through profit or loss (“FVTPL”). The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at recognition.

Fair value through profit or loss

Financial assets are classified as FVTPL when the financial asset is held-for-trading or it is designated as FVTPL. A financial asset is classified as FVTPL when it has been acquired principally for the purpose of selling in the near future; it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking or if it is a derivative that is not designated and effective as a hedging instrument. Upon initial recognition, attributable transaction costs are recognized in profit or loss when incurred. Financial instruments at FVTPL are measured at fair value, and changes therein are recognized in profit or loss. Cash is included in this category of financial assets.

(ii)	Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs used in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs for assets or liabilities that are not based on observable market data.

G-9

27 RED CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Capital stock

Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company's common share is classified as an equity instrument.

Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

(c)           Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net loss attributable to common shares of the Company by the weighted average number of common shares outstanding during the year. The Company uses the treasury stock method for calculating diluted earnings (loss) per share. Under this method, the dilutive effect on earnings per share is calculated on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to purchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

4.	RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

The Company classifies its financial instrument as follows:

•	Cash is classified as a financial asset at FVTPL

The carrying value of this financial asset approximates its fair value.

The Company’s risk exposure and the impact on the Company’s financial instrument is summarized below:

•	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in satisfying financial obligations as they become due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities. The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements. The Company is not exposed to significant liquidity risk.

5.	CAPITAL STOCK

(a)	Authorized

Unlimited number of common shares and preferred shares without par value

(b)	Issued and outstanding

On February 26, 2015, the date of incorporation, the Company issued one common share at a price of $0.01.

G-10

27 RED CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

6.	CAPITAL MANAGEMENT

The Company is actively looking to acquire an interest in a business or assets and this involves a high degree of risk. The Company has not determined whether it will be successful in its endeavours and does not generate cash flows from operations. The Company’s primary source of funds comes from the issuance of capital stock. The Company does not use other sources of financing that require fixed payments of interest and principal due to lack of cash flow from current operations, and is not subject to any externally imposed capital requirements.

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern.

The Company defines its capital as equity. Capital requirements are driven by the Company’s general operations. To effectively manage the Company’s capital requirements, the Company monitors expenses and overhead to ensure costs and commitments are being paid.

7.             EVENTS AFTER THE REPORTING DATE

37 Capital Inc. (“37 Capital”) entered into an arrangement agreement dated April 30, 2015, which provides for the completion of a plan of arrangement among 37 Capital, the shareholders of 37 Capital, and its two wholly-owned subsidiaries – The Company (“Spinco 1”) and 4 Touchdowns Capital Inc. (“Spinco 2” and with Spinco 1, the “Spincos”), both of which are private British Columbia companies. The plan of arrangement will result in each of the Spincos becoming reporting issuers in British Columbia, Alberta and Quebec, and the holders of the common shares of 37 Capital becoming holders of the common shares of each of the Spincos.

Completion of the Arrangement is subject to a number of conditions, including but not limited to, approval of the shareholder of the Company and the Supreme Court of British Columbia.

G-11

Schedule H

AUDITED FINANCIAL STATEMENTS FOR
4 TOUCHDOWNS CAPITAL INC.

See Attached

H-1

4 TOUCHDOWNS CAPITAL INC.

Financial Statements

February 28, 2015

(Expressed in Canadian Dollars)

H-2

INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDER OF 4 TOUCHDOWNS CAPITAL INC.

We have audited the accompanying financial statements of 4 Touchdowns Capital Inc., which comprise the statement of financial position as at February 28, 2015, and the statements of operations and comprehensive loss, changes in shareholder’s equity and cash flows for the three-day period then ended and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of 4 Touchdowns Capital Inc. as at February 28, 2015, and its financial performance and its cash flows for the three-day period then ended, in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to note 1 in the financial statements, which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

“Smythe Ratcliffe LLP”

Chartered Accountants

Vancouver, British Columbia

April 30, 2015

H-3

4 TOUCHDOWNS CAPITAL INC.

Statement of Financial Position

February 28

(Expressed in Canadian Dollars)

2015

Assets

Current
Cash	$1

Shareholder’s Equity

Capital Stock (note 5)	$1

Approved by:

Jake Kalpakian (signed)

Jake Kalpakian, President and Chief Executive Officer

The accompanying notes are an integral part of these financial statements.

H-4

4 TOUCHDOWNS CAPITAL INC.

Statement of Operations and Comprehensive Loss

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

2015

Revenues and Operating Expenses	$-

Net Loss and Comprehensive Loss for Period	$-

Basic and Diluted Loss per Share	$0.00

Weighted Average Number of Common Shares Outstanding	1

The accompanying notes are an integral part of these financial statements.

H-5

4 TOUCHDOWNS CAPITAL INC.

Statement of Changes in Shareholder’s Equity

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

	Capital Stock
	Number	Amount	Total

Balance, February 26, 2015	-	$-	$-
Share issued for cash on incorporation	1	1	1

Balance, February 28, 2015	1	$1	$1

The accompanying notes are an integral part of these financial statements.

H-6

4 TOUCHDOWNS CAPITAL INC.

Statement of Cash Flows

Three-Day Period Ended February 28

(Expressed in Canadian Dollars)

2015

Financing Activity
Share issued for cash	$1

Inflow of Cash	1
Cash, Beginning of Period	-

Cash, End of Period	$1

The accompanying notes are an integral part of these financial statements.

H-7

4 TOUCHDOWNS CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

4 Touchdowns Capital Inc. (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on February 26, 2015, and is a wholly-owned subsidiary of 37 Capital Inc. The principal business of the Company is to identify, evaluate and then acquire an interest in a business or assets. The address of its head office is located at 300 - 570 Granville Street, Vancouver, British Columbia, Canada V6C 3P1.

These financial statements have been prepared on a going concern basis in accordance with International Financial Reporting Standards (“IFRS”) with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The Company’s continuing operations, as intended, are dependent on its ability to identify, evaluate and negotiate an acquisition of interest in a business or assets. These conditions raise significant doubt upon the validity of the going concern assumption. The Company entered into an Arrangement Agreement subsequent to February 28, 2015 (note 7). If the going concern assumption were not appropriate for these financial statements then adjustments would be necessary in the carrying value of assets and liabilities, and the reported expenses.

2.	BASIS OF PRESENTATION

(a)	Statement of compliance

These financial statements are prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”).

These financial statements are presented in Canadian dollars, which is the Company’s functional currency. All values are rounded to the nearest dollar unless otherwise indicated.

(b)	Approval of the financial statements

The financial statements of the Company were approved by the director and authorized for issue on April 30, 2015.

(c)	New accounting pronouncements

The following new standard has been issued by the IASB, but is not yet effective:

IFRS 9 Financial Instruments (2014)

This is a finalized version of IFRS 9, which contains accounting requirements for financial instruments, replacing IAS 39. The standard contains requirements in the following areas:

•	Classification and measurement. Financial assets are classified by reference to the business model within which they are held and their contractual cash flow characteristics. The 2014 version of IFRS 9 introduces a “fair value through other comprehensive income” category for certain debt instruments. Financial liabilities are classified in a similar manner to under IAS 39; however, there are differences in the requirements applying to the measurement of an entity's own credit risk.
H-8

4 TOUCHDOWNS CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

2. BASIS OF PRESENTATION (Continued)

(c)	New accounting pronouncements (Continued)

•	Impairment. The 2014 version of IFRS 9 introduces an “expected credit loss” model for the measurement of the impairment of financial assets, so it is no longer necessary for a credit event to have occurred before a credit loss is recognized
•	Hedge accounting. Introduces a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures
•	Derecognition. The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

Applicable to annual periods beginning on or after January 1, 2018.

3. SIGNIFICANT ACCOUNTING POLICIES

(a)	Financial instruments

(i)	Financial assets

The Company classifies its financial assets as fair value through profit or loss (“FVTPL”). The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at recognition.

Fair value through profit or loss

Financial assets are classified as FVTPL when the financial asset is held-for-trading or it is designated as FVTPL. A financial asset is classified as FVTPL when it has been acquired principally for the purpose of selling in the near future; it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking or if it is a derivative that is not designated and effective as a hedging instrument. Upon initial recognition, attributable transaction costs are recognized in profit or loss when incurred. Financial instruments at FVTPL are measured at fair value, and changes therein are recognized in profit or loss. Cash is included in this category of financial assets.

(ii)	Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs used in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs for assets or liabilities that are not based on observable market data.

H-9

4 TOUCHDOWNS CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Capital stock

Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company's common share is classified as an equity instrument.

Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

(c)           Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net loss attributable to common shares of the Company by the weighted average number of common shares outstanding during the year. The Company uses the treasury stock method for calculating diluted earnings (loss) per share. Under this method, the dilutive effect on earnings per share is calculated on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to purchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

8.	RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

The Company classifies its financial instrument as follows:

•	Cash is classified as a financial asset at FVTPL

The carrying value of this financial asset approximates its fair value.

The Company’s risk exposure and the impact on the Company’s financial instrument is summarized below:

•	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in satisfying financial obligations as they become due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities. The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements. The Company is not exposed to significant liquidity risk.

9.	CAPITAL STOCK

(a) Authorized

Unlimited number of common shares and preferred shares without par value

(b) Issued and outstanding

On February 26, 2015, the date of incorporation, the Company issued one common share at a price of $0.01.

H-10

4 TOUCHDOWNS CAPITAL INC.

Notes to the Financial Statements

Three-Day Period Ended February 28, 2015

(Expressed in Canadian Dollars)

6. CAPITAL MANAGEMENT

The Company is actively looking to acquire an interest in a business or assets and this involves a high degree of risk. The Company has not determined whether it will be successful in its endeavours and does not generate cash flows from operations. The Company’s primary source of funds comes from the issuance of capital stock. The Company does not use other sources of financing that require fixed payments of interest and principal due to lack of cash flow from current operations, and is not subject to any externally imposed capital requirements.

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern.

The Company defines its capital as equity. Capital requirements are driven by the Company’s general operations. To effectively manage the Company’s capital requirements, the Company monitors expenses and overhead to ensure costs and commitments are being paid.

7. EVENTS AFTER THE REPORTING DATE

37 Capital Inc. (“37 Capital”) entered into an arrangement agreement dated April 30, 2015, which provides for the completion of a plan of arrangement among 37 Capital, the shareholders of 37 Capital, and its two wholly-owned subsidiaries – 27 Red Capital Inc. (“Spinco 1”) and the Company (“Spinco 2” and with Spinco 1, the “Spincos”), both of which are private British Columbia companies. The plan of arrangement will result in each of the Spincos becoming reporting issuers in British Columbia, Alberta and Quebec, and the holders of the common shares of 37 Capital becoming holders of the common shares of each of the Spincos.

Completion of the Arrangement is subject to a number of conditions, including but not limited to, approval of the shareholder of the Company and the Supreme Court of British Columbia.

H-11

Schedule I

Form 52-110F2
AUDIT COMMITTEE DISCLOSURE AND CHARTER

Item 1: The Audit Committee's Charter

Purpose

The overall purpose of the Audit Committee (the “Committee”) of 37 Capital Inc. (the “Company”) is to ensure that the Company's management has designed and implemented an effective system of internal financial controls, to review and report on the integrity of the financial statements and related financial disclosure of the Company, and to review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. It is the intention of the Board that through the involvement of the Committee, the external audit will be conducted independently of the Company's Management to ensure that the independent auditors serve the interests of Shareholders rather than the interests of Management of the Company. The Committee will act as a liaison to provide better communication between the Board and the external auditors. The Committee will monitor the independence and performance of the Company's independent auditors.

Composition, Procedures and Organization

(1)	The Committee shall consist of at least three members of the Board of Directors (the “Board”).
(2)	At least two members of the Committee shall be independent and the Committee shall endeavour to appoint a majority of independent directors to the Committee, who in the opinion of the Board, would be free from a relationship which would interfere with the exercise of the Committee members' independent judgment. At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices applicable to the Company. For the purposes of this Charter, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.
(3)	The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.
(4)	Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.
(5)	The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.
I-1

(6)	The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

(7) Meetings of the Committee shall be conducted as follows:

(a)	the Committee shall meet at least four times annually at such times and at such locations as may be requested by the chair of the Committee. The external auditors or any member of the Committee may request a meeting of the Committee;
(b)	the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and
(c)	management representatives may be invited to attend all meetings except private sessions with the external auditors.
(8)	The internal auditors and the external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

Roles And Responsibilities

(9)	The overall duties and responsibilities of the Committee shall be as follows:
(a)	to assist the Board in the discharge of its responsibilities relating to the Company's accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly financial statements and related financial disclosure;
(b)	to establish and maintain a direct line of communication with the Company's internal and external auditors and assess their performance;
(c)	to ensure that the management of the Company has designed, implemented and is maintaining an effective system of internal financial controls; and
(d)	to report regularly to the Board on the fulfilment of its duties and responsibilities.
(10)	The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:
(a)	to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;
(b)	to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;
(c)	review the audit plan of the external auditors prior to the commencement of the audit;
I-2

(d)	to review with the external auditors, upon completion of their audit:
A.	contents of their report;
B.	scope and quality of the audit work performed;
C.	adequacy of the Company's financial and auditing personnel;
D.	co-operation received from the Company's personnel during the audit;
E.	internal resources used;
F.	significant transactions outside of the normal business of the Company;
G.	significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and
H.	the non-audit services provided by the external auditors;
(e)	to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles; and
(f)	to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.
(11)	The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:
(a)	review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management;
(b)	review compliance under the Company's business conduct and ethics policies and to periodically review these policies and recommend to the Board changes which the Committee may deem appropriate;
(c)	review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company; and
(d)	periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal audit staff or by the external auditors have been implemented.
(12)	The Committee is also charged with the responsibility to:
(a)	review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;
I-3

(b)	review and approve the financial sections of:
A.	the annual report to Shareholders;
B.	the annual information form, if required;
C.	annual and interim MD&A;
D.	prospectuses;
E.	news releases discussing financial results of the Company; and
F.	other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;
(c)	review regulatory filings and decisions as they relate to the Company's financial statements;
(d)	review the appropriateness of the policies and procedures used in the preparation of the Company's financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;
(e)	review and report on the integrity of the Company's financial statements;
(f)	review the minutes of any audit committee meeting of subsidiary companies;
(g)	review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the financial statements;
(h)	review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and
(i)	develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors following each annual general meeting of shareholders.

(13) The Committee shall have the authority:

(a)	to engage independent counsel and other advisors as it determines necessary to carry out its duties,
(b)	to set and pay the compensation for any advisors employed by the Committee; and
(c)	to communicate directly with the internal and external auditors.
I-4

Item 2: Composition of the Audit Committee

The current members of the Committee are Bedo H. Kalpakian, Gregory Todd McFarlane and Fred Tejada. All of the members are financially literate. Gregory Todd McFarlane and Fred Tejada are considered to be independent. “Independent” and “financially literate” have the meaning used in Multilateral Instrument 52-110 Audit Committees (“MI 52-110”) of the Canadian Securities Administrators.

Item 3: Relevant Education and Experience

MI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

All of the members of the Company's audit committee are financially literate as that term is defined in MI 52-110.

The Chairman of the Audit Committee, Bedo H. Kalpakian sits on the audit committee of another public issuer. Greg McFarlane and Fred Tejada sit on the audit committee of another public issuer. All members have an understanding of the accounting principles used by the Issuer to prepare its financial statements and have an understanding of its internal controls and procedures for financial reporting.

Item 4: Audit Committee Oversight

At no time since the commencement of the Company's most recently completed financial year was a recommendation of the Committee to nominate or compensate an external auditor (currently, Smythe Ratcliffe, PKF, Chartered Accountants) not adopted by the Board.

Item 5: Reliance on Certain Exemptions

Since the effective date of MI 52-110, the Company has not relied on the exemptions contained in sections 2.4 or 8 of MI 52-110. Section 2.4 provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

Item 6: Pre-Approval Policies and Procedures

Formal policies and procedures for the engagement of non-audit services have yet to be formulated and adopted. Subject to the requirements of MI 52-110, the engagement of non-audit services is considered by the Company's Board of Directors, and where applicable by the Audit Committee, on a case by case basis.

Item 7: External Auditor Service Fees (By Category)

The aggregate fees charged to the Company by the external auditor in each of the last two fiscal years are as follows:

I-5

	FYE 2014	FYE 2013
Audit fees for the year ended	$ 23,500	$ 23,500
Audit Related Fees	Nil	Nil
Tax Fees	2,000	2,000
All other fees (non-tax)	Nil	1,500
Total Fees	$ 25,500	$ 27,000

Item 8: Exemption

In respect of the most recently completed financial year, the Company is relying on the exemption set out in section 6.1 of MI 52-110 with respect to compliance with the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of MI 52-110.

I-6

Schedule J

Corporate Governance Disclosure

Pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices the Company is required to and hereby discloses its corporate governance practices as follows.

Item 1. Board of Directors

The Board of Directors of the Company facilitates its exercise of independent supervision over the Company's management through frequent meetings of the Board.

Mr. Gregory T. McFarlane, a director of the Company, is “independent” in that he has no direct or indirect material relationship with the Company.

Mr. Fred A. C. Tejada, a director of the Company, is “independent” in that he has no direct or indirect material relationship with the Company.

Mr. Bedo Kalpakian is the President, Chief Executive Officer, Chief Financial Officer and a Director of the Company and is therefore not independent.

Mr. Jacob Kalpakian is the Vice-President and a Director of the Company and is therefore not independent.

Item 2. Directorships

The directors of the Company are currently directors of the following other reporting issuers:

Director Name	Reporting Issuer	Term
Bedo H. Kalpakian	Las Vegas From Home.com Entertainment Inc.	Since 1987 to present
	Green Arrow Resources Inc.	Since 2012 to present

Jacob H. Kalpakian	Las Vegas From Home.com Entertainment Inc.	Since 1991 to present
	Green Arrow Resources Inc.	Since 2012 to present

Gregory Todd MacFarlane	Las Vegas From Home.com Entertainment Inc.	Since 1992 - present

Fred A. C. Tejada	Green Arrow Resources Inc.	Since 2012 to present
	Rise Resources Inc.	Since May 2012 to present
	Sora Capital Corp.	Since August 2011 to present
	Corazon Gold Corp	Since February 2014 to present
	Argus Metals Corp.	Since December 2013 to present
J-1

Item 3. Orientation and Continuing Education

The Board of Directors of the Company brief all new directors with the policies of the Board of Directors, and other relevant corporate and business information.

Item 4. Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director's participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Under the corporate legislation, a director is required to act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, and disclose to the board the nature and extent of any interest of the director in any material contract or material transaction, whether made or proposed, if the director is a party to the contract or transaction, is a director or officer (or an individual acting in a similar capacity) of a party to the contract or transaction or has a material interest in a party to the contract or transaction. The director must then abstain from voting on the contract or transaction unless the contract or transaction (i) relates primarily to their remuneration as a director, officer, employee or agent of the Company or an affiliate of the Company, (ii) is for indemnity or insurance for the benefit of the director in connection with the Company, or (iii) is with an affiliate of the Company. If the director abstains from voting after disclosure of their interest, the directors approve the contract or transaction and the contract or transaction was reasonable and fair to the Company at the time it was entered into, the contract or transaction is not invalid and the director is not accountable to the Company for any profit realized from the contract or transaction. Otherwise, the director must have acted honestly and in good faith, the contract or transaction must have been reasonable and fair to the Company and the contract or transaction be approved by the shareholders by a special resolution after receiving full disclosure of its terms in order for the director to avoid such liability or the contract or transaction being invalid.

Item 5. Nomination Of Directors

The Board of Directors is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of the shareholders. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required, shown support for the Company's mission and strategic objectives, and a willingness to serve.

Item 6. Compensation

The Board of Directors conducts reviews with regard to directors' compensation once a year. To make its recommendation on directors' compensation, the Board of Directors takes into account the types of compensation and the amounts paid to directors of comparable publicly traded Canadian companies.

Item 7. Other Board Committees

The Board of Directors has no other committees other than the Audit Committee.

J-2

Item 8. Assessments

The Board of Directors monitors the adequacy of information given to directors, communication between the board and management and the strategic direction and processes of the board and committees.

J-3

Schedule K

Stock Option Plan

37 CAPITAL INC.

STOCK OPTION PLAN

Approved by the board of directors on April 7, 2015.

K-1

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS AND INTERPRETATION	K-4
1.1 Definitions	K-4
1.2 Choice of Law	K-8
1.3 Headings	K-8
SECTION 2 GRANT OF OPTIONS	K-8
2.1 Grant of Options	K-8
2.2 Record of Option Grants	K-8
2.3 Effect of Plan	K-9
SECTION 3 PURPOSE AND PARTICIPATION	K-9
3.1 Purpose of Plan	K-9
3.2 Participation in Plan	K-9
3.3 Limits on Option Grants	K-9
3.4 Notification of Grant	K-10
3.5 Copy of Plan	K-10
3.6 Limitation on Service	K-10
3.7 No Obligation to Exercise	K-10
3.8 Agreement	K-10
3.9 Notice	K-10
3.10 Representation	K-11
SECTION 4 NUMBER OF SHARES UNDER PLAN	K-11
4.1 Board to Approve Issuance of Shares	K-11
4.2 Number of Shares	K-11
4.3 Fractional Shares	K-11
SECTION 5 TERMS AND CONDITIONS OF OPTIONS	K-11
5.1 Exercise Period of Option	K-11
5.2 Number of Shares Under Option	K-11
5.3 Exercise Price of Option	K-12
5.4 Termination of Option	K-12
5.5 Vesting of Option and Acceleration	K-13
5.6 Additional Terms	K-13
SECTION 6 TRANSFERABILITY OF OPTIONS	K-14
6.1 Non-transferable	K-14
6.2 Death of Option Holder	K-14
6.3 Disability of Option Holder	K-14
6.4 Disability and Death of Option Holder	K-14
6.5 Vesting	K-14
6.6 Deemed Non-Interruption of Engagement	K-14
SECTION 7 EXERCISE OF OPTION	K-15
7.1 Exercise of Option	K-15
7.2 Issue of Share Certificates	K-15
7.3 No Rights as Shareholder	K-15
K-2

7.4 Tax Withholding and Procedures	K-15
SECTION 8 ADMINISTRATION	K-16
8.1 Board or Committee	K-16
8.2 Powers of Committee	K-16
8.3 Administration by Committee	K-17
8.4 Interpretation	K-17
SECTION 9 APPROVALS AND AMENDMENT	K-17
9.1 Shareholder Approval of Plan	K-17
9.2 Amendment of Option or Plan	K-17
SECTION 10 CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES	K-18
10.1 Compliance with Laws	K-18
10.2 Regulatory Approvals	K-18
10.3 Inability to Obtain Regulatory Approvals	K-18
SECTION 11 ADJUSTMENTS AND TERMINATION	K-18
11.1 Termination of Plan	K-18
11.2 No Grant During Suspension of Plan	K-18
11.3 Alteration in Capital Structure	K-18
11.4 Triggering Events	K-19
11.5 Notice of Termination by Triggering Event	K-19
11.6 Determinations to be Made By Committee	K-20

K-3

STOCK OPTION PLAN

Section 1
Definitions and Interpretation

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such Executive or Employee of the Company as may be designated as Administrator by the Committee from time to time, or, if no such person is appointed, the Committee itself.
(b)	“Black-Out” means a restriction imposed by the Company on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Company’s securities until the restriction has been lifted by the Company.
(c)	“Board” means the board of directors of the Company.
(d)	“Change of Control” means an occurrence when either:
(i)	a Person or Entity, other than the current “control person” of the Company (as that term is defined in the Securities Act), becomes a “control person” of the Company; or
(ii)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company’s then-incumbent Board.
(e)	“Committee” means a committee of the Board to which the responsibility of approving the grant of stock options has been delegated, or if no such committee is appointed, the Board itself.
(f)	“Company” means 37 Capital Inc.
(g)	“Consultant” means an individual who:
(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or any Subsidiary other than services provided in relation to a “distribution” (as that term is described in the Securities Act);
(ii)	provides the services under a written contract between the Company or any Subsidiary and the individual or a Consultant Entity (as defined in clause (g)(v) below);
K-4

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or any Subsidiary; and
(iv)	has a relationship with the Company or any Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Company or is otherwise permitted by applicable Regulatory Rules to be granted Options as a Consultant or as an equivalent thereof, and includes:

(v)	a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a “Consultant Entity”); or
(vi)	an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.
(h)	“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability.
(i)	“Employee” means:
(i)	an individual who works full-time or part-time for the Company or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or
(ii)	an individual who works for the Company or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any Subsidiary over the details and methods of work as an employee of the Company or any Subsidiary, but for whom income tax deductions are not made at source, and includes:

(iii)	a corporation wholly-owned by such individual; and
(iv)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.
(j)	“Exchange” means the stock exchange upon which the Company’s shares principally trade.
(k)	“Executive” means an individual who is a director or officer of the Company or a Subsidiary, and includes:
K-5

(i)	a corporation wholly-owned by such individual; and
(ii)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.
(l)	“Exercise Notice” means the written notice of the exercise of an Option, in the form attached to the requisite Option Certificate.
(m)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.
(n)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 5.3.
(o)	“Expiry Date” means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with sections 5.4, 6.2, 6.3, 6.4 or 11.4.
(p)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.
(q)	“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.
(r)	“Insider” means an insider as that term is defined in the Securities Act.
(s)	“Market Value” means the market value of the Shares as determined in accordance with section 5.3.
(t)	“Option” means an incentive share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Company.
(u)	“Option Certificate” means the certificate, in the form approved by the Committee from time to time, evidencing the Option.
(v)	“Option Holder” means a Person or Entity who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.
(w)	“Outstanding Issue” means the number of Shares that are outstanding (on a non-diluted basis) immediately prior to the Share issuance or grant of Option in question.
(x)	“Person or Entity” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.
(y)	“Personal Representative” means:
K-6

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and
(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.
(z)	“Plan” means this stock option plan as from time to time amended.
(aa)	“Regulatory Approvals” means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.
(bb)	“Regulatory Authorities” means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company, this Plan or the Options granted from time to time hereunder.
(cc)	“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.
(dd)	“Securities Act” means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.
(ee)	“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital stock of the Company.
(ff)	“Subsidiary” means a wholly-owned or controlled subsidiary corporation of the Company.
(gg)	“Triggering Event” means:
(i)	the proposed dissolution, liquidation or wind-up of the Company;
(ii)	a proposed merger, amalgamation, arrangement or reorganization of the Company with one or more corporations as a result of which, immediately following such event, the shareholders of the Company as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;
(iii)	the proposed acquisition of all or substantially all of the issued and outstanding shares of the Company by one or more Persons or Entities;
(iv)	a proposed Change of Control of the Company;
(v)	the proposed sale or other disposition of all or substantially all of the assets of the Company; or
K-7

(vi)	a proposed material alteration of the capital structure of the Company which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.
(hh)	“Vest” or “Vesting” means that a portion of the Option granted to the Option Holder which is available to be exercised by the Option Holder at any time and from time to time.
1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed solely in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Company and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

Section 2
GRANT OF OPTIONS

2.1	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to such Persons or Entities and on such terms and conditions as are permitted under this Plan.

2.2	Record of Option Grants

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a)	the name and address of the Option Holder;
(b)	the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;
(c)	the Grant Date and Expiry Date of the Option;
(d)	the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;
(e)	the vesting and other additional terms, if any, attached to the Option; and
(f)	the particulars of each and every time the Option is exercised.

2.3	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain

K-8

such terms and conditions but instead incorporate them by reference to the Plan. The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

Section 3
PURPOSE AND PARTICIPATION

3.1	Purpose of Plan

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants to contribute toward the long term goals of the Company, and to encourage such individuals to acquire Shares of the Company as long term investments.

3.2	Participation in Plan

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants to whom Options are to be granted.

3.3	Limits on Option Grants

The following limitations shall apply to the Plan and all Options thereunder:

(a)	the maximum number of Options which may be granted to any one Option Holder under the Plan within any 12 month period shall be 5% of the Outstanding Issue (unless the Company has obtained disinterested shareholder approval if required by Regulatory Rules);
(b)	if required by Regulatory Rules, disinterested shareholder approval is required to the grant to Insiders, within a 12 month period, of a number of Options which, when added to the number of outstanding incentive stock options granted to Insiders within the previous 12 months, exceed 10% of the issued Shares;
(c)	with respect to section 5.1, the Expiry Date of an Option shall be no later than the 10th anniversary of the Grant Date of such Option;
(d)	the maximum number of Options which may be granted to any one Consultant within any 12 month period must not exceed 2% of the Outstanding Issue; and
(e)	the maximum number of Options which may be granted within any 12 month period to Employees or Consultants engaged in investor relations activities must not exceed 2% of the Outstanding Issue and such options must vest in stages over 12 months with no more than 25% of the Options vesting in any three month period, and such limitation will not be an amendment to this Plan requiring the Option Holders consent under section 9.2 of this Plan.
K-9

3.4	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Company be required to deliver an Option Certificate to an Option Holder until such time as the Company has obtained all necessary Regulatory Approvals for the grant of the Option.

3.5	Copy of Plan

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

3.6	Limitation on Service

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Company or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company or any Subsidiary.

3.7	No Obligation to Exercise

Option Holders shall be under no obligation to exercise Options.

3.8	Agreement

The Company and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of this Plan. In the event that the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Company or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.9	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Company to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Company and the Company shall be under no obligation to confirm receipt or delivery.

3.10	Representation

As a condition precedent to the issuance of an Option, the Company must be able to represent to the Exchange as of the Grant Date that the Option Holder is a bona fide Executive, Employee or Consultant of the Company or any Subsidiary.

K-10

Section 4
NUMBER OF SHARES UNDER PLAN

4.1	Board to Approve Issuance of Shares

The Committee shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be deemed effective as of the Grant Date of such Options regardless of when it is actually done. The Committee shall be entitled to approve the issuance of Shares in advance of the Grant Date, retroactively after the Grant Date, or by a general approval of this Plan.

4.2	Number of Shares

Subject to adjustment as provided for herein, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan, plus any other outstanding incentive stock options of the Company granted pursuant to a previous stock option plan or agreement, will not exceed 20% of the Outstanding Issue. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan.

4.3	Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

Section 5
TERMS AND CONDITIONS OF OPTIONS

5.1	Exercise Period of Option

Subject to sections 5.4, 6.2, 6.3, 6.4 and 11.4, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option.

5.2	Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Exercise Price shall not be less than the Market Value of the Shares as of the Grant Date, and not less than $0.05 per Share. The Market Value of the Shares for a particular Grant Date shall be determined as follows:

(a)	for each organized trading facility on which the Shares are listed, Market Value will be the closing trading price of the Shares on the day immediately preceding the Grant Date, and may be less than this price if it is within the discounts permitted by the applicable Regulatory Authorities;

K-11

(b)	if the Company’s Shares are listed on more than one organized trading facility, the Market Value shall be the Market Value as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the Shares are listed, as determined by the Committee, subject to any adjustments as may be required to secure all necessary Regulatory Approvals;
(c)	if the Company’s Shares are listed on one or more organized trading facilities but have not traded during the ten trading days immediately preceding the Grant Date, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee; and
(d)	if the Company’s Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arms’ length. Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Company on the Grant Date in question.
5.4	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, or 11.4 of this Plan:

(a)	Ceasing to Hold Office - In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:
(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;
(ii)	a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or
(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

K-12

(b)	Ceasing to be Employed or Engaged - In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:
(i)	termination for cause;
(ii)	resigning his or her position; or
(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.5	Vesting of Option and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan.

5.6	Additional Terms

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in the Option Certificate. The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

Section 6
TRANSFERABILITY OF OPTIONS

6.1	Non-transferable

Except as provided otherwise in this section, Options are non-assignable and non-transferable.

K-13

6.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the date of death and the applicable Expiry Date.

6.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Company or a Subsidiary is terminated by the Company by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4	Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Company or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within one year after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the death of such Option Holder and the applicable Expiry Date.

6.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

6.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Company shall be deemed to continue intact during any sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

Section 7
EXERCISE OF OPTION

7.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft or wire transfer payable to the Company or its legal counsel

K-14

in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options may not be exercised during a Black-Out unless the Committee determines otherwise.

7.2	Issue of Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the Share Certificate.

7.3	No Rights as Shareholder

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

7.4	Tax Withholding and Procedures

Notwithstanding anything else contained in this Plan, the Company may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law, or the funding of related amounts for which liability may arise under such applicable law. Without limiting the generality of the foregoing, an Option Holder who wishes to exercise an Option must, in addition to following the procedures set out in Error! Reference source not found. and elsewhere in this Plan, and as a condition of exercise:

(a)	deliver a certified cheque, wire transfer or bank draft payable to the Company for the amount determined by the Company to be the appropriate amount on account of such taxes or related amounts; or
(b)	otherwise ensure, in a manner acceptable to the Company (if at all) in its sole and unfettered discretion, that the amount will be securely funded;
(c)	and must in all other respects follow any related procedures and conditions imposed by the Company.

Section 8
ADMINISTRATION

8.1	Board or Committee

The Plan shall be administered by the Administrator with oversight by the Committee.

8.2	Powers or Committee

The Committee shall have the authority to do the following:

K-15

(a)	oversee the administration of the Plan in accordance with its terms;
(b)	appoint or replace the Administrator from time to time;
(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value;
(d)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;
(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;
(f)	determine the duration and purposes of leaves of absence from employment or engagement by the Company which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;
(g)	do the following with respect to the granting of Options:
(i)	determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;
(ii)	determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);
(iii)	subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;
(iv)	determine when Options shall be granted; and
(v)	determine the number of Shares subject to each Option;
(h)	accelerate the vesting schedule of any Option previously granted; and
(i)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.
8.3	Administration by Committee

All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.4	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or

K-16

taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

Section 9
APPROVALS AND AMENDMENT

9.1	Shareholder Approval of Plan

If required by a Regulatory Authority or by the Committee, this Plan may be made subject to the approval of the shareholders of the Company as prescribed by the Regulatory Authority. If shareholder approval is required, any Options granted under this Plan prior to such time will not be exercisable or binding on the Company unless and until such shareholder approval is obtained.

9.2	Amendment of Option or Plan

Subject to any required Regulatory Approvals, the Committee may from time to time amend any existing Option or the Plan or the terms and conditions of any Option thereafter to be granted provided that where such amendment relates to an existing Option and it would:

(a)	materially decrease the rights or benefits accruing to an Option Holder; or
(b)	materially increase the obligations of an Option Holder; then, unless otherwise excepted out by a provision of this Plan, the Committee must also obtain the written consent of the Option Holder in question to such amendment. If at the time the Exercise Price of an Option is reduced the Option Holder is an Insider of the Company, the Insider must not exercise the option at the reduced Exercise Price until the reduction in Exercise Price has been approved by the disinterested shareholders of the Company, if required by the Exchange.

Section 10

CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1	Compliance with Laws

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Company shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

10.2	Regulatory Approvals

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Company unless and until all necessary Regulatory Approvals have been obtained. The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory

K-17

Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3	Inability to Obtain Regulatory Approvals

The Company’s inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Company of any liability with respect to the failure to complete such transaction.

Section 11
ADJUSTMENTS AND TERMINATION

11.1	Termination of Plan

Subject to any necessary Regulatory Approvals, the Committee may terminate or suspend the Plan.

11.2	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.3	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Company and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Company covered by such Options; and
(b)	a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this section 11.3, and without limitation, neither:

(c)	the issuance of additional securities of the Company in exchange for adequate consideration (including services); nor
(d)	the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. Any adjustment made to any Options pursuant to this section 11.3 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of section 9.2 of this Plan.

K-18

11.4	Triggering Events

Subject to the Company complying with section 11.5 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Holders in question:

(a)	cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or
(b)	cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence of a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably.

Such termination or exchange shall not be considered an amendment requiring the Option Holder’s consent for the purpose of section 9.2 of the Plan.

11.5	Notice of Termination by Triggering Event

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days prior to the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination.

Upon the giving of such notice and subject to any necessary Regulatory Approvals, all Options or portions thereof granted under the Plan which the Company proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

11.6	Determinations to be Made By Committee

Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

K-19